Exhibit 10.7

UNIT PURCHASE AGREEMENT

BY AND AMONG

ACTINIUM PHARMACEUTICALS, INC.

AND

THE PURCHASERS PARTY HERETO

October __, 2012

SCHEDULES AND EXHIBITS

TO

UNIT PURCHASE AGREEMENT

Schedule 3.1

Foreign Jurisdictions

Schedule 3.2

Subsidiaries; Joint Ventures, Partnerships

Schedule 3.3.3

Encumbered Shares

Schedule 3.3.4

Outstanding Options, Warrants and Stockholder Rights; Proxies; Stock Option Plans

Schedule 3.5

Financial Statements

Schedule 3.6

Absence of Liabilities

Schedule 3.7.1

Material Contracts

Schedule 3.7.4

Required Consents

Schedule 3.7.6

Acquisition Transactions

Schedule 3.9

Absence of Changes

Schedule 3.10

Title to Properties and Assets; Liens

Schedule 3.11.1

Owned Intellectual Property and Licensed Intellectual Property

Schedule 3.11.3

Outstanding Options or Rights to Acquire Intellectual Property

Schedule 3.11.4

Alleged Violations of Intellectual Property Rights

Schedule 3.11.10

Infringement of Intellectual Property Rights

Schedule 3.12

Compliance

Schedule 3.13

Litigation

Schedule 3.14

Tax Returns and Payments

Schedule 3.15.1

Employees

Schedule 3.15.2

Employee Claims

Schedule 3.16.1

Employee Benefit Plans

Schedule 3.16.2

Compliance with ERISA and the Code

Schedule 3.18

Leased Real Property

Schedule 3.19.1

Material Collaborators

Schedule 3.19.2

Material Suppliers

Schedule 3.21.2

Clinical Studies, Tests and Trials

Schedule 3.21.3

FDA, Government and Other Regulatory Correspondence

Schedule 3.21.10

FDA, Government and Other Regulatory Action Notice

Schedule 3.26

Insurance

Exhibit A

Schedule of Purchasers

Exhibit B-1

Form of A Warrant

Exhibit B-2

Form of B Warrant

Exhibit C

Form of Fifth Amended and Restated Certificate of Incorporation

Exhibit D

Funding Instructions

Exhibit E-1

Pre-Initial Closing Capitalization of the Company

Exhibit E-2

Post-Initial Closing Capitalization of the Company

Exhibit F

Form of Legal Opinion

Exhibit G

Form of Indemnification Agreement

Exhibit H

Form of 2012 Unit Investor Rights Agreement

Exhibit I

Form of First Amended and Restated Stockholders Agreement

ACTINIUM PHARMACEUTICALS, INC.

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (the “Agreement”) is entered into on October __, 2012 by and among Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the purchasers identified on Exhibit A on the date hereof (which purchasers are hereinafter collectively referred to as the “Purchasers” and each individually as, a “Purchaser”).

BACKGROUND

A.

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Section 9.

B.

The Company has authorized a total of 325,000,000 shares, consisting of: (1) 283,463,176 shares of Common Stock, $0.01 par value per share (the “Common Stock”),  and (2) 41,536,824 shares of Preferred Stock, $0.01 par value per share of which (a) 1,000,000 shares are designated as Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”), (b) 4,711,247 shares are designated as Series B Preferred Stock (the “Series B Preferred Stock”), (c) 800,000 shares are designated as Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), (d) 666,667 shares are designated as Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), (e) 502,604 shares are designated as Series C-3 Preferred Stock (the “Series C-3 Preferred Stock”), (f) 4,250,000 shares are designated as Series C-4 Preferred Stock (the “Series C-4 Preferred Stock”, and collectively with the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, the “Series C Preferred Stock”), (g) 3,000,000 shares (the “Series D Shares”) are designated as Series D Preferred Stock (the “Series D Preferred Stock”); and, 26,606,306 shares (the “Series E Shares”) are designated as Series E Preferred Stock (the “Series E Preferred Stock”).

D.

Each Purchaser desires to purchase units (“Units”) of securities of the Company on the terms and conditions set forth herein.

E.

The Company desires to issue and sell the Units to each Purchaser in one or more closings (each a “Closing” and collectively the “Closings”) as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

AGREEMENT TO SELL AND PURCHASE.

1.1

Authorization of Shares and Warrants.   The board of directors of the Company has authorized (i) the sale of up to 200 Units, with each Unit consisting of 181,818 shares of Common Stock and warrants (the “Warrants”) consisting of (a) an A Warrant to purchase 181,818 shares of Common Stock at an exercise price of $0.55 per share for a period of 120 days following the Final Closing, and (y) a B Warrant to purchase 90,909 shares of Common Stock at an exercise price of $0.825 per share for a period of 5 years following the Final Closing, (ii) the issuance of up to 36,363,600 shares of Common Stock included as part of the authorized Units hereunder, (ii) the issuance of Warrants for the purchase of up to 54,545,400 shares of Common Stock, and (ii) the reservation of 54,545,400 shares of the Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”).  The Company Preferred Stock and Common Stock have the rights, preferences, privileges and restrictions set forth in the Fifth Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit C (the “Certificate”).

1.2

Initial Sale and Purchase of Units.  Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at the Initial Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Units set forth opposite such Purchaser’s name on Exhibit A under the “Initial Units”  column, at a purchase price of $100,000 per Unit (subject to appropriate and proportionate adjustment for stock dividends payable in shares of, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, the Common Stock, the “Per Unit Purchase Price”).  The minimum purchase price by each Purchaser is one Unit, unless the Company and the Placement Agent agree, in their mutual discretion, to allow a Purchaser to purchase a partial Unit.

1.3

Subsequent Sales and Purchases of Common Stock.  Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at each subsequent Closing, the Company shall issue and sell to each Purchaser who is identified as a “Subsequent Closing Purchaser” on Exhibit A (each, a “Subsequent Closing Purchaser”), and each Subsequent Closing Purchaser shall purchase from the Company, the number Units set forth opposite such Purchaser’s name on Exhibit A at the Per Unit Purchase Price.

1.4

Issuance of Warrants.  The Warrants shall be in form and substance substantially the same as the form of A Warrant in Exhibit B-1 and the form of B Warrant in Exhibit B-2.

2.

CLOSINGS, DELIVERY AND PAYMENT.

2.1

Initial Closing.  Subject to the conditions set forth in Section 5, the initial closing of the sale and purchase of the Units (the “Initial Closing”), shall take place electronically on such date and at such time as is agreed between the Company and the Placement Agent, in no event later than November 30, 2012, which date may be extended by the Company and the Placement Agent in their mutual discretion, to a date no later than January 31, 2013 (the “Initial Closing Date”).  The Units sold at the Initial Closing are sometimes referred to herein as “Initial Units.”

2.2

Subsequent Closings.  Subject to the conditions set forth in Section 5, each Subsequent Closing shall take place electronically on such date, up to and including January 31, 2013, as the Company and the Placement Agent may designate (each a “Subsequent Closing Date”), except that if the Company has sold at least 150 Units on or before January 31, 2013, the Placement Agent may elect to place up to an additional 50 Units for sale in accordance with this Agreement until no later than February 28, 2013.  Subject to the foregoing, at Subsequent Closings, the Company may sell in the aggregate up to the authorized number of Units less the number of Units sold in all prior Closings up to a maximum of 200 Units.  The Units sold at the Subsequent Closings are sometimes referred to herein as “Subsequent Units.”

2.3

Delivery; Payment.  At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of shares of Common Stock and corresponding Warrants to be purchased at such Closing by the Purchasers or the Subsequent Closing Purchasers, as the case may be, against payment of the full amount of the Purchase Price therefor in cash by wire transfer of immediately available funds in accordance with instructions attached hereto as Exhibit D, or as the Company shall otherwise direct.  Unless otherwise requested by any Purchaser, each Purchaser will receive at such Closing, one (1) certificate registered in its name representing the shares of Common Stock included in the Units purchased by such Purchaser and one (1) A Warrant and one (1) B Warrant for each Unit purchased by such Purchaser or Subsequent Closing Purchaser, as the case may be, at such Closing.  The Company and the Placement Agent, in their mutual discretion, may allow a Purchaser to purchase a partial Unit, in which case the Purchaser shall receive a certificate representing the appropriate number of shares of Common Stock included in such partial Unit and a partial A Warrant and partial B Warrant for the appropriate number of corresponding Warrant Shares.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that the statements made in this Section 3, except as qualified in the disclosure schedules referenced herein and attached hereto (the “Schedules”), are true and correct on the date hereof and shall be true and correct as of the Subsequent Closing, except as qualified by any updated Schedules delivered at the Subsequent Closing in accordance with Section 5.1.1 hereof, all of which qualifications in the Schedules attached hereto and updated Schedules delivered at the Subsequent Closing shall be deemed to be representations and warranties as if made hereunder.  The Schedules shall be arranged to correspond to the numbered paragraphs contained in this Section 3, and the disclosure in any paragraph of the Schedules shall qualify other subsections in Section 3 only to the extent that it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other subsections.  For purposes of this Section 3, “knowledge” shall mean the personal knowledge of any of the Company’s officers or directors or what they would have known upon having made reasonable inquiry.

3.1

Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the corporate and general laws of the State of Delaware.  Each of the other Actinium Entities is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each Actinium Entity has all requisite corporate power and authority to own and operate its properties and assets.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to issue and sell the Units, and to carry out the provisions of this Agreement, the other Transaction Documents and the Certificate and to carry on its business as currently conducted and as currently proposed to be conducted.  Each Actinium Entity is duly qualified, is authorized to do business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 3.1, each of which jurisdictions are the only jurisdictions in which the nature of such Actinium Entity’s activities and properties (both owned and leased) makes such qualification necessary except where failure to be so qualified has not had, or could not reasonably be expected to have, a Material Adverse Effect.

3.2

Subsidiaries.  Schedule 3.2 contains a true and complete list of each of the Company’s Subsidiaries and their respective jurisdictions of organization.  Except as set forth on Schedule 3.2, no Actinium Entity owns or controls any ownership interest or profits interest in any other corporation, limited liability company, limited partnership or other entity.  The Company owns and controls as to all matters 100% of the outstanding ownership and profits interests in each Subsidiary listed on Schedule 3.2. Except as set forth on Schedule 3.2, no Actinium Entity is a participant in any joint venture, partnership or similar arrangement.

3.3

Capitalization Matters.

3.3.1.

Immediately prior to the Initial Closing, the total authorized capital stock of the Company, consists of: (a) 283,463,176  shares of Common Stock, of which 2,407,805 shares are issued and outstanding; and (b) 41,536,824  shares of Preferred Stock, of which (i) 1,000,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding, (ii) 4,711,247 shares are designated as Series B Preferred Stock, all of which are issued and outstanding, (iii) 800,000 shares are designated as Series C-1 Preferred Stock, all of which are issued and outstanding, (iv) 666,667 shares are designated as Series C-2 Preferred Stock, all of which are issued and outstanding, (v) 502,604 shares are designated as Series C-3 Preferred Stock, all of which are issued and outstanding, (vi) 4,250,000 shares are designated as Series C-4 Preferred Stock, all of which are issued and outstanding, (vii) 3,000,000 shares are designated as Series D Preferred Stock, all of which  shares are issued and outstanding, and (viii) 26,606,306  shares of Series E Preferred Stock, all of which are issued and outstanding.

3.3.2.

Immediately prior to the Initial Closing, all issued and outstanding shares of the Company’s Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series C-4 Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock  (a) have been duly authorized and validly issued to the persons listed on Exhibit E-1 hereto in the amounts set forth thereon, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

3.3.3.

Upon consummation of the purchase and sale of the Units contemplated by this Agreement, (a) all issued and outstanding shares of the Company’s Common Stock will be: (i) duly authorized, validly issued, fully paid and nonassessable, (ii) issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) except as set forth on Schedule 3.3.3, free of any Encumbrances; provided, however, that the Company’s Units and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws; and (b) the Warrant Shares have been duly and validly authorized and reserved for issuance, and upon issuance in accordance with the Certificate will be fully paid and nonassessable.  The rights, preferences, privileges and restrictions of the Company’s Preferred Stock and Common Stock are as stated in the Certificate.

3.3.4.

Except as set forth on Schedule 3.3.4, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or other agreements of any kind for the purchase or acquisition from any Actinium Entity of any of such Actinium Entity’s securities.  Except as set forth on Schedule 3.3.4, there are no proxies, stockholder agreements, or any other agreements between any Actinium Entity and any securityholder of such Actinium Entity or, to the knowledge of the Company, among any securityholders of any Actinium Entity, including agreements relating to the voting, transfer, redemption or repurchase of any securities of such Actinium Entity.  Except for the Company’s 2003 Stock Option Plan and the Company’s 2012 Stock Option Plan, which are attached to Schedule 3.3.4, there are no stock option plans, stock purchase plans, equity incentive plans, stock appreciation rights, phantom stock or similar plans or rights applicable to any Actinium Entity.  The total outstanding capital stock of the Company on a fully-diluted basis immediately following the Initial Closing is as set forth on Exhibit E-2.

3.4

Authorization; Binding Obligations.  All actions by or on behalf of the Company necessary for the authorization of this Agreement and the other Transaction Documents, the performance of all obligations of the Company hereunder and thereunder at each Closing and the authorization, sale, issuance and delivery of the Units pursuant hereto have been taken.  This Agreement (assuming due execution and delivery by the Purchasers) and the other Transaction Documents (assuming due execution and delivery by all other parties thereto), when executed and delivered, will be valid and binding obligations of the Company and enforceable against it in each case in accordance with its respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 7 may be limited by applicable law.  The sale of the Units and the subsequent exercise of the Warrants for Warrant Shares are not subject to any preemptive rights, rights of first refusal or other similar rights that have not expired or been waived or exercised as of each Closing. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents, including without limitation the sale, issuance and delivery of the Units, have not resulted and will not result in (x) any violation of, or default under, or conflict with, or constitute, with or without the passage of time or the giving of notice or both, any violation of, or default under, or give rise to any right of termination, cancellation or acceleration under (i) any term or provision of (A) the Organizational Documents of any Actinium Entity, (B) any Contract, agreement, instrument, arrangement or understanding of any Actinium Entity, or (C) any Order to which any Actinium Entity is a party or by which any of them or any of their respective properties or assets are bound or (ii) any Requirement of Law applicable to any Actinium Entity or any of their respective properties or assets or (y) the creation of any Encumbrance upon any of the properties or assets of any Actinium Entity.

3.5

Financial Statements.  The Company has delivered to the Purchasers (a) the consolidated audited financial statements (balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows) of the Actinium Entities as at December 31, 2010 and December 31, 2011 and (b) the consolidated unaudited financial statements (balance sheet, statement of operations, and statement of cash flows) of the Actinium Entities  for the six months ended June 30, 2012  (the “Statement Date”), copies of which are attached hereto as part of Schedule 3.5 (collectively, the “Financial Statements”).  The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and present fairly in all material respects the consolidated financial condition and position of the Actinium Entities as of the date of such Financial Statements and the results of operations and changes in stockholders’ equity and cash flows for the periods covered thereby, subject in the case of unaudited financial statements to normal year-end adjustments, which adjustments will not be materially adverse to the Actinium Entities, and an absence of notes.

3.6

Absence of Liabilities.  No Actinium Entity has any Liabilities that are not reflected or disclosed in the balance sheet for the six month period ended on the Statement Date or set forth on Schedule 3.6 attached hereto, other than trade payables and accrued payroll incurred in the ordinary course of business consistent with past practice after such date and other liabilities incurred in the ordinary course of business consistent with past practice after such date that, individually or in the aggregate, has not had, or could not reasonably be expected to have, a material adverse effect on any of the business, properties, assets, financial condition, results of operations, prospects or Liabilities of the Actinium Entities, taken as a whole (a “Material Adverse Effect”).  No Actinium Entity is a guarantor or indemnitor of any Liability of any other Person.  Except for operating leases for personal or real property entered into in the ordinary course of business which do not require payments of more than $50,000 in the aggregate during any fiscal year, no Actinium Entity has issued any instruments, entered into any agreements, commitments or arrangements or incurred any obligations that would have, or would reasonably be expected to have, the effect of providing any Actinium Entity with “off balance sheet” financing.

3.7

Agreements; Action.

3.7.1.

Disclosure.  Schedule 3.7.1 sets forth a complete and accurate list of all the following Contracts to which any Actinium Entity or any of their respective properties or assets are a party or otherwise bound (each a “Material Contract”):

(a)

Contracts not made in the ordinary course of business;

(b)

each Contract pursuant to which (x) any Actinium Entity is granted rights to, or ownership in, any Intellectual Property by any other Person (excluding “shrink wrap” licenses for generally available, commercial, off-the-shelf Software that has not been modified), (y) any Actinium Entity purchases radioactive isotopes, components, raw materials, equipment, instruments, and other supplies and machinery that are material to the Actinium Entities’ businesses, or supplies any other Person with any radioactive isotopes, components, raw materials, equipment, instruments, and other supplies and machinery, or (z) any Actinium Entity grants another person rights to, or ownership in, any Intellectual Property;

(c)

Contracts relating to any feasibility, preclinical, clinical or other study, test or trial conducted by or on behalf of, or sponsored by, any Actinium Entity or in which any Actinium Entity or any of its drug compounds or pharmaceutical products  (collectively, the “Products”) is participating;

(d)

Contracts relating to the manufacture or production of any of the Products;

(e)

Contracts among one or more stockholders of any Actinium Entity which by their respective terms require performance after the date hereof;

(f)

Contracts or commitments involving future expenditures, actual or potential, in excess of $50,000 after the date hereof;

(g)

Contracts or commitments for the performance of services for any Actinium Entity by a third party which has a term of one (1) year or more;

(h)

Contracts or commitments to perform services which obligates any Actinium Entity to perform services which has a term of one (1) year or more;

(i)

Contracts or commitments relating to commission arrangements with any other Person;

(j)

Contracts (A) to employ, engage or terminate officers or other personnel and other Contracts with present or former officers, directors and other personnel of any Actinium Entity which by their respective terms require performance after the date hereof, or (B) that will result in the payment by any Actinium Entity of, or the creation of any Liability on the part of any Actinium Entity to pay, any severance, termination, “golden parachute,” or other similar payments to any present or former officers, directors or other personnel following termination of employment or engagement or otherwise;

(k)

indemnification agreements, except for the Indemnification Agreements;

(l)

any lease under which any Actinium Entity is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of $50,000, and any lease under which any Actinium Entity is either lessor or lessee of any real property, including any Real Property Lease;

(m)

promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether any Actinium Entity shall be the borrower, lender or guarantor thereunder (excluding credit provided by any Actinium Entity in the ordinary course of business to purchasers of its products or services and obligations to pay vendors in the ordinary course of business and consistent with past practice);

(n)

Contracts containing covenants limiting the freedom of any Actinium Entity to engage in any activity anywhere in the world;

(o)

Contracts between any Actinium Entity and any United States federal, state or local government or any foreign government, or any Governmental or Regulatory Authority, or any agency or department thereof, or with any educational institution or part thereof;

(p)

any Contract or commitment for any charitable or political contribution by any Actinium Entity;

(q)

any power of attorney granted by any Actinium Entity in favor of any Person;

(r)

Contracts pertaining to any joint ventures, partnerships or similar arrangements;

(s)

any Contract or other arrangement with an Affiliate; and

(t)

any Contract not otherwise required to be listed pursuant to Subsections (a) – (s) above and with respect to which the consequences of a default, non-renewal or termination could reasonably be expected to have a Material Adverse Effect in the absence of a replacement Contract or arrangement therefor.

3.7.2.

The Company has provided or made available true and complete copies of all of the Material Contracts to the Purchasers.  Each of the Material Contracts is (a) in full force and effect, (b) a valid and binding obligation of, and is enforceable in accordance with its terms against the applicable Actinium Entity that is party thereto and, to the knowledge of the Company, each of the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other law affecting the enforcement of creditors’ rights generally or by general equitable principles, (c) except for those Material Contracts disclosed pursuant to Section 3.7.1(a) and identified as such, was made in the ordinary course of business, and (d) contains no provision or covenant prohibiting or limiting the ability of any Actinium Entity to operate its business in the manner in which it is currently operated.

3.7.3.

To the best of the Company’s knowledge, each Actinium Entity has in all material respects performed the obligations required to be performed by it to date under each Material Contract to which it is a party and is not in default or breach thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.  No Actinium Entity or any other party to any Material Contract has provided any notice to the other party or to any Actinium Entity, as applicable, of its intent to terminate, withdraw its participation in, or not renew any such Material Contract.  No Actinium Entity has, and to the knowledge of the Company, no other party to any Material Contract has, threatened to terminate, withdraw from participation in, or not renew any such Material Contract.  To the knowledge of the Company, no other party to any Material Contract is in breach or default under any provision thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

3.7.4.

Except as set forth on Schedule 3.7.4, no Consent of any party to any Material Contract is required in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

3.7.5.

The execution, delivery and performance of this Agreement and the other Transaction Documents do not and will not   (a) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Material Contract, (b) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Material Contract or (c) result in the creation or imposition of any Liability or any Encumbrances upon the Actinium Intellectual Property or any Actinium Entity‘s assets under the terms of any such Material Contract.

3.7.6.

Except as set forth on Schedule 3.7.6, no Actinium Entity or any representative thereof has engaged in the past twelve (12) months in any discussions regarding, and is not a party to or otherwise bound by any Contract in respect of, (a) any purchase, lease, license or other acquisition of any other Person, whether by equity purchase, merger, consolidation, reorganization or otherwise, or all or substantially all of the assets of any other Person, or the entering into by any Actinium Entity of any share exchange with any other Person, (b) Acquisition Transaction (as such term is defined in the Certificate) with respect to any of the Actinium Entities, or (c) Liquidation (as such term is defined in the Certificate) with respect to any of the Actinium Entities.

3.8

Intentionally omitted.

3.9

Changes.  Except as set forth on Schedule 3.9, since the Statement Date, there has not been:

3.9.1.

any effect, event, condition or circumstance (including, without limitation, the initiation of any litigation or other legal, regulatory or investigative proceeding) against the Company that individually or in the aggregate, with or without the passage of time, the giving of notice, or both, has had or could reasonably be expected to have a Material Adverse Effect;

3.9.2.

any resignation or termination of any director, officer, employee or consultant of any Actinium Entity, and no Actinium Entity has received notification of any impending resignation from any such Person;

3.9.3.

any material change in the contingent obligations of any Actinium Entity by way of guaranty, endorsement, indemnity, warranty or otherwise;

3.9.4.

any material damage, destruction or loss adversely affecting the assets, properties, business, financial condition or prospects of any Actinium Entity, whether or not covered by insurance;

3.9.5.

any waiver by any Actinium Entity of a valuable right or of any debt;

3.9.6.

any change in any compensation arrangement or agreement with any employee, consultant, officer, director or stockholder of any Actinium Entity that would increase the cost of any such agreement or arrangement to any Actinium Entity by more than $10,000 in each instance;

3.9.7.

any labor organization activity of the employees of any Actinium Entity;

3.9.8.

any declaration or payment of any dividend or other distribution of the assets of any Actinium Entity;

3.9.9.

any change in the accounting methods or practices followed by any Actinium Entity;

3.9.10.

any development, event, change, condition or circumstance that constitutes, whether with or without the passage of time or the giving of notice or both, a default under any Actinium Entity’s outstanding debt obligations; or

3.9.11.

any Contract or commitment made by any Actinium Entity to do any of the foregoing.

3.10

Title to Properties and Assets; Liens, etc.  Except as set forth on Schedule 3.10, each Actinium Entity has good and marketable title to the properties and assets it owns, and each Actinium Entity has a valid license in all properties and assets licensed by it, including the properties and assets reflected as owned in the most recent balance sheet included in the Financial Statements, and has a valid leasehold interest in its leasehold estates, in each case subject to no Encumbrance, other than those resulting from Taxes which have not yet become delinquent or those of the lessors of leased property or assets.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by each of the Actinium Entities are in good operating condition and repair, ordinary wear and tear excepted and are fit and usable for the purposes for which they are being used.  Each Actinium Entity is in compliance with all terms of each lease to which it is a party or is otherwise bound.

3.11

Intellectual Property.

3.11.1.

All registrations and applications for registration of all Owned Intellectual Property and all Licensed Intellectual Property (collectively, the “Actinium Intellectual Property”) and applications in process for the Owned Intellectual Property and the Licensed Intellectual Property are identified, by Actinium Entity, on Schedule 3.11.1, identifying with respect to each such item of Actinium Intellectual Property, (a) the owner(s) thereof, (b) the jurisdiction(s) of registration, (c) the applicable registration or serial number, if any, (d) the date of expiration, if any, and (e) in the case of Licensed Intellectual Property, whether the applicable Actinium Entity’s rights with respect thereto are exclusive.  Except as set forth on Schedule 3.11.1 and identified as such, no Actinium Entity has licensed any Intellectual Property to or from any Person.  All of the registrations and applications for registration of the Actinium Intellectual Property are valid, subsisting and in full force and effect, and all actions and payments necessary for the maintenance and continuation of such Actinium Intellectual Property have been taken or paid on a timely basis.  Each Actinium Entity owns or possesses sufficient legal rights to use all of the Actinium Intellectual Property and the exclusive right to use all Owned Intellectual Property and all Licensed Intellectual Property which is identified in Schedule 3.11.1 as being exclusively licensed to any Actinium Entity.

3.11.2.

To the knowledge of the Company, the business as currently conducted and as proposed to be conducted by the Actinium Entities has not and will not constitute any infringement of the Intellectual Property rights of any other Person.  To the knowledge of the Company, the development of Product candidates and the use, manufacture or sale of the Actinium Entities’ Products based on the Actinium Intellectual Property does not, and will not, infringe the Intellectual Property rights of any third Person.  To the knowledge of the Company, no employee or agents of the Actinium Entities has misappropriated the Intellectual Property rights of any Person.

3.11.3.

Except as set forth on Schedule 3.11.3, there are no outstanding options or other rights to acquire any Actinium Intellectual Property.  To the knowledge of the Company, each licensor of the Licensed Intellectual Property is the sole and exclusive owner of such Licensed Intellectual Property and has the sole and exclusive right and authority to grant licenses to such Licensed Intellectual Property.

3.11.4.

Except as set forth on Schedule 3.11.4, no Actinium Entity has received any communications alleging or suggesting that it has violated or, by conducting its business as currently conducted or proposed to be conducted, would infringe or misappropriate any of the Intellectual Property rights of any other Person.

3.11.5.

It is not necessary to the business of any Actinium Entity, as currently conducted or as proposed to be conducted, to utilize any inventions, trade secrets or proprietary information of any of its employees, agents, developers, consultants or contractors made prior to their employment by or service to such Actinium Entity, except for inventions, trade secrets or proprietary information that have been assigned or licensed to any Actinium Entity.

3.11.6.

Since the date of the Company’s incorporation, there has not been any sale, assignment or transfer of any Actinium Intellectual Property or other intangible assets of any Actinium Entity.

3.11.7.

No Actinium Intellectual Property is subject to any interference, reissue, reexamination, opposition or cancellation proceeding or any other Legal Proceeding or subject to or otherwise bound by any outstanding Order or Contract (other than in the case of any Licensed Intellectual Property, the Contract pursuant to which the Company licenses the rights to such Licensed Intellectual Property) that restricts in any manner the use, transfer or licensing thereof by any Actinium Entity or may affect the validity, use or enforceability of such Actinium Intellectual Property.  No Actinium Entity has any knowledge of any fact or circumstance that would render any portion of the Actinium Intellectual Property invalid or unenforceable.

3.11.8.

Each current and former officer, employee, agent, developer, consultant and contractor who (a) has had or has access to any Actinium Intellectual Property has executed a confidentiality and nondisclosure agreement that protects the confidentiality of the trade secrets of the Actinium Intellectual Property; and (b) contributed to or participated in the creation and/or development of the Actinium Intellectual Property either: (i) is a party to a “work made for hire” agreement under which one or more Actinium Entities is deemed to be the original owner/author of all right, title and interest in the Intellectual Property created or developed by such Person; or (ii) has executed an assignment or an agreement to assign in favor of one or more Actinium Entities of all such Person’s right, title and interest in the Intellectual Property.

3.11.9.

The execution and delivery of this Agreement and the other Transaction Documents and consummation of the transactions contemplated hereby and thereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense, agreement or permission: (a) relating to or affecting any Actinium Intellectual Property; or (b) pursuant to which any Actinium Entity is granted a license or otherwise authorized to use any third party Intellectual Property.

3.11.10.

Except as set forth on Schedule 3.11.10, to the knowledge of the Company, no Person is infringing, violating, misappropriating or making unauthorized use of any of the Actinium Intellectual Property.  The Actinium Entities have enforced and taken such commercially reasonable steps as are necessary to protect and preserve all rights in the Actinium Intellectual Property against the infringement, violation, misappropriation and unauthorized use thereof by any Person.  Each Actinium Entity has the right to: (a) bring actions for past, present and future infringement, dilution, misappropriation or unauthorized use of any Actinium Intellectual Property owned or licensed by such Actinium Entity, injury to goodwill associated with the use of any such Actinium Intellectual Property, unfair competition or trade practices violations of and other violation of such Actinium Intellectual Property; and (b) with respect to the Actinium Intellectual Property owned exclusively by any one or more Actinium Entities, receive all proceeds from the foregoing set forth in subsection (a) hereof, including, without limitation, licenses, royalties income, payments, claims, damages and proceeds of suit.

3.12

Compliance with Other Instruments.  Except as set forth on Schedule 3.12, no Actinium Entity is in violation or default of any term of the Certificate, its Organizational Documents or its Bylaws, respectively (in each case, as amended to date), or of any provision of any Contract to which it is party or by which it is bound or of any Order applicable to any Actinium Entity, except for violations or defaults of any Contract (other than any Material Contract), which individually or in the aggregate has not had, or would not reasonably be expected to have, a Material Adverse Effect.

3.13

Litigation.  Except as set forth on Schedule 3.13, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened against any Actinium Entity or any investigation of an Actinium Entity, nor is the Company aware of any fact that would make any of the foregoing reasonably likely to arise.  No Actinium Entity is a party or subject to the provisions of any Order.  Except as set forth on Schedule 3.13, there is no Legal Proceeding by any Actinium Entity currently pending or that any Actinium Entity intends to initiate.

3.14

Tax Returns and Payments.

3.14.1.

Except as set forth on Schedule 3.14, each Actinium Entity has timely filed all Tax Returns required to be filed by it, and each Actinium Entity has timely paid all Taxes owed (whether or not shown on any Tax Return).  All such Tax Returns were complete and correct, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of such Actinium Entity and any other information required to be shown thereon.  Each Actinium Entity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, creditor, independent contractor, shareholder, member or other third party.  Each Actinium Entity has established adequate reserves for all Taxes accrued but not yet payable.  No Actinium Entity has been audited by nor have issues been raised or adjustments made or proposed by any tax authority in connection with any such Taxes or Tax Returns.  No deficiency assessment with respect to or proposed adjustment of any Actinium Entity’s Taxes is pending or, to the knowledge of the Company, threatened.  There is no tax lien (other than for current Taxes not yet due and payable), imposed by any taxing authority, outstanding against the assets, properties or the business of any Actinium Entity.

3.14.2.

No Actinium Entity has agreed to make any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any corresponding provision of state, local or foreign tax law) by reason of a change in accounting method or otherwise, and no Actinium Entity will be required to make any such adjustment as a result of the transactions contemplated by this Agreement.  No Actinium Entity has been or is a party to any tax sharing or similar agreement.  No Actinium Entity is or has ever been, a party to any joint venture, partnership, limited liability company, or other arrangement or Contract which could be treated as a partnership for federal income tax purposes.  No Actinium Entity is or has ever been, a “United States real property holding corporation” as that term is defined in Section 897 of the Code.

3.15

Employees.

3.15.1.

All of the employees of each Actinium Entity (the “Employees”) are identified, by Actinium Entity, on Schedule 3.15.1.  Except as set forth on Schedule 3.15.1, (a) no Actinium Entity has, or has ever had any, collective bargaining agreements with any of its employees; (b) there is no labor union organizing activity pending or, to the knowledge of the Company, threatened with respect to any Actinium Entity; (c) no Employee has or is subject to any agreement or Contract to which any Actinium Entity is a party (including, without limitation, licenses, covenants or commitments of any nature) regarding his or her employment or engagement; (d) to the best of the Company’s knowledge, no Employee is subject to Order, that would interfere with his or her duties to the Actinium Entities or that would conflict with the Actinium Entities’ businesses as currently conducted and as proposed to be conducted; (e) no Employee is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such Person to be employed by, or to contract with, any Actinium Entity; (f) to the best of the Company’s knowledge, the continued employment by any Actinium Entity of its present Employees, and the performance of their respective duties to such Actinium Entity, will not result in any violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, such Actinium Entity, and no Actinium Entity has received any written notice alleging that such violation has occurred; (g) no Employee or consultant has been granted the right to continued employment by or service to any Actinium Entity or to any compensation following termination of employment with or service to such Actinium Entity; and (h) no Actinium Entity has any present intention to terminate the employment or engagement or service of any officer or any significant Employee or consultant.

3.15.2.

Except as set forth on Schedule 3.15.2, there are no outstanding or, to the knowledge of the Company, threatened claims against any Actinium Entity or any Affiliate (whether under federal or state law, under any employment agreement, or otherwise) asserted by any present or former Employee or consultant of an Actinium Entity.  No Actinium Entity is in violation of any law or Requirement of Law concerning immigration or the employment of persons other than U.S. citizens.

3.16

Pension and Other Employee Benefit Plans.

3.16.1.

There are set forth or identified in Schedule 3.16.1 all of the plans, funds, policies, programs and arrangements sponsored or maintained by any Actinium Entity on behalf of any Employee or former employee of any Actinium Entity (or any dependent or beneficiary of any such Employee or former employee) with respect to (a) deferred compensation or retirement benefits; (b) severance or separation from service benefits (other than those required by law); (c) incentive, performance, stock, share appreciation or bonus awards; (d) health care benefits; (e) disability income or wage continuation benefits; (f) supplemental unemployment benefits; (g) life insurance, death or survivor’s benefits; (h) accrued sick pay or vacation pay; or (i) any other material benefit offered under any arrangement constituting an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and not excepted by Section 4 of ERISA (the foregoing being collectively called “Employee Benefit Plans”).  Schedule 3.16.1 sets forth all such Employee Benefit Plans subject to the provisions of Section 412 of the Code as well as any “multi-employer plans” within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of ERISA.  Except as set forth on Schedule 3.16.1, the transactions contemplated by this Agreement will not result in any payment or series of payments by the Purchasers or any Actinium Entity of an “excess parachute payment” within the meaning of Section 280G of the Code or any other severance, bonus or other payment on account of such transactions.  Except as set forth on Schedule 3.16.1, none of the Employee Benefit Plans is under investigation or audit by either the United States Department of Labor, the Internal Revenue Service or any other Governmental or Regulatory Authority.

3.16.2.

Except as set forth on Schedule 3.16.2, (a) each Actinium Entity has complied with its obligations under all applicable Requirements of Law including, without limitation, of ERISA and the Code with respect to such Employee Benefit Plans and all other arrangements that provide compensation or benefits to any Employee and the terms thereof, whether or not such person is directly employed by any Actinium Entity and (b) there are no pending or, to the knowledge of the Company, threatened actions or claims for benefits by any Employee, other than routine claims for benefits in the ordinary course of business.  No Employee Benefit Plan provides any benefits to any former employees.

3.16.3.

All Employee Benefit Plans that are intended to meet the requirements of Section 401(a) of the Code have been determined by the Internal Revenue Service to meet such requirements and have at all times operated in compliance with such requirements.

3.16.4.

All employment Taxes, premiums for employee benefits provided through insurance, contributions to Employee Benefit Plans, and all other compensation and benefits to which Employees are entitled, have been timely paid or provided as applicable, and there is no liability for any such payments, contributions or premiums.

3.17

Registration Rights.  Except as required pursuant to the Investor Rights Agreement, no Actinium Entity is under any obligation, or has granted any rights that have not been terminated, to register any of such Actinium Entity’s currently outstanding securities or any of its securities that may hereafter be issued.

3.18

Real Property.  No Actinium Entity has any interest in any real estate, except that the Actinium Entities lease the properties described on Schedule 3.18 (the “Leased Real Property”).  The Leased Real Property is adequate for the operations of each of the Actinium Entities’ businesses as currently conducted and as contemplated to be conducted.  True and complete copies of the lease agreements (the “Real Property Leases”) pertaining to the Leased Real Property have been delivered to the Purchasers.  Except as set forth in Schedule 3.18, each Actinium Entity has paid all amounts due from it, and is not in default under any of the Real Property Leases and there exists no condition or event, which, with the passage of time, giving of notice or both, would reasonably be expected to give rise to a default under or breach of the Real Property Leases.

3.19

Relationships with Collaborators and Suppliers.

3.19.1.

Collaborators.  Set forth on Schedule 3.19.1 is a list, by Actinium Entity, of the material collaborators, research partners and other material service providers of the Actinium Entities.  For the purposes of this Section “material collaborators” means scientific research collaborators who work with any Actinium Entity and whose work is expected to impact the development of the Actinium Intellectual Property and/or the Products, and includes, without limitation, any Person to whom any Actinium Entity has licensed any of the Actinium Intellectual Property (collectively, the “Collaborators”).  To the best of the Company’s knowledge, the Actinium Entities maintain good working relationships with all of the Collaborators.  The Company has delivered or made available to the Purchasers a list of each Actinium Entity’s Contracts with the Collaborators as set forth on Schedule 3.19.1.  Except as set forth on Schedule 3.19.1, none of such Collaborators has terminated or indicated an intention or plan or, to the knowledge of the Company, threatened to terminate its Contract with the applicable Actinium Entity, or to materially reduce the purchases of products or services from such Actinium Entity historically made by such Collaborator.

3.19.2.

Suppliers.  Set forth on Schedule 3.19.2 is a list of the material suppliers of the Actinium Entities.  For the purposes of this Section, “material suppliers” means suppliers who provide an essential and material element necessary for the research and development of the Actinium Intellectual Property or required for the Products (collectively, the “Suppliers”).  Except as set forth on Schedule 3.19.2, none of such Suppliers has terminated or indicated an intention or plan or, to the knowledge of the Company, threatened to terminate its Contract with any Actinium Entity, or to materially reduce the supply of products or services to any Actinium Entity historically provided by such Supplier.

3.20

Budget.  The Company’s budget most recently delivered by the Company to the Purchasers (the “Budget”) was prepared in good faith by the Company, and, based on the Company's experience and the assumptions used in preparing such Budget, constitutes a reasonable estimate of the costs and expenses expected to be incurred by the Actinium Entities during the time period covered thereby.  Nothing has come to the attention of the Actinium Entities’ management that would cause such estimated expenses to no longer be reasonable estimates.  The assumptions used in the preparation of such estimated expenses were fair and reasonable when made and continue to be fair and reasonable as of the date hereof.

3.21

Permits; Regulatory.

3.21.1.

No Regulatory Approval or Consent of, or any designation, declaration or filing with, any Governmental or Regulatory Authority or any other Person is required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents (including, without limitation, the issuance of the Units), except such Regulatory Approvals, Consents, designations, declarations or filings that have been duly and validly obtained or filed, or with respect to any filings that must be made after the Initial Closing or the Subsequent Closing as will be filed in a timely manner.  Each Actinium Entity has all franchises, Permits, licenses and any similar authority necessary for the conduct of its business as now being conducted, including, without limitation, the Food and Drug Administration (“FDA”) of the U.S. Department of Health and Human Services.

3.21.2.

Schedule 3.21.2 lists each feasibility, preclinical, clinical and other study, test and trial being conducted by or on behalf of or sponsored by any Actinium Entity or in which any Actinium Entity or any of its Products is participating.  The feasibility, preclinical, clinical and other studies, tests and trials conducted by or on behalf of or sponsored by any Actinium Entity or in which any Actinium Entity or any of the Actinium Entities’ Products have participated were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures, the protocols established and approved therefor and all applicable Requirements of Law. The Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results of the above referenced studies and tests.

3.21.3.

Except as set forth on Schedule 3.21.3, no Actinium Entity and, to the knowledge of the Company, no other Person has received any notice or other correspondence or communication from the FDA or any other Governmental or Regulatory Authority or other Person requiring the termination, suspension or modification of any of the above referenced feasibility, preclinical or clinical studies, tests or trials or alleging a violation of any applicable Requirements of Law in connection therewith, or any Products.

3.21.4.

The Actinium Entities have filed or caused to be filed and, to the knowledge of the Company, each other Person which has conducted or is conducting any feasibility, preclinical, clinical or other study, test or trial for or on behalf of the any Actinium Entity or any such study, test or trial that is being sponsored by any Actinium Entity has filed all required notices and other reports, including adverse experience reports.

3.21.5.

The Actinium Entities, or their designated agents (for and on behalf of the Actinium Entities), own or have the exclusive right to use all material regulatory documents.  For the purposes of this Section, “material regulatory documents” means all study, test and trial data and information and all correspondence and reports made to Governmental or Regulatory Authorities relating to or in connection with the Products or any feasibility, preclinical, clinical or other study, test or trial with respect thereto, which data, information, correspondence and reports are necessary or required to obtain approval from such Governmental or Regulatory Authority to conduct any feasibility, preclinical, clinical or other study, test or trial with respect to, or to manufacture, market or sell, any of the Products.

3.21.6.

No Actinium Entity or, to the knowledge of the Company, any other Person has received any notice or other correspondence or communication that any Governmental or Regulatory Authority (including, without limitation, the FDA) has commenced or, to the knowledge of the Company, threatened to initiate any action to withdraw or to hinder approval for a Product or to limit the ability of any Actinium Entity or any other Person to manufacture (or to have manufactured for it by a third party) any Product or to request the recall of any Product, or commenced or threatened to initiate any action to enjoin production of such Product at any facility.

3.21.7.

To the best of the Company’s knowledge, all manufacturing and production operations conducted by the Actinium Entities (or by third parties on behalf of the Actinium Entities including, without limitation, any manufacturing or production being done by any third party in connection with any feasibility, preclinical, clinical or other study, test or trial for or on behalf of any Actinium Entity or any such study, test or trial that is being sponsored by any Actinium Entity or in which any Actinium Entity or any of the Actinium Entities’ Products is participating), if any, relating to the manufacture or production of the Products are being conducted in compliance with all applicable Requirements of Law including to the extent mandated by relevant regulatory agencies, without limitation, current Good Manufacturing Practices or similar foreign requirements.

3.21.8.

No Actinium Entity or, to the knowledge of the Company, any other Person has received (a) any reports of inspection observations, (b) any establishment inspection reports or (c) any warning letters or any other documents from the FDA or any other Governmental or Regulatory Authority relating to the Products and/or arising out of the conduct of any Actinium Entity or any Person which has conducted or is conducting any feasibility, preclinical, clinical or other study, test or trial for or on behalf of any Actinium Entity or any such study, test or trial that is being sponsored by any Actinium Entity or in which any Actinium Entity’s Products is participating that assert a material violation or material non-compliance with any applicable Requirements of Law (including, without limitation, those of the FDA).

3.21.9.

In addition:

(a)

no Actinium Entity has made, or to the knowledge of the Company, any other Person that manufactures, tests or distributes any Product has made, with respect to any Product, an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental or Regulatory Authority or failed to disclose a material fact required to be disclosed to the FDA or any other Governmental or Regulatory Authority;

(b)

to the knowledge of the Company, no officer, employee or agent of any Actinium Entity has made and, no officer, employee or agent of any other Person that manufactures, tests or distributes any Product has made, with respect to any Product, an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental or Regulatory Authority or failed to disclose a material fact required to be disclosed to the FDA or any other Governmental or Regulatory Authority;

(c)

no Actinium Entity has been convicted of any crime;

(d)

to the knowledge of the Company, no officer, employee or agent of any Actinium Entity has been convicted of any felony;

(e)

no Actinium Entity or, to the knowledge of the Company, any other Person that manufactures, tests or distributes any Product has engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Requirement of Law or authorized by 21 U.S.C. §335a(b) or any similar Requirement of Law;

(f)

to the knowledge of the Company, no officer, employee or agent of any Actinium Entity, and no officer, employee or agent of any other Person that manufactures, tests or distributes any Product has engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Requirement of Law or authorized by 21 U.S.C. §335a(b) or any similar Requirement of Law; and

(g)

where and when applicable, each Actinium Entity and, to the knowledge of the Company, any other Persons that manufacture, test or distribute any Product are and have been in substantial compliance with the Medicare Anti-kickback Statute, 42 U.S.C. §1320a-7b(b) and implementing regulations codified at 42 C.F.R. §1001 and with all similar Requirements of Law.

3.21.10.

Except as set forth on Schedule 3.21.10, no Actinium Entity or, to the knowledge of the Company, any other Person that manufactures, tests or distributes any Product, received any notice, correspondence or any other communication that the FDA or any other Governmental or Regulatory Authority has commenced, or threatened to initiate, any action to place a clinical hold on a clinical investigation of any Product, withdraw its approval that clinical investigations of any Product proceed or request the recall of any Product, or commenced, or overtly threatened to initiate, any adverse regulatory action against any Actinium Entity, the Person who manufactures, test or distributes the Product, or any of their respective agents, licensees or contract research organizations.

3.22

Environmental and Safety Laws.  No Actinium Entity has caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise, except in compliance with all applicable Environmental Laws.  To the best of the Company’s knowledge, each Actinium Entity and the operation of its business are in compliance with all applicable Environmental Laws.  To the best of the company’s knowledge, all of the Leased Real Property and all other real property which any one or more Actinium Entities occupy (the “Premises”) is in compliance with all applicable Environmental Laws and Orders or directives of any Governmental or Regulatory Authority having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or Orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.  Each Actinium Entity and the operation of its business is and has been in compliance with all applicable Environmental Laws.  To the knowledge of the Company, there have occurred no and there are no events, conditions, circumstances, activities, practices, incidents, or actions that may give rise to any common law or statutory liability, or otherwise form the basis of any Legal Proceeding, any Order, any remedial or responsive action, or any investigation or study involving or relating to any Actinium Entity, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substance.  To the knowledge of the Company, (a) there is no asbestos contained in or forming a part of any building, structure or improvement comprising a part of any of the Leased Real Property, (b) there are no polychlorinated byphenyls (PCBs) present, in use or stored on any of the Leased Real Property, and (c) no radon gas or the presence of radioactive decay products of radon are present on, or underground at any of the Leased Real Property at levels beyond the minimum safe levels for such gas or products prescribed by applicable Environmental Laws.  Each Actinium Entity has obtained and is maintaining in full force and effect all necessary Permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon, and is in compliance with all such Permits, licenses and approvals.  No Actinium Entity has caused or allowed a release, or a threat of release, of any Hazardous Substance onto, at or near the Premises, and, to the knowledge of the Company, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance.

3.23

Offering Valid.  Assuming the accuracy of the representations and warranties of the Purchasers contained in the subscription agreements entered into by each Purchaser in connection with this Agreement, the offer, sale and issuance of the Common Stock and the Warrants will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be exempt from registration and qualification) under applicable state securities laws.

3.24

Full Disclosure.  All information furnished, to be furnished or caused to be furnished to the Purchasers with respect to any Actinium Entity, any of the Actinium Entities’ businesses, assets, properties, financial position and performance and Liabilities applicable for the purposes of or in connection with this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby is or, if furnished after the date of this Agreement and before the applicable Closing Date, shall be true and complete in all material respects and, does not, and if furnished after the date of this Agreement and before such applicable Closing Date, shall not, contain any untrue statement of material fact or fail to state any material fact necessary to make such statement not misleading.

3.25

Minute Books.  A copy of the minute books of the Company was made available to the Purchasers for inspection, which contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since January 1, 2002, and accurately reflect all actions taken by the directors (and any committee of the directors) and stockholders with respect to all transactions referred to in such minutes.

3.26

Insurance.  Schedule 3.26 sets forth, by Actinium Entity, a list of all policies or binders of fire, casualty, liability, product liability, worker’s compensation, vehicular or other insurance held by the Actinium Entities concerning its assets and/or its businesses (specifying for each such insurance policy the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than $5,000).  Such policies and binders are valid and in full force and effect.  No Actinium Entity is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim of which it has notice under any such policy or binder in a timely fashion.  No Actinium Entity has received or given a notice of cancellation or non-renewal with respect to any such policy or binder.  None of the applications for such policies or binders contain any material inaccuracy, and all premiums for such policies and binders have been paid when due.  No Actinium Entity has knowledge of any state of facts or the occurrence of any event that could reasonably be expected to form the basis for any claim against it not fully covered by the policies referred to on Schedule 3.26.  No Actinium Entity has received written notice from any of their respective insurance carriers that any insurance premiums will be materially increased after the applicable Closing Date or that any insurance coverage listed on Schedule 3.26 will not be available after such Closing Date on substantially the same terms as now in effect.

3.27

Investment Company Act.  No Actinium Entity is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.28

Foreign Payments; Undisclosed Contract Terms.

3.28.1.

To the knowledge of the Company, no Actinium Entity has made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any Person in violation of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations promulgated thereunder.

3.28.2.

To the knowledge of the Company, there are no understandings, arrangements, agreements, provisions, conditions or terms relating to, and there have been no payments made to any Person in connection with any agreement, Contract, commitment, lease or other contractual undertaking of any Actinium Entity which are not expressly set forth in such contractual undertaking.

3.29

No Broker.  Other than commissions (including fees, expenses and warrants) payable to the Placement Agent, no Actinium Entity has employed any broker or finder, or incurred any liability for any brokerage or finders fees in connection with the sale of the Units, or the Common Stock and Warrants underlying the Units pursuant to this Agreement or the other Transaction Documents.

3.30

Compliance with Laws.  No Actinium Entity is in violation of, or in default under, any Requirement of Law applicable to such Actinium Entity, or any Order issued or pending against such Actinium Entity or by which such Actinium Entity or any of such Actinium Entities’ properties are bound, except for such violations or defaults that have not had, and could not reasonably be expected to have, a Material Adverse Effect.

4.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that each such Purchaser’s representations in the subscription agreement entered into in connection with this Agreement are true and correct as of the Closing.

5.

CONDITIONS TO THE CLOSING.

5.1

Conditions to Purchasers’ Obligations at the Closings.  The obligations of the Purchasers to consummate the transactions contemplated herein to be consummated at the Initial Closing and of the Subsequent Closing, as the case may be, are subject to the satisfaction, on or prior to the date of such Closing, of the conditions set forth below and applicable thereto, which satisfaction shall be determined, or may be waived in writing, by the Purchasers or Subsequent Closing Purchasers, as the case may be, who are entitled to purchase at least a majority of the Common Stock to be purchased at such Closing:

5.1.1.

Representations and Warranties; Performance of Obligations.  Each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Initial Closing Date.  As of the Initial Closing, the Company shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Initial Closing Date.  As to the Subsequent Closings, each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Subsequent Closing Date, as qualified by any updated set of Schedules delivered at least five (5) days in advance of the Subsequent Closing to the Subsequent Closing Purchasers participating in the Subsequent Closing.  As to the Subsequent Closings, the Company shall have performed and complied with the covenants and provisions of this Agreement and the other Transaction Documents required to be performed or complied with by it at or prior to the Subsequent Closing Date.  At each Closing, the Purchasers participating in such Closing shall have received certificates of the Company dated as of the date of such Closing, signed by the president or chief executive officer of the Company, certifying as to the fulfillment of the conditions set forth in this Section 5.1 and the truth and accuracy of the representations and warranties of the Company contained herein (as qualified by the most recently delivered Schedules) as of the Initial Closing Date and, as to each Subsequent Closing, the Subsequent Closing Date.

5.1.2.

Issuance in Compliance with Laws.  The sale and issuance of the Units shall be legally permitted by all laws and regulations to which any of the Purchasers and the Company are subject.

5.1.3.

Filings, Consents, Permits, and Waivers.  The Company and the Purchasers shall have made all filings and obtained any and all Consents, Permits, waivers and Regulatory Approvals necessary for consummation of the transactions contemplated by the Agreement and the other Transaction Documents, except for such filings as are not due to be made until after the applicable Closing.

5.1.4.

Reservation of Warrant Shares.  The Warrant Shares shall have been duly authorized and reserved for issuance by the Board of Directors.

5.1.5.

2012 Unit Investor Rights Agreement.  Concurrently with the issuance of the Units occurring at the Initial Closing, the 2012 Unit Investor Rights Agreement, substantially in the form attached hereto as Exhibit H (the “Investor Rights Agreement”), shall have been executed and delivered by the Company and each Purchaser.

5.1.6.

First Amended and Restated Stockholders Agreement.  Concurrently with the issuance of Common Stock and Warrants occurring at the Initial Closing and any Subsequent Closings, the First Amended and Restated Stockholders Agreement, substantially in the form attached hereto as Exhibit I (the “Amended and Restated Stockholders Agreement”), shall have been executed and delivered by each Purchaser.

5.1.7.

Lock-Up Agreements.  The officers and directors of the Company, and each stockholder of the Company owning 5% or more (giving effect to the conversion or exercise of all convertible securities held by each such stockholder) of the issued and outstanding Common Stock as of the date of such Closing (but not including any Purchaser of Units), and any other controlling persons, and the Placement Agent, shall have executed a form of lock-up agreement reasonably satisfactory to the Placement Agent and the Company whereby each such person agrees that following the consummation of the Pubco Transaction (as defined in the Certificate) each such person shall not sell or otherwise transfer any shares of Pubco (as defined in the Investor Rights Agreement) owned by such person until (i) the date that is the earlier of twelve (12) months from the closing date of the Pubco Transaction; or (ii) six (6) months following the effective date of the Registration Statement (as defined in the Investor Rights Agreement).

5.1.8.

Legal Opinion.  At each Closing, the Placement Agent and the Purchasers or the Subsequent Closing Purchasers, as the case may be, shall have received a legal opinion addressed to each of them, dated as of such Closing Date, substantially in the form attached hereto as Exhibit F from Goodsill Anderson Quinn Stifel LLP.

5.1.9.

Non-Competition Agreements.  All officers, employees and consultants of the Company shall have entered into non-competition and assignment of proprietary information and inventions agreements in form reasonably satisfactory to Purchasers.

5.1.10.

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closings and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers or the Subsequent Closing Purchasers, as the case may be, and their counsel, and the Purchasers or the Subsequent Closing Purchasers, as the case may be, and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5.1.11.

Proceedings and Litigation.  No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Units or the other transactions contemplated by this Agreement or any of the other Transaction Documents.

5.1.12.

Filing of Certificate.  As of the Initial Closing Date, the Certificate shall have been filed with the Secretary of State of the State of Delaware.

5.1.13.

No Material Adverse Effect.  As to the Subsequent Closing, since the Initial Closing Date, there shall not have occurred any effect, event, condition or circumstance (including, without limitation, the initiation of any litigation or other legal, regulatory or investigative proceeding) that individually or in the aggregate, with or without the passage of time, the giving of notice, or both, that has had, or could reasonably be expected to have, a Material Adverse Effect or which could adversely affect the Company’s ability to perform its respective obligations under this Agreement or any of the other Transaction Documents.

5.1.14.

Updated Disclosures.  As to the Subsequent Closing, the Company must have delivered to the Purchasers an updated set of Schedules in accordance with Section 5.1.1 and such updated Schedules do not reveal any information or the occurrence, since the Initial Closing Date, of any effect, event, condition or circumstance, which individually, or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect and do not include any state of facts that occur as a result of the breach by the Company of any of its obligations under this Agreement or any of the other Transaction Documents.

5.1.15.

Payment of Purchase Price.  As to the Initial Closing, each Purchaser shall have delivered to the Company the total purchase price to be paid for such Purchaser’s Initial Units, in the amount set forth opposite such Purchaser’s name on Exhibit A, which shall be no less than $5,000,000 in aggregate gross proceeds.  As to each Subsequent Closing, each Subsequent Closing Purchaser shall have delivered to the Company the total purchase price to be paid for such Subsequent Closing Purchaser’s Subsequent Units.

5.1.16.

Delivery of Documents at the Initial Closing.  The Company shall have executed and delivered the following documents, on or prior to the Initial Closing Date:

(a)

Certificates.  Certificates representing the Common Stock to be purchased and sold on the Initial Closing Date;

(b)

Warrants:  Executed Warrants, in substantially the form of Exhibits B-1 and B-2, for the Warrants to be issued on the Initial Closing Date;

(c)

Legal Opinion.  The legal opinion required by Section 5.1.8 hereof;

(d)

Secretary’s Certificate.  A certificate of the Secretary of the Company (i) attaching and certifying as to the Certificate, (ii) attaching and certifying as to the Bylaws of the Company in effect at the Initial Closing, (iii) attaching and certifying as to copies of resolutions by the Board of Directors of the Company authorizing and approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby including without limitation, the issuance and delivery of the Units and copies of minutes of the Company’s 2012 Annual Stockholders Meeting authorizing and approving the transactions contemplated by this Agreement (collectively, the “Minutes”); and (iv) certifying as to the incumbency of the officers of the Company executing this Agreement and the other Transaction Documents; and

(e)

Indemnification Agreements.  Indemnification Agreements with each of the directors of the Company as of the Initial Closing substantially in the form attached hereto as Exhibit G.

5.1.17.

Delivery of Documents at the Subsequent Closing.  At the Subsequent Closing, the Company shall deliver, or shall cause to be delivered to the Subsequent Closing Purchasers the following documents, to be held in escrow pending the completion of the Subsequent Closing:

(a)

Certificates.  Certificates representing the Common Stock to be purchased and sold on the Subsequent Closing Date bearing the legends required to be placed on such certificates pursuant to the Transaction Documents;

(b)

Warrants:  Executed Warrants, in substantially the form of Exhibits B-1 and B-2, for the Warrants to be issued on the Subsequent Closing Date;

(c)

Compliance Certificate.  The certificate required by Section 5.1.16 hereof certifying that all representations and warranties made by the Company as of the Subsequent Closing Date are true, complete and correct as of the Subsequent Closing Date, as qualified by the updated Schedules delivered pursuant to Section 5.1.1 and that all covenants in this Agreement and the other Transaction Documents required to be performed by the Company prior to the Subsequent Closing Date have been so performed; and

(d)

Legal Opinion.  The legal opinion required by Section 5.1.7 hereof; and

(e)

Indemnification Agreements.  Indemnification Agreements, if any, for any newly-appointed directors of the Company since the Initial Closing substantially in the form attached hereto as Exhibit G.

(f)

Secretary’s Certificate.  A Certificate of the Secretary of the Company (i) certifying that the resolutions by the Board of Directors of the Company authorizing and approving this Agreement and the other Transaction Documents delivered at the Initial Closing have not been modified in any way or rescinded and are otherwise in effect as of the Subsequent Closing, (ii) certifying as to the incumbency of the officers of the Company executing any documents contemplated by this Agreement to be executed and delivered by the Company at the Subsequent Closing, and (iii) attaching and certifying as to (x) the Certificate as in effect at the Subsequent Closing, and (y) the Bylaws of the Company in effect at the Subsequent Closing.

5.2

Conditions to Obligations of the Company at the Closings.  The obligation of the Company to consummate the transactions contemplated herein to be consummated at the Initial Closing or the Subsequent Closing, as the case may be, is subject to the satisfaction, on or prior to the date of such Closing of the conditions set forth below and applicable thereto, any of which may be waived in writing by the Company:

5.2.1.

Representations and Warranties; Performance of Obligations.  Each of the representations and warranties of the Purchasers contained herein shall be true and correct on and as of the Initial Closing Date.  As of the Initial Closing Date, the Purchasers shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by them at or prior to the Initial Closing Date.  As to the Subsequent Closing, each of the representations and warranties of the Purchaser(s) contained herein shall be true and correct on and as of the Subsequent Closing Date.  As to the Subsequent Closing, the Subsequent Closing Purchaser(s) shall have performed and complied with the covenants and provisions of this Agreement required to be performed and complied with by them at or prior to the Subsequent Closing Date.

5.2.2.

Proceedings and Litigation.  No action, suit or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the purchase and sale of the Common Stock or the other transactions contemplated by this Agreement.

5.2.3.

Qualifications.  All Permits, if any, that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Initial Closing or Subsequent Closing, as applicable.

6.

COVENANTS OF THE PARTIES.

6.1

Filing of Certificate; Compliance.  Prior to the Initial Closing, the Company shall file the Certificate with the Secretary of State of the State of Delaware, in accordance with Delaware law.  The Company shall at all times from and after the Initial Closing Date, fully perform and observe all terms, conditions, provisions, and covenants required to be performed and observed by the Company pursuant to the Certificate.

6.2

Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement shall use their respective good faith commercially reasonable efforts to take, or cause to be taken, without any party being obligated to incur any material internal costs or make any payment or payments to any third party or parties which, individually or in the aggregate, are material and are not otherwise legally required to be made, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable for such party to consummate and make effective, in the most expeditious manner practicable, each Closing and the other transactions contemplated hereunder.

6.3

Post-Closing Filings.  In connection with each Closing, the Company and the Purchasers, if applicable, agree to file all required forms or filings under applicable securities laws.

7.

INDEMNIFICATION AND EXPENSES.

7.1

The Company Indemnification.  The Company shall indemnify and hold harmless each Purchaser and any of such Purchaser’s Affiliates and any Person which controls, is controlled by, or under common control with (within the meaning of the Securities Act) such Purchaser or any such Affiliate, and each of their respective directors and officers, and the successors and assigns and executors and estates of any of the foregoing (each, an “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against all Indemnified Losses imposed upon, incurred by, or asserted against any of the Indemnified Parties resulting from, relating to or arising out of:

7.1.1.

any representation or warranty made in this Agreement or any of the other Transaction Documents or in any certificate or other instrument delivered by or on behalf of the Company not being true and correct in any material respect when made;

7.1.2.

any breach or non-fulfillment of any covenant or agreement to be performed by the Company under this Agreement or the other Transaction Documents;

7.1.3.

any third party action or claim against any Indemnified Party arising out of any misrepresentation or breach described in Section 7.1.1 or Section 7.1.2; or

7.1.4.

any third party action or claim relating in any way to the Indemnified Party’s status as a security holder of the Company, as a Person which controls, is controlled by or under common control with (within the meaning of the Securities Act) any such Indemnified Party or as a director or officer of any of the foregoing (including, without limitation, any and all Indemnifiable Losses arising under the Securities Act, the Securities Exchange Act of 1934, as amended, or similar securities law, or any other Requirements of Law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by such Indemnified Party as a security holder; provided that the Company shall not be obligated to indemnify or hold harmless any Indemnified Party under this Section 7.1.4 against any Indemnified Losses resulting from or arising out of any such action or claim if it has been adjudicated by a final and non-appealable determination of a court or other trier of fact of competent jurisdiction that such Indemnified Losses were the result of (a) a breach of such Indemnified Party’s fiduciary duty, (b) any action or omission made by the Indemnified Party in bad faith, (c) such Indemnified Party’s willful misconduct, or (d) any criminal action on the part of such Indemnified Party.

7.2  Attorneys’ Fees and Expenses.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the Investor Rights Agreement (Exhibit H), the First Amended and Restated Stockholders Agreement (Exhibit I) or the Fifth Amended and Restated Certificate of Incorporation (Exhibit C), the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

8.

MISCELLANEOUS.

8.1

Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury.  This Agreement shall be governed in all respects by the laws of the State of New York without regard to the conflict of laws principles of the State of New York or any other jurisdiction.  No suit, action or proceeding with respect to this Agreement or any of the Transaction Documents may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment.  Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same.  Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement or any of the Transaction Documents and for any counterclaim therein.

8.2

Survival of Representations and Warranties.  The representations and warranties made by the Company and the Purchasers herein at each Closing shall survive such Closing for a period of twelve (12) months.  All statements contained in any certificate or other instrument delivered by or on behalf of any party to this Agreement, pursuant to or in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents shall be deemed to be representations and warranties made by such party as of the date of such certificate or other instrument.

8.3

Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party.  Notwithstanding the foregoing (a) any Purchaser may assign or transfer, in whole or, from time to time, in part, the right to purchase all or any portion of the Units to one or more of its Affiliates (subject to Affiliate qualification as an Accredited Investor) (b) subject to the terms and conditions of the Stockholders Agreement, from and after the Initial Closing Date, any Purchaser or other holder of Common Stock may assign, pledge or otherwise transfer, in whole or from time to time in part, its rights hereunder to any Person who acquires any interest in any Common Stock and (c) any Purchaser may assign or transfer any of its rights or obligations under this Agreement, in whole or from time to time in part, to the Company or any other Purchaser or any Affiliate of any other Purchaser.  As a condition of any transfer pursuant to this Section 8.3, the transferee must agree in writing for the benefit of all parties to this Agreement (which writing shall be in form and substance reasonably acceptable to all parties to this Agreement) to be bound by the terms and conditions of this Agreement and all other Transaction Documents with respect to any Common Stock being transferred hereunder.

8.4

Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the other Transaction Documents and each of the Exhibits delivered pursuant thereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.5

Severability.  If any provision of the Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

8.6

Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Purchasers (and, to the extent of any assignment under Section 8.3 hereof, their respective permitted assigns and any permitted assigns thereof) holding a majority of the voting power of the then outstanding Common Stock and Warrant Shares purchased under this Agreement held by such holders, with each outstanding share of Common Stock having one vote and each outstanding Warrant Share having one vote.

8.7

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  Any waiver or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement, the other Transaction Documents or under the Certificate or any waiver on such party’s part of any provisions or conditions of the Agreement, the other Transaction Documents, or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the other Transaction Documents, the Certificate, or otherwise afforded to any party, shall be cumulative and not alternative.

8.8

Notices.  All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be addressed (i) if to a Purchaser, at such Purchaser’s address, fax number or email address, as furnished to the Company on the signature page below or as otherwise furnished to the Company by the Purchaser in writing, or (ii) if to the Company, to the attention of the President at such address, fax number or email address furnished to the Purchasers on the signature page below or as otherwise furnished by the Company in writing, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail.  Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

8.9

Expenses.  The Company shall pay all costs and expenses that it incurs with respect to the preparation, negotiation, execution, delivery and performance of this Agreement, including, without limitation, any costs and expenses of its counsel.  The Company shall pay the reasonable fees and expenses of independent counsel for the Placement Agent with respect to the negotiation and execution of this Agreement and the other Transaction Documents.

8.10

Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.11

Counterparts; Execution by Facsimile Signature.  This Agreement may be executed in any number of counterparts (including execution by facsimile), each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

8.12

Acknowledgment.  Any investigation or other examination that may have been made at any time by or on behalf of a party to whom representations and warranties are made in this Agreement or in any other Transaction Documents shall not limit, diminish, supersede, act as a waiver of, or in any other way affect the representations, warranties and indemnities contained in this Agreement and the other Transaction Documents, and the respective parties may rely on the representations, warranties and indemnities made to them in this Agreement and the other Transaction Documents irrespective of and notwithstanding any information obtained by them in the course of any investigation, examination or otherwise, whether before or after any Closing.

8.13

Publicity.  Except as otherwise required by law or applicable stock exchange rules, no announcement or other disclosure, public or otherwise, concerning the transactions contemplated by this Agreement shall be made, either directly or indirectly, by any party hereto which mentions another party (or parties) hereto without the prior written consent of such other party (or parties), which consent shall not be unreasonably withheld, delayed or conditioned.

8.14

No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

8.15

Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

9.

DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings herein specified:

9.1

“Actinium Entities” shall mean the Company and its direct and indirect Subsidiaries, collectively.

9.2

“Actinium Entity” shall mean any Person which comprises part of the Actinium Entities.

9.3

“Actinium Intellectual Property” shall have the meaning set forth in Section 3.11.1.

9.4

“Affiliate” shall mean, with respect to any Person specified: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer, or Subsidiary of the Person specified; and (iii) the spouse, parents, children, siblings, mothers-in-law, fathers-in law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law of the Person specified, whether arising by blood, marriage or adoption, and any Person who resides in the specified Person’s home.  For purposes of this definition and without limitation to the previous sentence, (x) “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (y) any Person beneficially owning, directly or indirectly, more than ten percent (10%) or more of any class of voting securities or similar interests of another Person shall be deemed to be an Affiliate of that Person.

9.5

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

9.6

“Budget” shall have the meaning set forth in Section 3.20.

9.7

“Certificate” shall have the meaning set forth in Section 1.1.

9.8

“Closing” shall mean the Initial Closing or the Subsequent Closing, as applicable.

9.9

“Code” shall have the meaning set forth in Section 3.14.2.

9.10

“Collaborators” shall have the meaning set forth in Section 3.19.1.

9.11

“Closing Date” shall mean the Initial Closing Date or the Subsequent Closing Date, as applicable.

9.12

“Common Stock” shall have the meaning set forth in the Background section of this Agreement.

9.13

“Company” shall have the meaning set forth in the preamble to this Agreement.

9.14

“Company Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, collectively.

9.15

“Consents” shall mean any consents, waivers, approvals, authorizations, or certifications from any Person or under any Contract, Organizational Document or Requirement of Law, as applicable.

9.16

“Contracts” shall mean any indentures, indebtedness, contracts, leases, agreements, instruments, licenses, undertakings and other commitments, whether written or oral.

9.17

“Warrant Shares” shall have the meaning set forth in Section 1.1.

9.18

“Copyrights” shall mean all copyrights, copyrightable works, mask works and databases, including, without limitation, any computer software (object code and source code), Internet web-sites and the content thereof, and any other works of authorship, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same including all reissues, extensions and renewals thereto, and all moral rights thereto under the laws of any jurisdiction.

9.19

“Employees” shall have the meaning set forth in 3.15.1.

9.20

“Employee Benefit Plans” shall have the meaning set forth in Section 3.16.1.

9.21

“Encumbrances” shall mean any security interests, liens, encumbrances, pledges, mortgages, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever.

9.22

“Environmental Laws” shall mean any Federal, state or local law or ordinance or Requirement of Law or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

9.23

“ERISA” shall have the meaning set forth in Section 3.16.1.

9.24

“FDA” shall have the meaning set forth in Section 3.21.1.

9.25

“Final Closing” shall mean the last Closing under this Agreement.

9.26

“Financial Statements” shall have the meaning set forth in Section 3.5.

9.27

“Governmental or Regulatory Authority” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

9.28

“Hazardous Substances” shall mean oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

9.29

 “Indemnification Agreements” means the Indemnification Agreements with directors of the Company in the form attached hereto as Exhibit G.

9.30

“Indemnified Losses” shall mean all losses, Liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses arising out of any third party claim or action against an Indemnified Party, including, without limitation, the actual costs paid in connection with an Indemnified Party’s investigation and evaluation of any claim or right asserted against such Indemnified Party and all reasonable attorneys’, experts’ and accountants’ fees, expenses and disbursements and court costs including, without limitation, those incurred in connection with the Indemnified Party’s enforcement of the indemnification provisions of Section 7 of this Agreement.

9.31

“Indemnified Party” shall have the meaning set forth in Section 7.1.

9.32

 “Initial Closing” shall have the meaning set forth in Section 2.1.

9.33

“Initial Closing Date” shall have the meaning set forth in Section 2.1.

9.34

“Initial Units” shall have the meaning set forth in Section 2.1.

9.35

“Intellectual Property” shall mean all Copyrights, Patents, Trademarks, technology, trade secrets, know-how, inventions, methods, techniques and other intellectual property.

9.36

"Investor Rights Agreement” shall have the meaning set forth in Section 5.1.5.

9.37

“Leased Real Property” shall have the meaning set forth in Section 3.18.

9.38

“Legal Proceeding” shall mean any action, suit, arbitration, claim or investigation by or before any Governmental or Regulatory Authority, any arbitration or alternative dispute resolution panel, or any other legal, administrative or other proceeding.

9.39

“Liabilities” shall mean all obligations and liabilities including, without limitation, direct or indirect indebtedness, guaranties, endorsements, claims, losses, damages, deficiencies, costs, expenses, or responsibilities, in any of the foregoing cases, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured.

9.40

“Licensed Intellectual Property” shall mean all Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, know-how, inventions, methods, techniques and other intellectual property any one or more Actinium Entities have or has the right to use in connection with its business or their respective businesses, as applicable, pursuant to license, sublicense, agreement or permission.

9.41

“Material Adverse Effect” shall have the meaning set forth in Section 3.6.

9.42

“Material Contract” shall have the meaning set forth in Section 3.7.1.

9.43

“Order” shall mean any judgment, order, writ, decree, stipulation, injunction or other determination whatsoever of any Governmental or Regulatory Authority, arbitrator or any other Person whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final and whether voluntarily imposed or consented to).

9.44

“Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of incorporation, by-laws or other governing or constitutive documents, if any.

9.45

“Organon” shall mean N.V. Organon, a Netherlands corporation.

9.46

“Owned Intellectual Property” shall mean all Copyrights, Patents, Trademarks, technology, trade secrets, know-how, inventions, methods, techniques and other intellectual property owned by the Company or any of its Subsidiaries.

9.47

“Patents” shall mean patents and patent applications (including, without limitation, provisional applications, utility applications and design applications), including, without limitation, reissues, patents of addition, continuations, continuations-in-part, substitutions, additions, divisionals, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions and the like, any foreign or international equivalent of any of the foregoing, and any domestic or foreign patents or patent applications claiming priority to any of the above.

9.48

“Permits” shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, Orders, qualifications and similar rights or approvals granted or issued by any Governmental or Regulatory Authority relating to the Business.

9.49

“Per Unit Purchase Price” shall have the meaning set forth in Section 1.2.

9.50

“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or Governmental or Regulatory Authority.

9.51

“Placement Agent” shall mean Laidlaw & Company (UK) Ltd.

9.52

“Preferred Stock” shall mean shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

9.53

“Premises” shall have the meaning set forth in Section 3.22.

9.54

“Products” shall have the meaning set forth in Section 3.7.1(c).

9.55

“Proportionate Percentage” shall mean, as to each Subsequent Closing Purchaser, the percentage set forth opposite such Subsequent Closing Purchaser’s name on Exhibit A.

9.56

“Purchasers” and “Purchaser” shall have the meaning set forth in the preamble to this Agreement.

9.57

“Real Property Leases” shall have the meaning set forth in Section 3.18.

9.58

 “Regulatory Approvals” shall mean all Consents from all Governmental or Regulatory Authorities.

9.59

“Requirement of Law” shall mean any provision of law, statute, treaty, rule, regulation, ordinance or pronouncement having the effect of law, and any Order.

9.60

“Schedules” shall have the meaning set forth in the preamble to Section 3.

9.61

“Securities Act” shall have the meaning set forth in Section 3.23.

9.62

“Series A Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.63

“Series B Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.64

“Series C Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.65

“Series C-1 Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.66

“Series C-2 Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.67

“Series C-3 Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.68

“Series C-4 Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.69

“Series  D Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.70

“Series D Shares” shall have the meaning set forth in the Background section of this Agreement

9.71

“Series E Shares” shall have the meaning set forth in the Background section of this Agreement.

9.72

“Series E Preferred Stock” shall have the meaning set forth in the Background section of this Agreement.

9.73

“Statement Date” shall have the meaning set forth in Section 3.5.

9.74

“Subsequent Closing” shall mean the funding which occurs on the Subsequent Closing Date.

9.75

“Subsequent Closing Date” shall mean the date that the Company selects by not less than 10 days’ prior written notice to the Subsequent Closing Purchasers or such other date as the Company and the Subsequent Closing Purchasers who are entitled to purchase at least a majority of the Subsequent Common Stock to be purchased at the Subsequent Closing may mutually agree in writing.

9.76

“Subsequent Closing Purchaser” shall have the meaning set forth in Section 1.3.

9.77

“Subsequent Units” shall have the meaning set forth in Section 2.2.

9.78

“Subsidiaries” and “Subsidiary” shall mean, with respect to any Person (including the Company), any corporation, partnership, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries of such Person.

9.79

“Suppliers” shall have the meaning set forth in Section 3.19.2.

9.80

“Tax Returns” shall mean any declaration, return, report, estimate, information return, schedule, statements or other document filed or required to be filed in connection with the calculation, assessment or collection of any Taxes or, when none is required to be filed with a taxing authority, the statement or other document issued by, a taxing authority.

9.81

“Taxes” shall mean (i) any tax, charge, fee, levy or other assessment including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign Governmental or Regulatory Authority, domestic or foreign or (ii) any Liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation §1.1502-6 or comparable Requirement of Law.

9.82

“Trademarks” shall mean trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, uniform resource locators (URLs), domain names, trade dress, any other names and locators associated with the Internet, other source of business identifiers, whether registered or unregistered and whether or not currently in use, and registrations, applications to register and all of the goodwill of the business related to the foregoing.

9.83

“Transaction Documents” shall mean this Agreement, the Certificate, the Investor Rights Agreement, the First Amended and Restated Stockholders Agreement, the Indemnification Agreements and all other documents, certificates and instruments executed and delivered at any Closing.

9.84

“Units” shall have the meaning set forth in the recitals to this Agreement and further defined in Section 1.1 herein.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY: ACTINIUM PHARMACEUTICALS, INC.

By:_____________________________

Name:   Jack V. Talley

Title:    President and Chief Executive Officer

Address:   501 Fifth Avenue, 3rd Floor

                 New York, NY 10017

Tel:  646-459-4201

Fax:  1-800-559-6927

email:  jtalley@actiniumpharmaceuticals.com

PURCHASERS:

The Purchasers set forth on Exhibit A to the Agreement have executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Purchaser is deemed to have executed the UNIT PURCHASE AGREEMENT in all respects and is bound to purchase the Units set forth in such Subscription Agreement and Exhibit A to the Agreement.

UNIT PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing

Name of Purchaser	Initial Units	Common Stock	A Warrant Common Stock	B Warrant Common Stock	Total Purchase Price Amount
$
TOTAL: $

Subsequent Closing

Name of Subsequent Closing Purchaser	Subsequent Units	Common Stock	A Warrant Common Stock	B Warrant Common Stock	Total Purchase Price Amount
TOTAL: $

FORM OF A WARRANT

EXHIBIT B-1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR SATISFACTORY ASSURANCES TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION.

WARRANT TO PURCHASE COMMON STOCK

of

Actinium Pharmaceuticals, Inc.

Void after _________, 2013

This certifies that, for value received, _________________, a ________________________, or its registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from Actinium Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, __________________ (_______) shares of the Common Stock of the Company (the “Shares”), upon surrender hereof, at the principal office of the Company referred to below and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below.  This Warrant is issued pursuant to the Unit Purchase Agreement dated as of ____________, 2012, among the Company and certain Purchasers named therein (the “Purchase Agreement”). The number, character and Exercise Price of such shares of Common Stock (the "Common Stock") are subject to adjustment as provided below.  The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

Following the Pubco Transaction (as defined in the Purchase Agreement), references herein to the Shares of Common Stock shall be deemed to refer to shares of common stock of the Company’s publicly traded successor in the Pubco Transaction (“Pubco”), and references herein to the Company shall be deemed to refer to Pubco.

1.

Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing _________, 2012 (the “Warrant Issue Date”), and ending at 5:00 p.m., Eastern Time on _______, 2013 (the 120th day after the date of issuance), and shall be void thereafter.

2.

Exercise Price.  The Exercise Price per share of Common Stock at which this Warrant may be exercised shall be equal to $0.55 per share as adjusted from time to time pursuant to Section 10 below (the “Exercise Price”).

3.

Exercise of Warrant.

(a)

The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of then outstanding indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

(b)

This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above and payment of the Exercise Price, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date (the “Exercise Date”).  As promptly as practicable on or after the Exercise Date, but in no event more than three (3) business days thereafter (the “Warrant Share Delivery Date”), the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise; provided, however, following the Pubco Transaction (as defined in the Purchase Agreement), this provision shall require certificates for Shares purchased hereunder to be transmitted by the transfer agent of Pubco to the Holder on the Exercise Date by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c)

Following the Pubco Transaction, in addition to any other rights available to the Holder, if Pubco fails to cause its transfer agent to deliver to the Holder a certificate or certificates representing the Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Holder of the Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then Pubco shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had Pubco timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence Pubco shall be required to pay the Holder $1,000. The Holder shall provide Pubco written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Pubco, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Pubco’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.

Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.

Rights of Shareholders.  Until Holder exercises this Warrant and the Company issues Holder shares of Common Stock purchasable upon the exercise hereof, as provided herein, Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent or assert dissenter’s rights with respect to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

7.

Transfer of Warrant.

(a)

Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders.  Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)

Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.  Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)

Transferability and Non-negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with the terms of this Warrant and all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

(d)

Compliance with Securities Laws.

(i)

Holder understands that the Warrant and the Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “1993 Act”) inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.  Holder understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 11 hereof.  Holder understands that no public market now exists for any of the Warrants or the Shares and that it is uncertain whether a public market will ever exist for the Warrants or the Shares.

(ii)

This Warrant and all certificates for the Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

(e)

Disposition of Holder’s Rights.

(i)

In no event will the Holder make a disposition of any of its rights to acquire Shares under this Warrant and/or of any of the Shares issuable upon exercise of any such rights unless and until (A) it shall have notified the Company of the proposed disposition, (B) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (1) appropriate action necessary for compliance with the 1933 Act has been taken, or (2) an exemption from the registration requirements of the 1933 Act is available, and (C) if the disposition involves the sale of such rights or such Shares issuable upon exercise of such rights, it shall have offered to the Company, pursuant to Section 7(f) hereunder, such rights to acquire Shares or Shares issuable and upon exercise of such rights, as the case may be.

(ii)

The restrictions imposed under this Section 7(e) shall terminate as to any of the Shares when (A) such security shall have been effectively registered under the 1933 Act  and sold by the holder thereof in accordance with such registration or (B) such security may be sold without registration in compliance with Rule 144 under the 1933 Act, or (C) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required.  Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of  Shares then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such Shares not bearing any restrictive legend.

(f)

Company’s Right of First Refusal.  Subject to the foregoing, each time Holder proposes to sell any rights to purchase Shares hereunder or any of the Shares issuable upon exercise of such rights (the “Offered Shares”), Holder shall deliver a notice (a “Notice”) to the Company stating, (A) its bona fide intention to sell such Offered Shares, (B) the number of such Offered Shares being offered, and (C) the price and terms, if any, upon which it proposes to offer such Offered Shares.  Within twenty (20) days after receipt of the Notice (the “Notice Period”), the Company may elect by written notice to purchase or obtain, at the price and on the terms specified in the Notice, the number of Offered Shares as specified in the Notice, subject to applicable law with respect to issuer redemptions of securities.  If the Company does not elect to purchase all of the Offered Shares, the Holder may, during the ninety (90) day period following the expiration of the Notice Period, offer the remaining unsubscribed portion of such Offered Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice.  If the Holder does not enter into an agreement for the sale of the Offered Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Shares shall not be offered unless first reoffered to the Company in accordance herewith.  Notwithstanding anything herein to the contrary, this provision shall become null and void and of no further force or effect immediately upon consummation of the Pubco Transaction.

(g)

Market Stand-Off.

(i)

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company’s initial public offering, Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock to be issued upon exercise hereof, without the prior written consent of the Company or its lead managing underwriter(s).  Such restriction (the ”Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriter(s).  In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Company’s initial public offering.

(ii)

Holder shall be subject to the Market Stand-Off only if the officers and directors of the Company are also subject to similar restrictions.

(iii)

Any new, substituted or additional securities which are by reason of any recapitalization or reorganization of the Company distributed with respect to the shares of Common Stock to be issued upon exercise hereof shall be immediately subject to the Market standoff, to the same extent the shares of Common Stock to be issued upon exercise hereof are at such time covered by such provisions.

(iv)

In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock to be issued upon exercise hereof until the end of the applicable stand-off period.

(h)

Any entity to whom Holder transfers any right to purchase the Shares pursuant to this Warrant or any of the Shares issuable upon the exercise of such right shall become a “Holder” for purposes of this Section 7.

8.

Reservation of Stock.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) as the same may be amended from time to time to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.

Amendments.

(a)

This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the holder(s) of greater than 50% of unexercised Shares then issuable pursuant to all Warrants issued pursuant to the Purchase Agreement, provided that no part of Section 12 hereof (Placement Agent’s Fees and Expenses) may be amended or waived without the written consent of the Placement Agent (as defined in the Purchase Agreement), in addition to the foregoing.  Any amendment, modification or waiver effected in accordance with this Section 9 shall be binding upon each future holder of the Warrant and the Company.

(b)

No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.

Adjustments.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)

Reclassification, etc.  If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(b)

Dividend, Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

(c)

Anti-Dilution.

i.

Definitions.  For the purposes of this Section 10(c), the following definitions shall apply:

1.

“Applicable Per Share Stated Value of the Series E Preferred Stock” means $0.261 per share, subject to appropriate and proportionate adjustment for stock dividends payable in shares of , stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series E Preferred Stock (as defined in the Purchase Agreement).

2.

“Common Stock Equivalent” means warrants, options, subscription or other rights to purchase or otherwise obtain Common Stock, any securities or other rights directly or indirectly convertible into or exercisable or exchangeable for Common Stock and any warrants, options, subscription or other rights to purchase or otherwise obtain such convertible or exercisable or exchangeable securities or other rights.

3.

“Fully Diluted Basis” means, as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange or conversion of all then outstanding exercisable, exchangeable or convertible Common Stock Equivalents which, directly or indirectly, on exercise, exchange or conversion result in the issuance of shares of Common Stock, assuming in each instance that the holder thereof receives the maximum number of shares of Common Stock issuable, directly or indirectly, under the terms of the respective instrument, assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the amount of Common Stock ultimately issuable upon exercise, exchange or conversion.

4.

“Qualified Initial Public Offering” means the closing of the Company’s initial direct public offering or underwritten public offering on a firm commitment basis pursuant to an effective registration statement on Form S-1 or any successor forms thereto filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company (a) in which (i) the Company actually receives gross proceeds equal to or greater than $5,000,000, calculated before deducting underwriters’ discounts and commissions and other offering expenses, and (ii) a per share offering price equal to or greater than the product of (A) the Applicable Per Share Stated Value of the Series E Preferred Stock, multiplied by (B) two (2), and (b) following which the Common Stock of the Company is listed on a national securities exchange.

ii.

Adjustment of Conversion Price Upon Issuance of Shares of Common Stock. For so long as there are any Warrants outstanding, if and whenever at any time and from time to time after the Warrant Issue Date, as applicable, the Company shall issue, or is, in accordance with Sections 10(c)(ii)(1) through 10(c)(ii)(7) of this Section 10, deemed to have issued, any shares of Common Stock for no consideration or a consideration per share less than the Exercise Price, as applicable, then, forthwith upon such issue or sale, the Warrants shall be subject to a proportional adjustment determined by multiplying such Warrant Exercise Price by the following fraction:

N(0) + N(1)
N(0) + N(2)

Where:

N(0) = the number of shares of Common Stock outstanding (calculated on a Fully Diluted Basis) immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents;

N(1) = the number of shares of Common Stock which the aggregate consideration, if any (including the aggregate Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Company for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Warrant Exercise Price, as applicable, in effect immediately prior to such issuance; and

N(2) = the number of such additional shares of Common Stock so issued or deemed to be issued.

For purposes of this Section 10(c)(ii), the following Sections 10(c)(ii)(1) to 10(c)(ii)(5) shall be applicable:

1.

Consideration for Shares.  For purposes of this Section 10(c)(ii), the consideration received by the Company for the issuance of any shares of Common Stock or Common Stock Equivalents shall be computed as follows:

A.

insofar as such consideration consists of cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith (excluding amounts paid for accrued interest, dividends or distributions);

B.

insofar as such consideration consists of property other than cash, the value of such property received by the Company shall be deemed to be the fair value of such property at the time of such issuance as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith;

C.

insofar as such consideration consists of consideration other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of Common Stock issued or deemed issued; and

D.

in the event that Common Stock or Common Stock Equivalents shall be issued in connection with the issue of other securities of the Company, together comprising one integral transaction in which no special consideration is allocated to such Common Stock or Common Stock Equivalents by the parties thereto, the allocation of the aggregate consideration between such other securities and the Common Stock Equivalents shall be as determined in good faith by the Board.

2.

Issuance of Common Stock Equivalents.  The issuance of any Common Stock Equivalents shall be deemed an issuance of the maximum number of shares of Common Stock issuable upon the complete exercise, conversion or exchange of such Common Stock Equivalents (assuming the satisfaction of all vesting or other similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion), and no further adjustments shall be made upon exercise, conversion or exchange of such Common Stock Equivalents.

3.

Net Consideration Per Share.  The “Net Consideration Per Share” which shall be receivable by the Company for any shares of Common Stock issued upon the exercise, exchange or conversion of any Common Stock Equivalents shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon complete exercise, exchange or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if such Common Stock Equivalents were fully exercised, exchanged or converted (assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion).

4.

Record Date.  In case the Company shall establish a record date with respect to the holders of any class or series of the Company’s capital stock or other securities for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents or (B) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents, then such record date shall be deemed to be the date of the issuance of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5.

Exceptions to Anti-Dilution Adjustments.  The anti-dilution adjustments set forth in this Section 10(c)(ii) shall not apply with respect to the following (collectively, the “Excluded Securities”):

A.

the issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) to employees, consultants, officers or directors of the Company or any Affiliate or Subsidiary of the Company pursuant to a stock option plan or restricted stock plan or arrangement, which issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) are unanimously approved by the Board;

B.

the issuance of any shares of Common Stock upon the conversion of outstanding shares of Preferred Stock;

C.

the issuance of shares of Common Stock in a Qualified Initial Public Offering or pursuant to the Pubco Transaction;

D.

the issuance of Common Stock, Common Stock Equivalents or other securities to financial institutions or other lenders or lessors in connection with any loan, commercial credit arrangement, equipment financing, commercial property lease or similar transaction that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates (as defined in the Purchase Agreement) and are approved by a majority of the entire Board;

E.

the issuance of any Common Stock, Common Stock Equivalent or other securities pursuant to any capital reorganization, reclassification or similar transaction that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates and that are approved a majority of the entire Board;

F.

the issuance of any Common Stock, Common Stock Equivalent or other securities to an entity as a component of any business relationship with such entity for the purpose of (1) joint venture, technology licensing or development activities, (2) distribution, supply or manufacture of the Company’s products or services or (3) any other arrangement involving corporate partners that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates and, in each of the foregoing cases, is approved by a majority of the entire Board; or

G.

the issuance of Common Stock, Common Stock Equivalents or other securities in any transaction primarily for the purpose of raising equity capital for the Company or any of its Affiliates to investment bankers, placement agents or advisors in connection with the issuance of Series E Preferred Stock and the Units (as defined in the Purchase Agreement).

(d)

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

11.

Registration Rights.  The shares of Common Stock issuable upon exercise of this Warrant shall have the registration rights set forth in the 2012 Unit Investor Rights Agreement attached as an exhibit to the Purchase Agreement.

12.

Placement Agent’s Fees and Expenses.  Holder understands that, upon any exercise of this Warrant, the Placement Agent (as defined in the Purchase Agreement) shall be entitled to receive a commission equal to 10% and a non-accountable expense allowance equal to 2% of the aggregate Exercise Price paid by Holder upon such exercise.  The Company shall direct the Holder to make such commission and expense payment directly to the Placement Agent and the Holder shall comply with such direction.

13.

Reclassification; Reorganization; Merger.

In case of any capital reorganization, other than in the cases referred to in Sections 10(a) and 10(b) hereof, or the consolidation or merger of the Company with or into another corporation, including without limitation, the Pubco Transaction (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto (including, without limitation, Pubco) and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof then such issuer (including, without limitation, Pubco), shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate thirty (30) days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

The above provisions of this Section 12 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

14.

Notice of Certain Events.

In case at any time the Company shall propose:

(a)

to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

(b)

to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

(c)

to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 12 (including, without limitation, the Pubco Transaction); or

(d)

to effect any liquidation, dissolution, or winding-up of the Company; or

(e)

to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to: (1) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (2) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (3) the date of such action which would require an adjustment to the Exercise Price.

15.

Miscellaneous.

(a)

Additional Undertaking.  The Holder hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Holder or the shares of Common Stock issued upon exercise hereof pursuant to the provisions of this Warrant.

(b)

Governing Law; Venue.  This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that State's conflict-of-laws rules.  Venue for any legal action hereunder shall be in the state or federal courts located in the Borough of Manhattan, New York, New York.

(c)

Counterparts.  This Warrant may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(d)

Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Holder, the Holder’s permitted assigns and the legal representatives, heirs and legatees of the Holder’s estate, whether or not any such person shall have become a party to this Warrant and have agreed in writing to join herein and be bound by the terms hereof.

(e)

Notices.  All notices, requests, demands and other communications given or made in accordance with the provisions of this Warrant shall be addressed (i) if to Holder, at such Holder’s address, fax number or email address, as furnished to the Company on the signature page to the Purchase Agreement or as otherwise furnished to the Company by the Holder in writing, or (ii) if to the Company, to the attention of the President at such address, fax number or email address furnished to the Holder on the signature page to the Purchase Agreement or as otherwise furnished by the Company in writing, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail.  Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Actinium Pharmaceuticals, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of ___________, 2012.

ACTINIUM PHARMACEUTICALS, INC.

By:

Jack V. Talley

President and Chief Executive Officer

HOLDER

The Holder has executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Purchaser is deemed to have executed this Warrant in all respects and is bound to purchase the terms thereof as set forth in the Subscription Agreement.

NOTICE OF EXERCISE

To:

Actinium Pharmaceuticals, Inc.

(1)

The undersigned hereby elects to purchase ____________ shares of Common Stock of Actinium Pharmaceuticals, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are restricted securities under the 1933 Act and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the 1933 Act or any state securities laws.

(3)

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name

Name

(4)

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Name

Name

Date:

Signature:

FORM OF B WARRANT

EXHIBIT B-2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR SATISFACTORY ASSURANCES TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION.

WARRANT TO PURCHASE COMMON STOCK

of

Actinium Pharmaceuticals, Inc.

Void after ____________, 2017

This certifies that, for value received, _______________, a ____________, or its registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from Actinium Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, _______________ (______) shares of the Common Stock of the Company (the “Shares”), upon surrender hereof, at the principal office of the Company referred to below and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below.  This Warrant is issued pursuant to the Unit Purchase Agreement dated as of ______________, 2012, among the Company and certain Purchasers named therein (the “Purchase Agreement”). The number, character and Exercise Price of such shares of Common Stock (the “Common Stock”) are subject to adjustment as provided below.  The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

Following the Pubco Transaction (as defined in the Purchase Agreement), references herein to the Shares or Common Stock shall be deemed to refer to shares of common stock of the Company’s publicly traded successor in the Pubco transaction (“Pubco”), and references herein to the Company shall be deemed to refer to Pubco.

1.

Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing _____________, 2012 (the “Warrant Issue Date”), and ending at 5:00 p.m., Eastern Time on  the fifth anniversary of the final Subsequent Closing (as defined in the Purchase Agreement), and shall be void thereafter.

2.

Exercise Price.  The Exercise Price per share of Common Stock at which this Warrant may be exercised shall be equal to $0.825 per share as adjusted from time to time pursuant to Section 10 below (the “Exercise Price”).

3.

Exercise of Warrant.

(a)

The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of then outstanding indebtedness of the Company to the Holder, (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased or (iv) by cashless exercise as set forth in Section 3(c), below, of the purchase price of the shares to be purchased, except upon a call by the Company.

(b)

This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above and payment of the Exercise Price if exercised for cash, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date (the “Exercise Date”).  As promptly as practicable on or after the Exercise Date, but in no event more than three (3) business days thereafter (the “Warrant Share Delivery Date”), the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise; provided, however, following the Pubco Transaction (as defined in the Purchase Agreement), this provision shall require certificates for Shares purchased hereunder to be transmitted by the transfer agent of Pubco to the Holder on the Exercise Date by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c)

The Holder, at its option, may exercise this Warrant in a cashless exercise transaction pursuant to this subsection (c) (a “Cashless Exercise”). In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with an Exercise Form, completed and executed, indicating Holder’s election to effect a Cashless Exercise, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)/A

where:

X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(c), where “Market Price,” means the Volume Weighted Average Price (as defined herein) of one (1) share of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the Exercise Date.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on The NASDAQ Global Market (“NASDAQ”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if NASDAQ is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or in the “pink sheets” by the Pink OTC Market, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as determined in good faith by the Company’s Board of Directors. “Trading Day” shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issued upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issued upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

(d)  In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price or Market Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within four (4) business days of receipt, or deemed receipt, of the Exercise Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or delayed or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price to the Company’s independent, outside accountant, or another accounting firm of national standing selected by the Company. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than the later of (i) five (5) business days from the time it receives the disputed determinations or calculations or (ii) five (5) business days from the selection of the investment bank and accounting firm, as applicable. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(e)

Following the Pubco Transaction, in addition to any other rights available to the Holder, if Pubco fails to cause its transfer agent to deliver to the Holder a certificate or certificates representing the Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Holder of the Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then Pubco shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had Pubco timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence Pubco shall be required to pay the Holder $1,000. The Holder shall provide Pubco written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Pubco, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Pubco’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.

Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.

Rights of Shareholders.  Until Holder exercises this Warrant and the Company issues Holder shares of Common Stock purchasable upon the exercise hereof, as provided herein, Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent or assert dissenter’s rights with respect to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

7.

Transfer of Warrant.

(a)

Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders.  Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)

Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.  Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)

Transferability and Non-negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with the terms of this Warrant and all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

(d)

Compliance with Securities Laws.

(i)

Holder understands that the Warrant and the Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act of 1933, as amended (the “1933 Act”) and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.  Holder understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 11 hereof.  Holder understands that no public market now exists for any of the Warrants or the Shares and that it is uncertain whether a public market will ever exist for the Warrants or the Shares.

(ii)

This Warrant and all certificates for the Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

(e)

Disposition of Holder’s Rights.

(i)

In no event will the Holder make a disposition of any of its rights to acquire Shares under this Warrant and/or of any of the Shares issuable upon exercise of any such rights unless and until (A) it shall have notified the Company of the proposed disposition, (B) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (1) appropriate action necessary for compliance with the 1933 Act has been taken, or (2) an exemption from the registration requirements of the 1933 Act is available, and (C) if the disposition involves the sale of such rights or such Shares issuable upon exercise of such rights, it shall have offered to the Company, pursuant to Section 7(f) hereunder, such rights to acquire Shares or Shares issuable and upon exercise of such rights, as the case may be.

(ii)

The restrictions imposed under this Section 7(e) shall terminate as to any of the Shares when (A) such security shall have been effectively registered under the 1933 Act  and sold by the holder thereof in accordance with such registration or (B) such security may be sold without registration in compliance with Rule 144 under the 1933 Act, or (C) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required.  Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of  Shares then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such Shares not bearing any restrictive legend.

(f)

Company’s Right of First Refusal.

Subject to the foregoing, each time Holder proposes to sell any rights to purchase Shares hereunder or any of the Shares issuable upon exercise of such rights (the “Offered Shares”), Holder shall deliver a notice (a “Notice”) to the Company stating, (A) its bona fide intention to sell such Offered Shares, (B) the number of such Offered Shares being offered, and (C) the price and terms, if any, upon which it proposes to offer such Offered Shares.  Within twenty (20) days after receipt of the Notice (the “Notice Period”), the Company may elect by written notice to purchase or obtain, at the price and on the terms specified in the Notice, the number of Offered Shares as specified in the Notice, subject to applicable law with respect to issuer redemptions of securities.  If the Company does not elect to purchase all of the Offered Shares, the Holder may, during the ninety (90) day period following the expiration of the Notice Period, offer the remaining unsubscribed portion of such Offered Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice.  If the Holder does not enter into an agreement for the sale of the Offered Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Shares shall not be offered unless first reoffered to the Company in accordance herewith.  Notwithstanding anything herein to the contrary, this provision shall become null and void and of no further force or effect immediately upon consummation of the Pubco Transaction.

(g)

Market Stand-Off.

(i)

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company’s initial public offering, Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock to be issued upon exercise hereof, without the prior written consent of the Company or its lead managing underwriter(s).  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriter(s).  In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Company’s initial public offering.

(ii)

Holder shall be subject to the Market Stand-Off only if the officers and directors of the Company are also subject to similar restrictions.

(iii)

Any new, substituted or additional securities which are by reason of any recapitalization or reorganization of the Company distributed with respect to the shares of Common Stock to be issued upon exercise hereof shall be immediately subject to the Market standoff, to the same extent the shares of Common Stock to be issued upon exercise hereof are at such time covered by such provisions.

(iv)

In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock to be issued upon exercise hereof until the end of the applicable stand-off period.

(h)

Any entity to whom Holder transfers any right to purchase the Shares pursuant to this Warrant or any of the Shares issuable upon the exercise of such right shall become a “Holder” for purposes of this Section 7.

8.

Reservation of Stock.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) as the same may be amended from time to time to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.

Amendments.

(a)

This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the holder(s) of greater than 50% of unexercised Shares then issuable pursuant to all Warrants issued pursuant to the Purchase Agreement, provided that no part of Section 12 hereof (Right to Call) or Section 15(f) hereof (Placement Agent’s Fees and Expenses) may be amended or waived without the written consent of the Placement Agent (as defined in the Purchase Agreement), in addition to the foregoing.  With respect to a proposed modification, amendment or waiver of Section 12 only, if the Placement Agent does not object to such modification, amendment or waiver within 10 business days following such date when the Company has provided the Placement Agent with the proposed form of amendment, modification or waiver, the consent of the Placement Agent will be deemed to have been given.  Any amendment, modification or waiver effected in accordance with this Section 9 shall be binding upon each future holder of the Warrant and the Company.

(b)

No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.

Adjustments.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)

Reclassification, etc.  If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(b)

Dividend, Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

(c)

Anti-Dilution.

i.

Definitions.  For the purposes of this Section 10(c), the following definitions shall apply:

1.

“Applicable Per Share Stated Value of the Series E Preferred Stock” means $0.261 per share, subject to appropriate and proportionate adjustment for stock dividends payable in shares of , stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series E Preferred Stock (as defined in the Purchase Agreement).

2.

“Common Stock Equivalent” means warrants, options, subscription or other rights to purchase or otherwise obtain Common Stock, any securities or other rights directly or indirectly convertible into or exercisable or exchangeable for Common Stock and any warrants, options, subscription or other rights to purchase or otherwise obtain such convertible or exercisable or exchangeable securities or other rights.

3.

“Fully Diluted Basis” means, as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange or conversion of all then outstanding exercisable, exchangeable or convertible Common Stock Equivalents which, directly or indirectly, on exercise, exchange or conversion result in the issuance of shares of Common Stock, assuming in each instance that the holder thereof receives the maximum number of shares of Common Stock issuable, directly or indirectly, under the terms of the respective instrument, assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the amount of Common Stock ultimately issuable upon exercise, exchange or conversion.

4.

“Qualified Initial Public Offering” means the closing of the Company’s initial direct public offering or underwritten public offering on a firm commitment basis pursuant to an effective registration statement on Form S-1 or any successor forms thereto filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company (a) in which (i) the Company actually receives gross proceeds equal to or greater than $5,000,000, calculated before deducting underwriters’ discounts and commissions and other offering expenses, and (ii) a per share offering price equal to or greater than the product of (A) the Applicable Per Share Stated Value of the Series E Preferred Stock, multiplied by (B) two (2), and (b) following which the Common Stock of the Company is listed on a national securities exchange.

ii.

Adjustment of Conversion Price Upon Issuance of Shares of Common Stock. For so long as there are any Warrants outstanding, if and whenever at any time and from time to time after the Warrant Issue Date, as applicable, the Company shall issue, or is, in accordance with Sections 10(c)(ii)(1) through 10(c)(ii)(7) of this Section 10, deemed to have issued, any shares of Common Stock for no consideration or a consideration per share less than the Exercise Price, as applicable, then, forthwith upon such issue or sale, the Warrants shall be subject to a proportional adjustment determined by multiplying such Warrant Exercise Price by the following fraction:

N(0) + N(1)
N(0) + N(2)

Where:

N(0) = the number of shares of Common Stock outstanding (calculated on a Fully Diluted Basis) immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents;

N(1) = the number of shares of Common Stock which the aggregate consideration, if any (including the aggregate Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Company for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Warrant Exercise Price, as applicable, in effect immediately prior to such issuance; and

N(2) = the number of such additional shares of Common Stock so issued or deemed to be issued.

For purposes of this Section 10(c)(ii), the following Sections 10(c)(ii)(1) to 10(c)(ii)(5) shall be applicable:

6.

Consideration for Shares.  For purposes of this Section 10(c)(ii), the consideration received by the Company for the issuance of any shares of Common Stock or Common Stock Equivalents shall be computed as follows:

A.

insofar as such consideration consists of cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith (excluding amounts paid for accrued interest, dividends or distributions);

B.

insofar as such consideration consists of property other than cash, the value of such property received by the Company shall be deemed to be the fair value of such property at the time of such issuance as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith;

C.

insofar as such consideration consists of consideration other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of Common Stock issued or deemed issued; and

D.

in the event that Common Stock or Common Stock Equivalents shall be issued in connection with the issue of other securities of the Company, together comprising one integral transaction in which no special consideration is allocated to such Common Stock or Common Stock Equivalents by the parties thereto, the allocation of the aggregate consideration between such other securities and the Common Stock Equivalents shall be as determined in good faith by the Board.

7.

Issuance of Common Stock Equivalents.  The issuance of any Common Stock Equivalents shall be deemed an issuance of the maximum number of shares of Common Stock issuable upon the complete exercise, conversion or exchange of such Common Stock Equivalents (assuming the satisfaction of all vesting or other similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion), and no further adjustments shall be made upon exercise, conversion or exchange of such Common Stock Equivalents.

8.

Net Consideration Per Share.  The “Net Consideration Per Share” which shall be receivable by the Company for any shares of Common Stock issued upon the exercise, exchange or conversion of any Common Stock Equivalents shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon complete exercise, exchange or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if such Common Stock Equivalents were fully exercised, exchanged or converted (assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion).

9.

Record Date.  In case the Company shall establish a record date with respect to the holders of any class or series of the Company’s capital stock or other securities for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents or (B) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents, then such record date shall be deemed to be the date of the issuance of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

10.

Exceptions to Anti-Dilution Adjustments.  The anti-dilution adjustments set forth in this Section 10(c)(ii) shall not apply with respect to the following (collectively, the “Excluded Securities”):

A.

the issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) to employees, consultants, officers or directors of the Company or any Affiliate or Subsidiary of the Company pursuant to a stock option plan or restricted stock plan or arrangement, which issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) are unanimously approved by the Board;

B.

the issuance of any shares of Common Stock upon the conversion of outstanding shares of Preferred Stock;

C.

the issuance of shares of Common Stock in a Qualified Initial Public Offering or pursuant to the Pubco Transaction;

D.

the issuance of Common Stock, Common Stock Equivalents or other securities to financial institutions or other lenders or lessors in connection with any loan, commercial credit arrangement, equipment financing, commercial property lease or similar transaction that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates (as defined in the Purchase Agreement) and are approved by a majority of the entire Board;

E.

the issuance of any Common Stock, Common Stock Equivalent or other securities pursuant to any capital reorganization, reclassification or similar transaction that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates and that are approved a majority of the entire Board;

F.

the issuance of any Common Stock, Common Stock Equivalent or other securities to an entity as a component of any business relationship with such entity for the purpose of (1) joint venture, technology licensing or development activities, (2) distribution, supply or manufacture of the Company’s products or services or (3) any other arrangement involving corporate partners that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates and, in each of the foregoing cases, is approved by a majority of the entire Board; or

G.

the issuance of Common Stock, Common Stock Equivalents or other securities in any transaction primarily for the purpose of raising equity capital for the Company or any of its Affiliates to investment bankers, placement agents or advisors in connection with the issuance of Series E Preferred Stock and the Units (as defined in the Purchase Agreement).

(d)

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

11.

Registration Rights.  The shares of Common Stock issuable upon exercise of this Warrant shall have the registration rights set forth in the 2012 Unit Investor Rights Agreement attached as an exhibit to the Purchase Agreement.

12.

Right to Call.  Following the Pubco Transaction, Pubco may call this Warrant for redemption upon written notice to all Purchasers of Units (each as defined in the Purchase Agreement) at any time the closing price of the Common Stock exceeds $1.50 (as adjusted pursuant to Section 10) for 20 consecutive trading days, as reported by Bloomberg, provided at such time there is an effective registration statement covering the resale of the Shares.  In the 60 business days following the date the redemption notice is deemed given in accordance with Section 15(e) hereof (the “Exercise Period”), investors may choose to exercise this Warrant or a portion of the Warrant by paying the then applicable Exercise Price per share for every Share exercised.  Any Shares not exercised by 5:00 pm Eastern Time on the last day of the Exercise Period will be redeemed by the Company at $0.001 per share.    Holder understands that the Placement Agent (as defined in the Purchase Agreement) shall be entitled to receive a warrant solicitation fee equal to 5% of the aggregate Exercise Price paid by Holder upon such exercise following a call for redemption by the Company.  The Company shall direct the Holder to make such solicitation fee payment directly to the Placement Agent and the Holder shall comply with such direction.

13.

Reclassification; Reorganization; Merger.

In case of any capital reorganization, other than in the cases referred to in Sections 10(a) and 10(b) hereof, or the consolidation or merger of the Company with or into another corporation, including without limitation, the Pubco Transaction (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto (including, without limitation, Pubco) and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof then such issuer (including, without limitation, Pubco), shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate thirty (30) days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

The above provisions of this Section 13 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

14.

Notice of Certain Events.

In case at any time the Company shall propose:

(a)

to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

(b)

to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

(c)

to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 13 (including, without limitation, the Pubco Transaction); or

(d)

to effect any liquidation, dissolution, or winding-up of the Company; or

(e)

to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to: (1) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (2) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (3) the date of such action which would require an adjustment to the Exercise Price.

15

Miscellaneous.

(a)

Additional Undertaking.  The Holder hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Holder or the shares of Common Stock issued upon exercise hereof pursuant to the provisions of this Warrant.

(b)

Governing Law; Venue.  This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.  Venue for any legal action hereunder shall be in the state or federal courts located in the Borough of Manhattan, New York, New York.

(c)

Counterparts.  This Warrant may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(d)

Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Holder, the Holder’s permitted assigns and the legal representatives, heirs and legatees of the Holder’s estate, whether or not any such person shall have become a party to this Warrant and have agreed in writing to join herein and be bound by the terms hereof.

(e)

Notices.  All notices, requests, demands and other communications given or made in accordance with the provisions of this Warrant shall be addressed (i) if to Holder, at such Holder’s address, fax number or email address, as furnished to the Company on the signature page to the Purchase Agreement or as otherwise furnished to the Company by the Holder in writing, or (ii) if to the Company, to the attention of the President at such address, fax number or email address furnished to the Holder on the signature page to the Purchase Agreement or as otherwise furnished by the Company in writing, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail.  Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

(f)

Placement Agent’s Fee and Expenses.   Holder understands that, upon any exercise of this Warrant for cash within six months following the final Closing under the Purchase Agreement, the Placement Agent shall be entitled to receive a commission equal to 10% and a non-accountable expense allowance equal to 2% of the aggregate Exercise Price paid by Holder upon such exercise.  The Company shall direct the Holder to make such commission and expense payment directly to the Placement Agent and the Holder shall comply with such direction.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Actinium Pharmaceuticals, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of ____________, 2012.

ACTINIUM PHARMACEUTICALS, INC.

By:

Jack V. Talley

President and Chief Executive Officer

HOLDER

The Holder has executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Purchaser is deemed to have executed this Warrant in all respects and is bound to purchase the terms thereof as set forth in the Subscription Agreement.

NOTICE OF EXERCISE

To:

Actinium Pharmaceuticals, Inc.

(1)

The undersigned hereby elects to purchase __________________ (______) shares of Common Stock of Actinium Pharmaceuticals, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)

Payment shall take the form of (check applicable box):

[  ] lawful money of the United States; or

[  ] the cancellation of such number of warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the number of warrant Shares for which the Warrant is being exercised pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3)

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are restricted securities under the 1933 Act and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the 1933 Act or any state securities laws.

(4)

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name

(5)

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Name

Name

Date:

Signature:

FORM OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT C

FIFTH RESTATED

CERTIFICATE OF INCORPORATION

OF

ACTINIUM PHARMACEUTICALS, INC.

ACTINIUM PHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST:

The name of the Corporation is Actinium Pharmaceuticals, Inc.  A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on June 13, 2000, restated on June 6, 2001, further amended on June 29, 2004, further amended and restated on October 24, 2006, further amended and restated on March 28, 2008, and further amended and restated on October 3, 2011 (collectively, the “Certificate of Incorporation”).

SECOND:

This Fifth Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved at the Corporation’s annual meeting by vote of the stockholders of the Corporation, notice of such meeting given in accordance with the provisions of Section 222 of the DGCL.

THIRD:

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is Actinium Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A.

Authorization.  The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 325,000,000, consisting of: (i) 283,463,176shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 41,536,824 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).  The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series.  The Board of Directors is authorized, subject to the affirmative vote or written approval of the Applicable Percentage of the Series E Preferred Stock outstanding and the limitations prescribed by law and to the extent not inconsistent with, or otherwise in contravention of, the provisions of this Article IV (including, without limitation, Section of this), to authorize the issuance of one or more series of Preferred Stock, any or all of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in this Certificate of Incorporation or of any amendment hereto, or in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of this Certificate of Incorporation. The Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series C-3 Preferred Stock, the Series C-4 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall have the voting powers, designations, preferences, rights, qualifications, limitations and restrictions set forth in Sections and respectively, of this.  Capitalized terms used and not otherwise defined in this shall have the respective meanings ascribed to such terms in Section  of this.

B.

Common Stock.

1.

General.  Except as required by law or as provided in this Certificate, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

2.

Dividends and Distributions.  Subject to the provisions of this, including Sections C.2 and of this, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors of the Corporation (the “Board”) from time to time out of assets or funds of the Corporation legally available therefor.  The holders of shares of Common Stock shall be entitled to share equally, on a per share basis, in such dividends or distributions, subject to the limitations described below.

3.

Voting.  Each holder of Common Stock shall be entitled to vote on each matter (a) expressly required by the DGCL or (b) otherwise submitted to a vote of the stockholders of the Corporation, including the election of directors, except for matters subject to a separate class vote by one or more classes and/or series of capital stock of the Corporation other than Common Stock to the extent such separate class vote is required by the DGCL or this Certificate.  Each holder of shares of Common Stock shall be entitled to one vote per share of Common Stock held by such holder on each matter to be voted on by such stock.

4.

Liquidation.  The holders of all Common Stock shall be entitled to liquidation distributions, if any, pursuant to Section  of this.

C.

Preferred Stock.

1.

Designation.  A total of (a) 1,000,000 shares of Preferred Stock shall be designated as Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”), (b) 4,711,247shares of Preferred Stock shall be designated as Series B Preferred Stock (the “Series B Preferred Stock”), (c) 800,000 shares of Preferred Stock shall be designated as Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), 666,667 shares of Preferred Stock shall be designated as Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), 502,604 shares of Preferred Stock shall be designated as Series C-3 Preferred Stock (the “Series C-3 Preferred Stock”), and 4,250,000 shares of Preferred Stock shall be designated as Series C-4 Preferred Stock (the “Series C-4 Preferred Stock” and, collectively with the Series C-1 Preferred Stock, the Series C-2 Preferred Stock and the Series C-3 Preferred Stock, the “Series C Preferred Stock”),  (d) 3,000,000 shares of Preferred Stock shall be designated as Series D Preferred Stock (the “Series D Preferred Stock”), and 26,606,306 shares of Preferred Stock shall be designated as Series E Preferred Stock (the “Series E Preferred Stock“).

2.

Dividends

2.1

Series E Preferred Stock Dividends.  The holders of Series E Preferred Stock shall be entitled to receive, out of funds legally available therefore and prior and in preference to any declaration or payment of any dividend on any other class or series of the Corporation’s capital stock, cumulative dividends on such shares of Series E Preferred Stock(the “Series E Preferred Dividend”), payable in cash, when, as and if declared by the Board, at a rate per share equal to seven percent (7%) per annum of the Applicable Per Share Stated Value for such share of Series E Preferred Stock, calculated on the basis of actual days elapsed over a 365-day year.  The Series E Preferred Dividends shall accrue and compound on an annual basis, commencing on the Series E Issue Date, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The Corporation shall not declare, pay, make or Issue a dividend or other distribution with respect to any other class or series of the Corporation’s capital stock (other than a dividend payable in shares of Common Stock in connection with an Extraordinary Stock Event) unless and until all accrued and unpaid Series E Preferred Dividends have been paid.

2.2

Series B and Series D Preferred Stock Dividends.  The holders of Series B Preferred Stock and the holders of Series D Preferred Stock shall be entitled to receive, out of funds legally available therefore and prior and in preference to any declaration or payment of any dividend on any other class or series of the Corporation’s capital stock other than the Series E Preferred Stock, cumulative dividends on such shares of Series B Preferred Stock and Series D Preferred Stock, pari passu,(the “Series B and D Preferred Dividend”), payable in cash, when, as and if declared by the Board, at a rate per share equal to seven percent (7%) per annum of the Applicable Per Share Stated Value for such share of Series B Preferred Stock or for such of Series D Preferred Stock, as the case may be calculated on the basis of actual days elapsed over a 365-day year.  The Series B and D Preferred Dividends shall accrue and compound on an annual basis, commencing on the Series B Issue Date for the Series B Preferred Stock, and commencing on the Series D Issue Date for the Series D Preferred Stock, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.  The Corporation shall not declare, pay, make or Issue a dividend or other distribution with respect to any other class or series of the Corporation’s capital stock, other than dividends on the Series E Preferred Stock (and other than a dividend payable in shares of Common Stock in connection with an Extraordinary Stock Event), unless and until all accrued and unpaid Series B and D Preferred Dividends have been paid.

2.3

Participating Dividends.  In the event the Corporation shall pay, make or Issue all dividends on the Series E Preferred Stock and on the Series B Preferred Stock and on the Series D Preferred Stock as specified in Sections C.2.1 and C.2.2, and shall pay, make or Issue an additional dividend or other distribution with respect to the Common Stock payable in cash, securities of the Corporation (other than shares of Common Stock in connection with an Extraordinary Stock Event), or other assets, then, and in each such event, the holders of Series A Preferred Stock and Series C Preferred Stock shall receive, at the same time such distribution is made with respect to the Common Stock, the cash, securities or such other assets of the Corporation which such holders would have received had their shares of Preferred Stock been converted into Common Stock, in the manner set forth in Section . of this, immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

3.

Liquidation, Dissolution and Winding Up.

3.1

Treatment at Liquidation, Dissolution or Winding Up.

(a)

Series E Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (as applicable), or in the event of its insolvency, whether under the DGCL, federal bankruptcy laws or other applicable federal or state laws (a “Liquidation”), the holders of outstanding shares of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), before any distribution or payment is made to any holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any class or series of the Corporation’s capital stock which is, with respect to the Senior Preferred Stock, Junior Stock, an amount per share of Series E Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series E Preferred Stock, plus (2) declared and unpaid dividends, if any, thereon and (II) such amount per share that the holders of the Series E Preferred Stock would receive with respect to such share of Series E Preferred Stock had such share been converted into Common Stock pursuant to Section. of this Article IV immediately prior to such Liquidation (such greater amount, the “Series E Liquidation Preference”).

If the Available Assets include assets other than cash, then the value of such non-cash Available Assets shall be determined in good faith by the Board as of the date of the Liquidation. The Corporation shall notify in writing the holders of Series E Preferred Stock as to the Board’s determination of the value of the non-cash Available Assets not later than thirty (30) calendar days prior to such Liquidation.

(b)

Series A, Series B and Series D Liquidation Preferences.  After payment in full of the Series E Liquidation Preference, the holders of outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock (together, the “Senior Preferred Stock”) shall be entitled to be paid out of the Available Assets, pari passu, before any distribution or payment is made to any holders of Common Stock, Series C Preferred Stock or any class or series of the Corporation’s capital stock which is, with respect to the Senior Preferred Stock, Junior Stock as follows:

(A)

in the case of the Series A Preferred Stock, an amount per share of Series A Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series A Preferred Stock, plus (2) declared and unpaid dividends, if any, thereon and (II) such amount per share that the holders of the Series A Preferred Stock would receive with respect to such share of Series A Preferred Stock had such share been converted into Common Stock pursuant to Section. of this Article IV immediately prior to such Liquidation (such greater amount, the “Series A Liquidation Preference”); and

(B)

in the case of the Series B Preferred Stock, an amount per share of Series B Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series B Preferred Stock, plus (2) accrued and unpaid dividends thereon, plus (3) declared and unpaid dividends, if any, thereon and (II) such amount per share that the holders of the Series B Preferred Stock would receive with respect to such share of Series B Preferred Stock had such share been converted into Common Stock pursuant to Section of this Article IV immediately prior to such Liquidation (such greater amount, the “Series B Liquidation Preference”).

(C)

in the  case of the Series D Preferred Stock, an amount per share of Series D Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series D Preferred Stock, plus (2) accrued and unpaid dividends thereon, plus (3)declared and unpaid dividends, if any, thereon, and (II) such amount per share that the holders of the Series D Preferred Stock would receive with respect to such share of Series D Preferred Stock had such share been converted into Common Stock pursuant to Section of this Article IV immediately prior to such Liquidation (such greater amount, the “Series D Liquidation Preference”, and together with the Series A Liquidation Preference and the Series B Liquidation Preference, the “Senior Liquidation Preference”).

(D)

The Series A Liquidation Preference, the Series B Liquidation Preference and the Series D Liquidation Preference shall rank in Liquidation pari passu with one another based upon the amount of the Senior Liquidation Preference payable to each such series of Senior Preferred Stock.  If, upon Liquidation, the Available Assets shall be insufficient to pay the holders of Senior Preferred Stock the full amounts to which such holders otherwise would be entitled under Section  of this, then the holders of Senior Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the Senior Liquidation Preference amounts which would otherwise be payable upon such Liquidation with respect to the outstanding shares of the Senior Preferred Stock held by such holders if all Senior Liquidation Preference amounts with respect to such shares were paid in full.

(E)

If the Available Assets include assets other than cash, then the value of such non-cash Available Assets shall be determined in good faith by the Board as of the date of the Liquidation. The Corporation shall notify in writing the holders of Senior Preferred Stock as to the Board’s determination of the value of the non-cash Available Assets not later than thirty (30) calendar days prior to such Liquidation.

(c)

Series C Liquidation Preference.

(i)

After payment in full of the Series E Liquidation Preference and the Senior Liquidation Preference, the holders of outstanding shares of Series C Preferred Stock shall be entitled to be paid out of any remaining Available Assets before any distribution or payment is made to any holders of Common Stock or any class or series of the Corporation’s capital stock which is, with respect to the Series C Preferred Stock, Junior Stock as follows:

(A)

in the case of the Series C-1 Preferred Stock, an amount per share of Series C-1 Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series C-1 Preferred Stock, plus (2) declared and unpaid dividends, if any, thereon and (II) such amount per share that the holders of the Series C-1 Preferred Stock would receive with respect to such share of Series C-1 Preferred Stock had such share been converted into Common Stock pursuant to Section C.5.1 of this Article IV immediately prior to such Liquidation (such greater amount, the “Series C-1 Liquidation Preference”);

(B)

in the case of the Series C-2 Preferred Stock, an amount per share of Series C-2 Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series C-2 Preferred Stock, plus (2) declared and unpaid dividends, if any, thereon and (II) such amount per share that the holders of the Series C-2 Preferred Stock would receive with respect to such share of Series C-2 Preferred Stock had such share been converted into Common Stock pursuant to Section C.5.1 of this Article IV immediately prior to such Liquidation (such greater amount, the “Series C-2 Liquidation Preference”);

(C)

in the case of the Series C-3 Preferred Stock, an amount per share of Series C-3 Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series C-3 Preferred Stock, plus (2) declared and unpaid dividends, if any, thereon and (II) such amount per share that the holders of the Series C-3 Preferred Stock would receive with respect to such share of Series C-3 Preferred Stock had such share been converted into Common Stock pursuant to Section C.5.1 of this Article IV immediately prior to such Liquidation (such greater amount, the “Series C-3 Liquidation Preference”); and

(D)

in the case of the Series C-4 Preferred Stock, an amount per share of Series C-4 Preferred Stock equal to the greater of (I) the sum of (1) the Applicable Per Share Stated Value for such share of Series C-4 Preferred Stock, plus (2) declared and unpaid dividends, if any, thereon and (II) such amount per share that the holders of the Series C-4 Preferred Stock would receive with respect to such share of Series C-4 Preferred Stock had such share been converted into Common Stock pursuant to Section C.5.1 of this Article IV immediately prior to such Liquidation (such greater amount, the “Series C-4 Liquidation Preference,” and collectively with the Series C-1 Liquidation Preference, the Series C-2 Liquidation Preference and the Series C-3 Liquidation Preference, the “Series C Liquidation Preference”).

(ii)

The Series C-1 Liquidation Preference, the Series C-2 Liquidation Preference, the Series C-3 Liquidation Preference, and the C-4 Liquidation Preference shall rank in Liquidation pari passu with one another based upon the amount of the Series C Liquidation Preference payable to each such series of Series C Preferred Stock. If, upon Liquidation, the Available Assets shall be insufficient to pay the holders of Series C Preferred Stock the full amounts to which such holders otherwise would be entitled under Section  of this, then the holders of Series C Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the Series C Liquidation Preference amounts which would otherwise be payable upon such Liquidation with respect to the outstanding shares of the Series C Preferred Stock held by such holders if all Series C Liquidation Preference amounts with respect to such shares were paid in full.

If the Available Assets include assets other than cash, then the value of such non-cash Available Assets shall be determined in good faith by the Board as of the date of the Liquidation. The Corporation shall notify in writing the holders of Series C Preferred Stock as to the Board’s determination of the value of the non-cash Available Assets not later than thirty (30) calendar days prior to such Liquidation.

(d)

Distributions on Common Stock.  After payment in full of the Series E Liquidation Preference, the Senior Liquidation Preference and the Series C Liquidation Preference to all holders of Preferred Stock pursuant to Sections, (b) and (c) of this, and payment in full on any class or series of the Corporation’s capital stock that is entitled to payment prior to the holders of Common Stock, the remaining Available Assets, if any, shall be distributed among the holders of Common Stock in proportion to the number of shares of Common Stock then held by holders of Common Stock.

3.2

Treatment of Acquisition Transaction as a Liquidation.

(a)

Transaction Payment.  At least twenty (20) calendar days prior to the consummation of an Acquisition Transaction, the Corporation or, if the Corporation is not a party to such Acquisition Transaction, the holders of shares of capital stock of the Corporation that are parties to such Acquisition Transaction, shall provide the holders of the shares of Preferred Stock written notice of such Acquisition Transaction (the “Event Notice”).  The Event Notice shall contain all of the material terms and conditions of the Acquisition Transaction and shall include a copy of the final or then most recent draft of the definitive documentation governing such Acquisition Transaction and the Board’s good faith determination of the value of any securities or property other than cash, if any, to be received as consideration in such Acquisition Transaction.  The Corporation or, if the Corporation is not a party to such Acquisition Transaction, the holders of the shares of the Corporation’s capital stock that are parties to such Acquisition Transaction shall also promptly provide to the holders of any particular series of Preferred Stock any additional information concerning (i) the terms and conditions of such Acquisition Transaction, (ii) the value of the Corporation’s assets or securities involved in such Acquisition Transaction and (iii) the value of any securities or property other than cash to be received as consideration in such Acquisition Transaction, all as the Applicable Percentage of such series of Preferred Stock may reasonably request from time to time.  Unless the Applicable Percentage of any particular series of Preferred Stock delivers a notice to the Corporation within fifteen (15) calendar days after receipt of an Event Notice stating that such Acquisition Transaction shall not be treated as a Liquidation for purposes of this Certificate with respect to such series of Preferred Stock, such Acquisition Transaction shall be treated as a Liquidation with respect to such series of Preferred Stock.  Upon the closing of any Acquisition Transaction, and as a condition to the consummation of the Acquisition Transaction, and prior to or concurrently with consideration from any such Acquisition Transaction being paid to the Corporation or to stockholders of the Corporation other than holders of Preferred Stock, the Corporation shall pay, or cause to be paid, to the holders of Preferred Stock, and each holder of Preferred Stock shall be entitled to receive, in cash, securities or other property, before any distribution or payment is made to any holders of Common Stock or any Junior Stock and in the order and priority set forth in Section of this, an amount per share which is equal to (A) in the case of the Series A Preferred Stock, the Series A Liquidation Preference (the “Series A Transaction Payment”), (B) in the case of the Series B Preferred Stock, the Series B Liquidation Preference (the “Series B Transaction Payment”), (C) in the case of the Series C-1 Preferred Stock, the Series C-1 Liquidation Preference (the “Series C-1 Transaction Payment”), (D) in the case of the Series C-2 Preferred Stock, the Series C-2 Liquidation Preference (the “Series C-2 Transaction Payment”), (E) in the case of the Series C-3 Preferred Stock, the Series C-3 Liquidation Preference (the “Series C-3 Transaction Payment”), (F) in the case of the Series C-4 Preferred Stock, the Series C-4 Liquidation Preference (the “Series C-4 Transaction Payment,”),  (G) in the case of the Series D Preferred Stock, the Series D Liquidation Preference (the “Series D Transaction Payment”)and (H)in the case of the Series E Preferred Stock, the Series E Liquidation Preference (the “Series E Transaction Payment”) and collectively with the Series A Transaction Payment, the Series B Transaction Payment, the Series C-1 Transaction Payment, the Series C-2 Transaction Payment, the Series C-3 Transaction Payment, the Series C-4 Transaction Payment, and the Series D Transaction Payment the “Preferred Stock Transaction Payment”).  In the case of an Acquisition Transaction of a type described in clause (a) of the definition of “Acquisition Transaction” contained in Section  of this, for purposes of calculating the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, the Series D Liquidation Preference and the Series E Liquidation Preference for purposes of this Section. (a) of Article IV, the amount of Available Assets shall be deemed to be an amount equal to the aggregate value of all consideration to be received pursuant to such Acquisition Transaction, net of any liabilities of the Corporation not assumed or otherwise paid by the acquiring Person. In the case of an Acquisition Transaction involving any transaction or transactions of a type described in clauses (b) or (c) of the definition of “Acquisition Transaction” contained in Section  of this, for purposes of calculating the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, the Series D Liquidation Preference and the Series E Liquidation Preference  for purposes of this Section C. (a) of Article IV, the amount of Available Assets shall be deemed to be an amount equal to the aggregate value of all consideration to be received pursuant to such Acquisition Transaction divided by a fraction, the numerator of which is the total number of shares of Common Stock deemed to be sold, conveyed, disposed, exchanged, or otherwise transferred by the Corporation’s stockholders pursuant to such Acquisition Transaction (determined on a Fully-Diluted Basis) and the denominator of which is the sum of the total number of shares of Common Stock outstanding and the total number of shares of Common Stock Issuable with respect to Common Stock Equivalents outstanding immediately prior to such Acquisition Transaction. Upon the payment in full of any Preferred Stock Transaction Payment to the holders of any series of Preferred Stock, the shares of such series of Preferred Stock shall be deemed cancelled and shall no longer be outstanding and the holders of such shares shall have no further rights in respect thereof.

(b)

Payment of Transaction Payment.

(i)

If all of the consideration payable to the Corporation or to the Corporation’s stockholders consists of cash, then the Preferred Stock Transaction Payment shall be paid in cash.  If any consideration consisting of securities or property other than cash is Issued or payable to the Corporation or to the Corporation’s stockholders in the Acquisition Transaction, then the Preferred Stock Transaction Payment shall be paid to the holders of each series of Preferred Stock to whom any Preferred Stock Transaction Payment is to be paid in such portions of cash and such property and securities such that all holders of such series of Preferred Stock and Common Stock shall receive the same proportion of cash and such property and securities in respect of the amounts to which they are entitled to receive pursuant to Section C.of this.  Any securities utilized to make the Preferred Stock Transaction Payment, if any, shall have the same rights, preferences and restrictions (including whether the issuance or sale of such securities is registered or entitled to registration rights under the Securities Act of 1933, as amended) as the securities Issued or payable in the Acquisition Transaction.

(ii)

The holders of Series E Preferred Stock shall be paid the Preferred Stock Transaction Payment to which such holders are entitled to be paid prior and in preference to the holders of Senior Preferred Stock.  The holders of Senior Preferred Stock shall be paid the Preferred Stock Transaction Payment to which such holders are entitled to be paid only after the holders of Series E Preferred Stock shall have received full payment of all Preferred Stock Transaction Payment amounts to which such holders of Series E Preferred Stock are entitled under Section C.3.2(a) of this Article IV.  If the amount of Available Assets (as determined in accordance with Section C.3.2(a) of this Article IV) shall be insufficient to pay to the holders of Senior Preferred Stock the full amount of the Preferred Stock Transaction Payment to which such holders otherwise would be entitled under Section C.3.2(a) of this Article IV, then the holders of Senior Preferred Stock shall share in any payment of the Preferred Stock Transaction Payment pro rata in proportion to the Preferred Stock Transaction Payment amounts which would otherwise be payable with respect to the outstanding shares of Senior Preferred Stock held by all such holders if all Preferred Stock Transaction Payment amounts with respect to such shares were paid in full. The holders of Senior Preferred Stock shall be paid the Preferred Stock Transaction Payment to which such holders are entitled to be paid prior and in preference to the holders of Series C Preferred Stock.  If the amount of Available Assets (as determined in accordance with Section C.3.2(a) of this Article IV) shall be insufficient to pay to the holders of Senior Preferred Stock the full amount of the Preferred Stock Transaction Payment to which such holders otherwise would be entitled under Section C.3.2(a) of this Article IV, then the holders of Senior Preferred Stock shall share in any payment of the Preferred Stock Transaction Payment pro rata in proportion to the Preferred Stock Transaction Payment amounts which would otherwise be payable with respect to the outstanding shares of Senior Preferred Stock held by all such holders if all Preferred Stock Transaction Payment amounts with respect to such shares were paid in full.  The holders of Series C Preferred Stock shall be paid the Preferred Stock Transaction Payment to which such holders are entitled to be paid only after the holders of Senior Preferred Stock shall have received full payment of all Preferred Stock Transaction Payment amounts to which such holders of Senior Preferred Stock are entitled under Section C.3.2(a) of this Article IV.  If the amount of Available Assets (as determined in accordance with Section C.3.2(a) of this Article IV) shall be insufficient to pay to the holders of Series C Preferred Stock the full amount of the Preferred Stock Transaction Payment to which such holders otherwise would be entitled under Section C.3.2(a) of this Article IV, then the holders of Series C Preferred Stock shall share ratably in any payment of the Preferred Stock Transaction Payment pro rata in proportion to the Preferred Stock Transaction Payment amounts which would otherwise be payable with respect to the outstanding shares of Series C Preferred Stock held by all such holders if all Preferred Stock Transaction Payment amounts with respect to such shares were paid in full.

3.3

Valuation of Non-Cash Items.  If any of the consideration which is Issuable or payable to the Corporation or to the Corporation’s stockholders consists of securities or property other than cash or evidences of indebtedness (for which the value of such evidences of indebtedness shall be deemed to be the principal amount thereof), then the value of such securities or other property shall be deemed its fair market value, determined as follows:

(a)

Any securities not subject to investment letter or other similar restriction on free marketability covered by (b) below shall be valued as follows:

(i)

If such securities are traded on a securities exchange or through the Nasdaq National Market, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Acquisition Transaction;

(ii)

If such securities are actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Acquisition Transaction; and

(iii)

If there is no active public market, then the value shall be the fair market value thereof, as determined in good faith, by the Board on the date such determination is made.

(b)

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an “Affiliate,” as such term is defined in regulation D promulgated under the Securities Act of 1933, as amended, or former “Affiliate”) shall be to make an appropriate discount from the market value thereof determined as above in (a)(i), (a)(ii), or (a)(iii) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

(c)

Any property other than cash and evidences of indebtedness and securities shall have the fair market value of such property as determined in good faith, by the Board on the date such determination is made.

(d)

The foregoing methods for valuing securities and property other than cash and evidences of indebtedness to be paid or Issued in connection with an Acquisition Transaction shall, upon approval by the stockholders of the definitive agreements governing the Acquisition Transaction, be superseded by any determination of such value set forth in the definitive agreements governing such Acquisition Transaction.

4.

Voting Rights.

4.1

General.  In addition to the specific voting and consent rights of the Series E Preferred Stock provided in this Section C. and in Section  of this, each holder of Preferred Stock shall be entitled to vote together with the Common Stock and all other series and classes of the Corporation’s capital stock permitted to vote with the Common Stock on all matters submitted to a vote of the holders of the Common Stock (including election of directors) in accordance with the provisions of this Section , except with respect to matters in respect of which one or more other classes or series of the Corporation’s capital stock is entitled to vote as a separate class under the DGCL or the provisions of this Certificate.  Each holder of Preferred Stock shall be entitled to notice of any stockholders’ meeting at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.  For each vote in which holders of Preferred Stock are entitled to participate, the holder of each share of Preferred Stock shall be entitled to that number of votes per share to which such holder would have been entitled had such share of Preferred Stock then been converted into shares of Common Stock pursuant to the provisions of Section  of this, at the record date for the determination of those holders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

4.2

Board of Directors.

(a)

Board Size.  The authorized number of directors constituting the entire Board shall be five (5) (or such smaller or larger number as may be authorized in compliance with Section. of this).  The Board will remain unchanged at five members and shall not be modified or have an increase in size without the prior written consent of the placement agent for the 2012 common stock offering for a period of one year following the expiration of any lock up agreement entered into in connection with the Pubco Transaction.

(b)

Series E Preferred Stock Directors.  For so long as any shares of Series E Preferred Stock remain outstanding, the Applicable Percentage of the Series E Preferred Stock shall be entitled to elect two (2) members of the Board (the “Series E Preferred Stock Directors”) at each meeting, or pursuant to each consent of the Corporation’s stockholders, for the election of directors, and to remove from office, with or without cause, any Series E Preferred Stock Directors and to fill any vacancy caused by the death, resignation or removal of any Series E Preferred Stock Director.

(c)

Other Directors.  The holders of a majority of the Preferred Stock and of the Common Stock outstanding, voting together as a single class (with each share of Preferred Stock being entitled to the number of votes determined in accordance with the last sentence of Section of this), shall be entitled to elect all members of the Board not specified in Section of this at each meeting, or pursuant to each consent of the Corporation’s stockholders, for the election of directors, and to remove from office, with or without cause, any directors elected pursuant to this Section and to fill any vacancy caused by the death, resignation or removal of any such director.

(d)

Term.  The directors shall be divided into three classes, designated Class I, Class II and Class III. Class I shall consist of two independent directors, Class II shall consist of the two Series E Preferred Stock Directors, and Class III shall consist of the chief executive officer. Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.  In order to implement a staggered Board of Directors at the 2012 Annual Meeting of Stockholders, Class I shall serve a one (1) year term; Class II shall serve a two (2) year term; and Class III shall serve a three (3) year term.  Directors elected at each annual meeting after the 2012 Annual Meeting of Stockholders shall be elected for a 3 year term as specified above.

4.3

Additional Voting Rights.  The holders of shares of Series E Preferred Stock, voting together as a single class, shall have the additional voting and consent rights set forth in Section of this.

5.

Conversion.  The holders of Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of shares of Preferred Stock into shares of Common Stock.  The number of shares of Common Stock which a holder of any particular series of Preferred Stock shall be entitled to receive upon the conversion of such Preferred Stock shall be equal to the product obtained by multiplying the Conversion Rate then in effect for such series by the number of shares of such series of Preferred Stock being converted.  The “Conversion Rate” means (a) with respect to the Series A Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series C-3 Preferred Stock and the Series C-4 Preferred Stock, as applicable, the quotient obtained by dividing an amount equal to (i) the Applicable Per Share Stated Value for such series of Preferred Stock by (ii) the Applicable Conversion Price for such series of Preferred Stock, (b) with respect to the Series B Preferred Stock, the quotient obtained by dividing an amount equal to (i) the sum of (A) Applicable Per Share Stated Value for the Series B Preferred Stock, plus (B) all accrued and unpaid Series B and D Preferred Dividends attributable to the Series B Preferred Shares by (b) the Applicable Conversion Price for the Series B Preferred Stock; provided that, if the holders of the Applicable Percentage of the Series B Preferred Stock elect to receive, in exchange, all or a portion of an amount equal to their pro rata share of all accrued and unpaid Series B and D Dividends in cash upon the conversion of the Series B Preferred Stock, then that amount shall not be added to the Applicable Per Share Stated Value for the Series B Preferred Stock in determining the Conversion Rate for the Series B Preferred Stock, and (c)  with respect to the Series D Preferred Stock, the quotient obtained by dividing an amount equal to (i) the sum of (A) Applicable Per Share Stated Value for the Series D Preferred Stock, plus (B) all accrued and unpaid Series B and D Preferred Dividends attributable to the Series D Preferred shares by (b) the Applicable Conversion Price for the Series D Preferred Stock; provided that, if the holders of the Applicable Percentage of the Series D Preferred Stock elect to receive, in exchange, all or a portion of an amount equal to their pro rata share of all accrued and unpaid Series B and D Dividends in cash upon the conversion of the Series D Preferred Stock, then that amount shall not be added to the Applicable Per Share Stated Value for the Series D Preferred Stock in determining the Conversion Rate for the Series D Preferred Stock, and (d) with respect to the Series E Preferred Stock, the quotient obtained by dividing an amount equal to (i) the sum of (A) Applicable Per Share Stated Value for the Series E Preferred Stock, plus (B) all accrued and unpaid Series E Preferred Dividends attributable to the Series E Preferred shares by (b) the Applicable Conversion Price for the Series E Preferred Stock; provided that, if the holders of the Applicable Percentage of the Series E Preferred Stock elect to receive, in exchange, all or a portion of an amount equal to their pro rata share of all accrued and unpaid Series E Dividends in cash upon the conversion of the Series E Preferred Stock, then that amount shall not be added to the Applicable Per Share Stated Value for the Series E Preferred Stock in determining the Conversion Rate for the Series E Preferred Stock.

5.1

Optional Conversion.  Subject to and in compliance with the provisions of this Section, each share of Preferred Stock may, at the option of the holder thereof, be converted at any time, and from time to time, into fully-paid and non-assessable shares of Common Stock.

5.2

Automatic Conversion.

(a)

Consent/Initial Public Offering/Pubco Transaction.  Each share of Preferred Stock and accrued dividends shall automatically convert into fully-paid and non-assessable shares of Common Stock upon the first to occur of (a) the affirmative approval or written consent of, and written notice to, the Corporation by the Applicable Percentage of Series E Preferred Stock, voting  as a separate class or (b) the time immediately prior to the consummation of a Qualified Initial Public Offering or a Pubco Transaction, in each case, without any further action by the holder, and whether or not the certificate or certificates representing such shares are surrendered to the Corporation,.  To the extent permitted by law, an automatic conversion pursuant to clause (a) of this Section shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation.

5.3

Anti-Dilution Adjustments.

(a)

Adjustment of Conversion Price Upon Issuance of Shares of Common Stock. Except as provided in Sections and, for so long as there are any shares of Series E Preferred Stock or 2012 Common Stock Warrants outstanding, if and whenever at any time and from time to time after the Series E Original Issue Date or the 2012 Common Stock Warrant Original Issue Date, as applicable, the Corporation shall Issue, or is, in accordance with Sections through of this, deemed to have Issued, any shares of Common Stock for no consideration or a consideration per share less than the Applicable Conversion Price for the Series E Preferred Stock in effect immediately prior to the time of such Issuance or, as to Common Stock Equivalents, Net Consideration Per Share less than the Applicable Conversion Price for the Series E Preferred Stock in effect immediately prior to the time of such Issuance or the exercise price for the 2012 Common Stock Warrants, as applicable,, then, forthwith upon such Issue or sale, the 2012 Common Stock Warrant exercise price shall be subject to proportional adjustment and/or the Applicable Conversion Price with respect to the Series E Preferred Stock shall be reduced to the price (calculated to the nearest tenth of a cent) determined by multiplying such Common Stock Warrant exercise price or Applicable Conversion Price for the Series E Preferred Stock by the following fraction:

N(0) + N(1)
N(0) + N(2)

Where:

N(0) = the number of shares of Common Stock outstanding (calculated on a Fully Diluted Basis) immediately prior to the Issuance of such additional shares of Common Stock or Common Stock Equivalents;

N(1) = the number of shares of Common Stock which the aggregate consideration, if any (including the aggregate Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Corporation for the total number of such additional shares of Common Stock so Issued or deemed to be Issued would purchase at the Applicable Conversion Price for the Series E Preferred Stock or 2012 Common Stock Warrant exercise price, as applicable, in effect immediately prior to such Issuance; and

N(2) = the number of such additional shares of Common Stock so Issued or deemed to be Issued.

The provisions of this Section may be waived as to all shares of Series E Preferred Stock, in any instance, upon the written consent or agreement of the Applicable Percentage for the Series E Preferred Stock.

No other series of Preferred Stock other than the Series E Preferred Stock shall have any rights for an adjustment of conversion price pursuant to this Section C.5.3 upon the issuance of shares of common stock of the Company.

For purposes of this Section, the following Sections to shall be applicable:

(i)

Consideration for Shares.  For purposes of this Section , the consideration received by the Corporation for the Issuance of any shares of Common Stock or Common Stock Equivalents shall be computed as follows:

(A)

insofar as such consideration consists of cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith (excluding amounts paid for accrued interest, dividends or distributions);

(B)

insofar as such consideration consists of property other than cash, the value of such property received by the Corporation shall be deemed to be the fair value of such property at the time of such Issuance as determined in good faith by the Board (which determination must include the approval of the Series E Preferred Stock Directors), without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith;

(C)

insofar as such consideration consists of consideration other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of Common Stock Issued or deemed Issued; and

(D)

in the event that Common Stock or Common Stock Equivalents shall be Issued in connection with the Issue of other securities of the Corporation, together comprising one integral transaction in which no special consideration is allocated to such Common Stock or Common Stock Equivalents by the parties thereto, the allocation of the aggregate consideration between such other securities and the Common Stock Equivalents shall be as determined in good faith by the Board (which determination must include the approval of the Series E Preferred Stock Directors).

(ii)

Issuance of Common Stock Equivalents.  The Issuance of any Common Stock Equivalents shall be deemed an Issuance of the maximum number of shares of Common Stock Issuable upon the complete exercise, conversion or exchange of such Common Stock Equivalents (assuming the satisfaction of all vesting or other similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion), and no further adjustments shall be made upon exercise, conversion or exchange of such Common Stock Equivalents.  If the terms of any Common Stock Equivalents (excluding Common Stock Equivalents which are themselves Exempted Securities), the Issuance of which did not result in an adjustment to Applicable Conversion Price for the Series E Preferred Stock, pursuant to the provisions of this Section C.5.3 (either because the Net Consideration Per Share of the Common Stock subject thereto was equal to or greater than the Applicable Conversion Price for the Series E Preferred Stock then in effect, or because Common Stock Equivalent was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Stock Equivalent the effect of which is to provide for either (A) any increase or decrease in the number of shares of Common Stock Issuable upon the complete exercise, conversion or exchange of any such Common Stock Equivalent or (B) any increase or decrease in the Net Consideration Per Share payable to the Corporation with respect to the Issuance of such Common Stock Equivalent or the Common Stock subject thereto upon such exercise, conversion or exchange, then such Common Stock Equivalent, as so amended or adjusted, and the maximum number of shares of Common Stock issuable upon the complete exercise, conversion or exchange of such Common Stock Equivalent (assuming the satisfaction of all vesting or other similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion) shall be deemed to have been issued effective upon such revision becoming effective.

(iii)

Net Consideration Per Share.  The “Net Consideration Per Share” which shall be receivable by the Corporation for any shares of Common Stock Issued upon the exercise, exchange or conversion of any Common Stock Equivalents shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the Issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon complete exercise, exchange or conversion thereof, divided by the aggregate number of shares of Common Stock that would be Issued if such Common Stock Equivalents were fully exercised, exchanged or converted (assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion).

(iv)

Revisions to Common Stock Equivalents.  If the terms of any Common Stock Equivalent, the issuance of which resulted in an adjustment to the Series E Preferred Stock pursuant to the terms of this Section C5.3 of this Article IV, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Stock Equivalent, the effect of which is to provide for either (1) any increase or decrease in the number of shares of Common Stock Issuable upon the complete exercise, conversion or exchange of any such Common Stock Equivalent or (2) any increase or decrease in the Net Consideration Per Share payable to the Corporation with respect to the Issuance of such Common Stock Equivalent or the Common Stock subject thereto upon such exercise, conversion or exchange, then, effective upon such revisions becoming effective, the Applicable Conversion Price for the Series E Preferred Stock computed upon the original Issuance of such Common Stock Equivalent (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have been obtained had such revised terms been in effect upon the original date of Issuance of such Common Stock Equivalent.  Notwithstanding the foregoing, no readjustment pursuant to this clause (iv) shall have the effect of increasing such Applicable Conversion Price to an amount which exceeds the lower of (A) the Applicable Conversion Price for the Series E Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Common Stock Equivalent, or (B) the Applicable Conversion Price for such Series E Preferred Stock that would have resulted from any Issuances of Common Stock or Common Stock Equivalents (other than deemed Issuances of Common Stock as a result of the Issuance of such revised Common Stock Equivalent) between the original adjustment date and such readjustment date.

(v)

Expiration and Termination of Common Stock Equivalents.  Upon the expiration or termination of any unexercised, unconverted or unexchanged Common Stock Equivalent (or portion thereof) which resulted (either upon its original Issuance or upon a revision of its terms) in an adjustment to the Applicable Conversion Price for the Series E Preferred Stock pursuant to the terms of this Section C.5.3, the Applicable Conversion Price for the Series E Preferred Stock shall be readjusted to such Applicable Conversion Price as would have been obtained had such Common Stock Equivalent (or portion thereof) never been issued.  Notwithstanding the foregoing, no readjustment pursuant to this clause (v) shall have the effect of increasing such Applicable Conversion Price to an amount which exceeds the lower of (A) the Applicable Conversion Price for the Series E Preferred Stock in effect immediately prior to the original adjustment made as a result of the Issuance of such Common Stock Equivalent, or (B) the Applicable Conversion Price for such the Series E Preferred Stock that would have resulted from any Issuances of Common Stock or Common Stock Equivalents (other than deemed Issuances of Common Stock as a result of the Issuance of such expired or terminated Common Stock Equivalent (or portion thereof)) between the original adjustment date and such readjustment date.

(vi)

Record Date.  In case the Corporation shall establish a record date with respect to the holders of any class or series of the Corporation’s capital stock or other securities for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents or (B) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents, then such record date shall be deemed to be the date of the Issuance of the shares of Common Stock deemed to have been Issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)

Exceptions to Anti-Dilution Adjustments.  The anti-dilution adjustments set forth in this Section  shall not apply under any of the circumstances contemplated in Section  or of this. Further, the anti-dilution adjustments set forth in this Section . shall not apply with respect to the following (collectively, the “Excluded Securities”):

(A)

the Issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) to employees, consultants, officers or directors of the Corporation or any Affiliate or Subsidiary of the Corporation pursuant to a stock option plan or restricted stock plan or arrangement, which Issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) are unanimously approved by the Board;

(B)

the Issuance of any shares of Common Stock upon the conversion of outstanding shares of Preferred Stock;

(C)

the Issuance of shares of Common Stock in a Qualified Initial Public Offering or merger of the Corporation with or acquisition of the Corporation by an entity whose capital stock is traded on a public exchange;

(D)

the Issuance of Common Stock, Common Stock Equivalents or other securities to financial institutions or other lenders or lessors in connection with any loan, commercial credit arrangement, equipment financing, commercial property lease or similar transaction that is primarily for purposes other than raising equity capital for the Corporation or any of its Affiliates and are approved by a majority of the entire Board (which majority must include the Series E Preferred Stock Directors);

(E)

the Issuance of any Common Stock, Common Stock Equivalent or other securities pursuant to any capital reorganization, reclassification or similar transaction that is primarily for purposes other than raising equity capital for the Corporation or any of its Affiliates and that are approved a majority of the entire Board (which majority must include the Series E Preferred Stock Directors);

(F)

the Issuance of any Common Stock, Common Stock Equivalent or other securities to an entity as a component of any business relationship with such entity for the purpose of (1) joint venture, technology licensing or development activities, (2) distribution, supply or manufacture of the Corporation’s products or services or (3) any other arrangement involving corporate partners that is primarily for purposes other than raising equity capital for the Corporation or any of its Affiliates and, in each of the foregoing cases, is approved by a majority of the entire Board (which majority must include the Series E Preferred Stock Directors); or

(G)

the Issuance of Common Stock, Common Stock Equivalents or other securities in any transaction primarily for the purpose of raising equity capital for the Corporation or any of its Affiliates (1) to investment bankers, placement agents or advisors in connection with the issuance of Series E Preferred Stock, or (2) in which an exemption from the anti-dilution provisions is specifically approved in writing by the Applicable Percentage of the Series E Preferred Stock, in the case of an Issuance for a consideration or a Net Consideration Per Share less than the Applicable Conversion Price with respect to the Series E Preferred Stock which is approved a majority of the entire Board (which majority must include the Series E Preferred Stock Directors).

(b)

Adjustment Upon Extraordinary Stock Event.  Upon the happening of an Extraordinary Stock Event, the Applicable Conversion Price for each share of Preferred Stock shall, simultaneously with the happening of such Extraordinary Stock Event, be adjusted by multiplying such Applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Stock Event and the product so obtained shall thereafter be the Applicable Conversion Price for such share of Preferred Stock, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Stock Event or Events.  An “Extraordinary Stock Event” shall mean (i) the Issuance of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision or stock split of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(c)

Reorganization or Reclassification.  In the event of (i) any capital reorganization, any reclassification of the capital stock of the Corporation or other change in the capital stock of the Corporation (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any Extraordinary Stock Event), (ii) any consolidation, merger, reorganization or share exchange involving the Corporation or any Subsidiary (any such transaction described in clauses (i) and (ii) hereof, an “Extraordinary Transaction”), then the holder of each share of Preferred Stock shall have the right thereafter to receive, in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Preferred Stock pursuant to Section  of this, the kind and amount of shares of stock or other securities or property as may be Issued or payable with respect to or in exchange for that number of shares of Common Stock into which such holder’s shares of Preferred Stock is, immediately prior to such Extraordinary Transaction, convertible, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions of this Certificate (including, without limitation, provisions for adjustments of the Applicable Conversion Price for such Preferred Stock) shall thereafter be applicable in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of such conversion rights.  The provision for such conversion right to the holders of Preferred Stock shall be a condition precedent to the consummation by the Corporation of any Extraordinary Transaction, unless (a) such Extraordinary Transaction is also an Acquisition Transaction and (b) the Applicable Percentage of any particular series of Preferred Stock does not provide notice to the Corporation in accordance with Section  of this of their election to not treat such Acquisition Transaction as a Liquidation, in which case, the provisions of Section  of this, and not this Section , shall apply with respect to such particular series.  The provisions of this Section  shall apply with respect to each series of Preferred Stock that provides notice to the Corporation in accordance with Section  of this of such series’ election to not treat such Acquisition Transaction as a Liquidation.  The provisions of this Section  shall similarly apply to successive Extraordinary Transactions.

(d)

Notice of Adjustment.  Upon any adjustment of the Applicable Conversion Price for any particular series of Preferred Stock or change in the exercise price of 2012 Common Stock Warrants, then in each such case the Corporation shall give written notice thereof to each holder of such series of Preferred Stock or 2012 Common Stock Warrants, as applicable, which notice shall state the Applicable Conversion Price resulting from such adjustment or changes in exercise price, setting forth in reasonable detail the method upon which such calculation is based.

5.4

Status of Converted or Repurchased Preferred Stock.  Any shares of Preferred Stock cancelled pursuant to Section  of this, converted into Common Stock or acquired by the Corporation by reason of exchange, purchase or otherwise shall be cancelled and shall not be subject to reissuance, and the capital of the Corporation shall be automatically reduced by a corresponding amount.  Upon the cancellation of all outstanding shares of any particular series of Preferred Stock, the provisions of the designation of such series of Preferred Stock shall terminate and have no further force and effect.

5.5

Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of shares of Preferred Stock shall be made without charge to the holders thereof for any issuance, documentary, stamp or other transactional tax in respect thereof, provided that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Preferred Stock which is being converted.

5.6

Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock Issued or Issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such shares of Preferred Stock.

5.7

Exercise Of Conversion Privilege; Delivery of Certificates.  To exercise its conversion privilege under Section  of this, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, or , if such certificate(s) have been lost, stolen or destroyed, then the holder shall deliver a certificate executed by such holder certifying to such fact, together with an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by the Corporation in connection with such lost, stolen or destroyed certificate, and shall give written notice to the Corporation at that office that such holder elects to convert such shares.  Such written notice shall state the date on, or the time at which, the conversion is to be deemed effective and any conditions to such effectiveness.  If such written notice does not state any such date, time or conditions, then the date when such written notice of exercise of the conversion privilege is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted (or, if applicable, the certification and indemnity agreement described above), shall be the date on which the conversion is deemed effective.  The date or time at which any conversion of one or more series of Preferred Stock is deemed effective under this Section . is referred to in this Certificate as the “Conversion Date.”  Following an automatic conversion of the Preferred Stock pursuant to Section  of this, each holder of Preferred Stock being so automatically converted shall, as promptly as practicable following receipt of notice of such event from the Corporation, surrender the certificate or certificates representing such Preferred Stock (or, if applicable, the certification and indemnity agreement described above) to the Corporation at the principal office of the Corporation, together with a notice containing the information specified below.  Any notice required to be provided by a holder of Preferred Stock under this Section  shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued.  The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.  As promptly as practicable after the Conversion Date for the Preferred Stock being converted, or the date on which the Corporation receives a holder’s certificate(s) (or, if applicable, the certification and indemnity agreement described above) with respect to an automatic conversion, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of Section  of this, and cash, as provided in Section  of this in respect of any fraction of a share of Common Stock issuable upon such conversion.  At such time as any conversion of shares of Preferred Stock is effective, the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby, regardless of whether the certificates that represented the converted shares of Preferred Stock have been surrendered by the holder thereof.

5.8

Fractional Shares; Distributions; Partial Conversion.  No fractional shares of Common Stock shall be Issued upon conversion of shares of Preferred Stock into shares of Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash distributions on the shares of Common Stock Issued upon such conversion.  In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Section  exceeds the number of shares of Preferred Stock converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of the particular series of Preferred Stock represented by the certificate or certificates surrendered that are not to be converted.  If any fractional shares of Common Stock would, except for the provisions of the first sentence of this Section , be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the shares of Preferred Stock for conversion an amount in cash equal to the fair market value of such fractional share as determined in good faith by the Board.

6.

Restrictions and Limitations on Corporate Action.  For so long as any shares of Series E Preferred Stock are outstanding, the affirmative vote of the Applicable Percentage of Series E Preferred Stock outstanding voting as a separate class shall be required to authorize, any action by the Corporation or any of its Subsidiaries involving any of the following:

(a)

the authorization, designation, creation, reclassification or Issuance of (i) any class or series of capital stock of the Corporation or any of its Subsidiaries, including without limitation, any Preferred Stock pursuant to Section A of this, (ii) any bonds, debentures, notes or other debt security of the Corporation or any of its Subsidiaries, or (iii) any securities, bonds, debentures, notes or other obligations directly or indirectly convertible into or exercisable or exchangeable for, or having optional rights to purchase or otherwise acquire, any class or series of capital stock of the Corporation or any of its Subsidiaries, other than Excluded Securities of any kind described in clauses (A) through (F), inclusive, of Section 5.3(a)(vii) of this Article IV;

(b)

any increase or decrease in the authorized number of shares of capital stock of the Corporation or any of its Subsidiaries or the number of designated shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock;

(c)

any amendment, alteration, restatement, repeal, addition or other change to the designations, powers, preferences, rights, privileges or qualifications, limitations or restrictions of any series of Preferred Stock, whether by merger, consolidation, recapitalization, reorganization or otherwise;

(d)

the declaration or payment of any dividends, payments or any other distribution, direct or indirect, on account of any securities of the Corporation or any of its Subsidiaries, or the set aside of any funds for any such purpose, except for (i) the Series E Preferred Dividends, (ii) dividends or distributions on outstanding shares of Common Stock payable solely in shares of Common Stock, (iii) dividends and distributions made in accordance with the express terms of any capital stock issued with the approval of the Applicable Percentage of Series E Preferred Stock, voting as a separate class, in accordance with Section of this, and (iv) dividends, payments and distributions by Subsidiaries of the Corporation to the Corporation;

(e)

the redemption, repurchase, retirement or other acquisition by the Corporation or any of its Subsidiaries of any capital stock or other securities of the Corporation or any such Subsidiary, except for shares of Common Stock repurchased upon termination of an officer, employee, director or consultant at the lower of fair market value, as reasonably determined by the Board, or cost pursuant to a restricted stock purchase agreement that is approved by a majority of the entire Board;

(f)

any financing arrangement or incurrence of any indebtedness, whether pursuant to the issuance of securities or otherwise, for or on behalf of the Corporation or any Subsidiary in aggregate principal amount outstanding at any time in excess of $500,000 including, without limitation, loan agreements, credit lines, letters of credit and capitalized leases;

(g)

any (i) Liquidation, or (ii) Acquisition Transaction, in either case with respect to the Corporation or any of its Subsidiaries;

(h)

any merger or consolidation of the Corporation with or into any other Person or permitting any of the Corporation’s Subsidiaries to merge or consolidate with or into any other Person;

(i)

any amendment, alteration, restatement, repeal, addition or other change to any provision of this Certificate or the Bylaws of the Corporation or any of its Subsidiaries’ respective or similar constitutive documents, whether by merger, consolidation, recapitalization, reorganization or otherwise;

(j)

any (i) adoption, approval, amendment or modification of any stock option plan, stock purchase plan, equity incentive plan or any similar plan, (ii) adoption, approval, amendment or modification of (A) the form of stock option agreement or restricted stock purchase or grant agreement or (B) stock option agreement or restricted stock purchase or grant agreement entered into by the Corporation or any of its Subsidiaries (including, without limitation, the acceleration of any vesting schedule thereunder and the termination, waiver or modification of the Corporation’s repurchase rights thereunder), (iii) adoption or approval of any stock appreciation, phantom stock or similar rights or any grant thereof and (iv) any grant of stock options with an exercise price per share or unit that is less than the fair market value of such share or unit on the date of such grant (as reasonably determined by a majority of the entire Board) or issue or sell capital stock pursuant to restricted stock awards or restricted stock purchase agreements at a price per share or unit less than the fair market value of such share or unit on the date of such issuance or sale (as reasonably determined by a majority of the entire Board);

(k)

any increase or decrease in the authorized number of directors comprising the entire Board;

(l)

any participation by the Corporation or allowance of any Subsidiary to participate in any business other than the business of researching, developing, manufacturing, marketing or selling pharmaceutical products or otherwise conducting business in the biopharmaceutical industry;

(m)

any purchase, lease, license or other acquisition of any other Person, whether by equity purchase, merger, consolidation, reorganization, or otherwise, or of all or substantially all of the assets of any other Person, or the entering into by the Corporation or any of its Subsidiaries of a share exchange with another Person;

(n)

the making of any loans, extensions of credit or guarantees other than (i) extensions of trade credit to unaffiliated third parties (other than employees) in the ordinary course of business, (ii) loans and advances to employees of the Corporation in the ordinary course of business not to exceed $50,000 in the aggregate outstanding at any time or (iii) guarantees of any indebtedness or contractual obligations incurred by any of the Corporation’s Subsidiaries that are approved by a majority of the entire Board;

(o)

the making of any capital expenditure in any fiscal year in excess of $500,000 not included in the annual budget for such fiscal year that is approved by a majority of the entire Board;

(p)

any change of the Corporation’s independent public accounting firm or any material change in accounting methods or policies not required to be made in accordance with accounting principles generally accepted in the United States;

(q)

the entering into of any transaction with the Corporation’s Affiliates (other than (A) normal employment and benefits arrangements approved by a majority of the entire Board,(B) payments to directors, officers and other agents of the Corporation or any Subsidiary pursuant to indemnities contained in the Corporation’s or any Subsidiary’s certificate of incorporation or bylaws or other similar constitutive documents or any indemnity agreement approved by a majority of the entire Boardto which the Corporation or any Subsidiary is party or bound, or (C) transactions between the Corporation and any Subsidiary in the ordinary course of business); or

(r)

take action that results in taxation of the holders of Preferred Stock under Section 305 of the Internal Revenue Code, as amended.

7.

No Dilution or Impairment.  The Corporation will not, by amendment of this Certificate or through any reorganization, transfer of capital stock or assets, consolidation, merger, recapitalization, share exchange, dissolution, Issue of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in carrying out all of such terms.

8.

Notices of Record Date.  In the event of (a) any taking by the Corporation of a record of the holders of any class or series of the Corporation’s capital stock or other securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or series or any other securities or property, or to receive any other right; (b) any capital reorganization, any reclassification of the capital stock of the Corporation or other change in the capital stock of the Corporation, any merger, consolidation or reorganization, or share exchange involving the Corporation or any Subsidiary, or any sale, conveyance, disposition, exclusive license, lease or other transfer, whether pursuant to a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation or any Subsidiary; or (c) any Liquidation; then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, sale, conveyance, disposition, exclusive license, lease, transfer, consolidation, merger, or Liquidation is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of any such capital stock or other securities shall be entitled to exchange their shares of any such capital stock or other securities for cash, securities or other property deliverable upon such reorganization, reclassification, recapitalization, sale, conveyance, disposition, exclusive license, lease, transfer, consolidation, merger, share exchange or Liquidation.  Such notice shall be sent at least twenty (20) calendar days prior to the date specified in such notice on which action is being taken.

9.

Reservation Of Capital Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock).  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

10.

Notices.  Whenever written notice is required to be given by the Corporation or any stockholder to holders of the Preferred Stock, or by any stockholder to the Corporation, such notice shall be in writing and unless otherwise required by this Certificate or Delaware law, shall be deemed sufficient upon receipt when delivered personally, by courier, by confirmed facsimile or by confirmed electronic mail (to the extent notification by electronic mail has been consented to), or 48 hours after being deposited in the U.S. mail as first class mail with postage prepaid, if such notice is sent to the party at the most recent address as shown on the books of the Corporation or to the Corporation at the address of its principal place of business.

D.

Definitions.  For purposes of this Certificate of Incorporation, the following terms used herein shall have the meanings ascribed below:

“Acquisition Transaction” means: (a) any sale, conveyance, disposition, exclusive license, lease or other transfer, whether pursuant to a single transaction or a series of related transactions, of all or substantially all of the assets of the Corporation and/or its Subsidiaries, determined on a consolidated basis; (b) the acquisition of the Corporation by another Person by means of any transaction or series of related transactions (including, without limitation, any consolidation, merger, reorganization, sale of stock, recapitalization, share exchange, or other transaction involving the Corporation or any Subsidiary except for Issuances of securities by the Corporation that are approved by the Applicable Percentage of the Series E Preferred Stock outstanding, voting as a separate class, as provided in Section of this), that results in the holders of the Corporation’s outstanding shares of capital stock immediately prior to any such transaction not holding (by virtue of such securities issued solely pursuant to such transaction), immediately after such transaction, securities representing at least a majority of the voting power of the Person surviving or resulting from such transaction or, if the surviving or resulting Person is a subsidiary of the Corporation or another Person immediately after such transaction, the entity whose securities are issued pursuant to such transaction or series of transactions; or (c) the effectuation by the Corporation or by any of the holders of the Corporation’s outstanding capital stock of a transaction or series of related transactions (except for issuances of securities by the Corporation that are approved by the Applicable Percentage of the Series E Preferred Stock outstanding and voting as a separate class, as provided in Section of this) that results in the holders of the Corporation’s outstanding capital stock immediately prior to any such transaction not holding (by virtue of such securities issued solely pursuant to such transaction) immediately after such transaction, securities representing at least a majority of the voting power of the Corporation.

“Affiliate” has the meaning set forth in Section C.3.3(b) of this Article IV.

“Applicable Conversion Price” means (a) with respect to each share of Series A Preferred Stock, $2.99 per share; (b) with respect to each share of the Series B Preferred Stock, $3.00 per share;(c) with respect to each share of the Series C-1 Preferred Stock, $4.00 per share; (d) with respect to each share of the Series C-2 Preferred Stock, $6.00 per share;(e) with respect to each share of the Series C-3 Preferred Stock, $12.00 per share; (f) with respect to each share of the Series C-4 Preferred Stock, $2.00 per share;  (g) with respect to each share of the Series D Preferred Stock, $2.00 per share, and (h) with respect to each share of the Series E Preferred Stock, $0.261 per share, in each of the foregoing cases, subject to adjustment in accordance with Section  of this

“Applicable Per Share Stated Value” means (a) with respect to the Series A Preferred Stock, $4.00 per share; (b) with respect to the Series B Preferred Stock, $3.00 per share;(c) with respect to the Series C-1 Preferred Stock, $4.00 per share; (d) with respect to the Series C-2 Preferred Stock, $6.00 per share;(e) with respect to the Series C-3 Preferred Stock, $12.00 per share; (f)with respect to the Series C-4 Preferred Stock, $2.00 per share; (g) with respect to the Series D Preferred Stock, $2.00 per share, and (h) with respect to the Series E Preferred Stock, $0.261 per share in each of the foregoing cases, subject to appropriate and proportionate adjustment for stock dividends payable in shares of, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such series of Preferred Stock.

“Applicable Percentage” means (a) with respect to any matter requiring the action, approval or consent of the holders of the  Series A Preferred Stock as a class, the holders of a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class; (b) with respect to any matter requiring the action, approval or consent of the holders of the Series B Preferred Stock as a class, the holders of a majority of the outstanding shares of the Series B Preferred Stock voting together as a single class; (c) with respect to any matter requiring the action, approval or consent of the holders of the  Series C-1 Preferred Stock as a class, the holders of a majority of the outstanding shares of the Series C-1 Preferred Stock voting together as a single class; (d) with respect to any matter requiring the action, approval or consent of the holders of the  Series C-2 Preferred Stock as a class, the holders of a majority of the outstanding shares of the Series C-2 Preferred Stock voting together as a single class; (e) with respect to any matter requiring the action, approval or consent of the holders of the  Series C-3 Preferred Stock as a class, the holders of a majority of the outstanding shares of the Series C-3 Preferred Stock voting together as a single class; (f) with respect to any matter requiring the action, approval or consent of the holders of the  Series C-4 Preferred Stock as a class, the holders of a majority of the outstanding shares of the Series C-4 Preferred Stock voting together as a single class;(g) with respect to any matter requiring the action, approval or consent of the holders of the Series D Preferred Stock as a class, the holders of a majority of the outstanding shares of the Series D Preferred Stock voting together as a single class; (h) with respect to any matter requiring the action, approval or consent of the holders of the Series E Preferred Stock voting together as a single class, the holders of 51% of the outstanding shares of the Series E Preferred Stock voting together as a single class; and (g) with respect to any matter requiring the action, approval or consent of the holders of the  Preferred Stock as a class, the holders of a majority of the outstanding shares of the Preferred Stock voting together as a single class; in each of the foregoing cases, with each share of Preferred Stock having a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock is then convertible.

“Available Assets” has the meaning as set forth in Section  of this.

“Board” has the meaning set forth in Section  of this.

“Certificate” means this Fifth Amended and Restated Certificate of Incorporation, as amended in accordance with the provisions hereof.

“Common Stock” has the meaning set forth in Section of this.

“Common Stock Equivalents” means warrants, options, subscription or other rights to purchase or otherwise obtain Common Stock, any securities or other rights directly or indirectly convertible into or exercisable or exchangeable for Common Stock and any warrants, options, subscription or other rights to purchase or otherwise obtain such convertible or exercisable or exchangeable securities or other rights.

“Conversion Date” has the meaning set forth in Section C.5.7 of this.

“Conversion Rate” has the meaning as set forth in Section  of this.

“Event Notice” has the meaning set forth in Section  of this.

“Excluded Securities” has the meaning set forth in Section  of this.

“Extraordinary Stock Event” has the meaning set forth in Section of this.

“Extraordinary Transaction” has the meaning set forth in Section C.5.3(c) of this.

“Fully Diluted Basis” means, as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange or conversion of all then outstanding exercisable, exchangeable or convertible Common Stock Equivalents which, directly or indirectly, on exercise, exchange or conversion result in the Issuance of shares of Common Stock, assuming in each instance that the holder thereof receives the maximum number of shares of Common Stock issuable, directly or indirectly, under the terms of the respective instrument, assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the amount of Common Stock ultimately issuable upon exercise, exchange or conversion.

“Issue” or “Issuance” in any of its forms, means to sell, grant or otherwise issue in any manner.

“Junior Stock” means, with respect to any particular class or series of the Corporation’s capital stock, any other class or series of the Corporation’s capital stock (a) specifically ranking by its terms to be junior to such particular class or series of capital stock or (b) not specifically ranking by its terms senior to or on parity with such particular class or series of capital stock, in each case, as to distribution of assets upon a Liquidation or otherwise.

“Liquidation” has the meaning set forth in Section of this.

“Net Consideration Per Share” has the meaning as set forth in Section  of this.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity or other form of business organization or any governmental or regulatory authority whatsoever.

“Preferred Stock” has the meaning set forth in Section  of this.

“Preferred Stock Transaction Payment” has the meaning set forth in Section  of this.

“Pubco Transaction” means (i) a reverse merger or similar transaction between the Corporation and a corporation whose securities are publicly traded in the U.S. or other agreed upon jurisdiction, or (ii) the quotation of the Corporation’s securities for purchase and sale on a U.S. quotation service (iii) any filing with an applicable regulatory body which will result in the Corporation becoming an entity whose securities are traded on a public exchange in the U.S. or other mutually agreed upon jurisdiction.

“Qualified Initial Public Offering” means the closing of the Corporation’s initial direct public offering or underwritten public offering on a firm commitment basis pursuant to an effective registration statement on Form S-1 or any successor forms thereto filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (a) in which (i) the Corporation actually receives gross proceeds equal to or greater than $5,000,000, calculated before deducting underwriters’ discounts and commissions and other offering expenses, and (ii) a per share offering price equal to or greater than the product of (A) the Applicable Per Share Stated Value of the Series E Preferred Stock, multiplied by (B) two (2), and (b) following which the Common Stock of the Corporation is listed on a national securities exchange.

“Senior Liquidation Preference” has the meaning set forth in Section. of this.

“Senior Preferred Stock” has the meaning set forth in Section of this.

“Series A Liquidation Preference” has the meaning set forth in Section. of this.

“Series A Preferred Stock” has the meaning set forth in Section  of this.

“Series B Issue Date” means, with respect to a share of Series B Preferred Stock, the date upon which such share of Series B Preferred Stock was Issued by the Corporation.

“Series B Liquidation Preference” has the meaning set forth in Section. of this.

“Series B Preferred Stock” has the meaning set forth in Section of this.

“Series B Original Issue Date” means the date on which the first share of Series B Preferred Stock was Issued by the Corporation.

“Series B and D Preferred Dividend” has the meaning set forth in Section of this.

“Series E Preferred Dividend” has the meaning set forth in Section of this.

“Series E Preferred Stock Director” has the meaning set forth in Section of this.

“Series C Liquidation Preference” has the meaning set forth in Section. of this.

“Series C Preferred Stock” has the meaning set forth in Section of this.

“Series C-1 Liquidation Preference” has the meaning set forth in Section. of this.

“Series C-1 Preferred Stock” has the meaning set forth in Section of this.

“Series C-2 Liquidation Preference” has the meaning set forth in Section. of this.

“Series C-2 Preferred Stock” has the meaning set forth in Section of this.

“Series C-3 Liquidation Preference” has the meaning set forth in Section. of this.

“Series C-3 Preferred Stock” has the meaning set forth in Section of this.

“Series C-4 Liquidation Preference” has the meaning set forth in Section. of this.

“Series C-4 Preferred Stock” has the meaning set forth in Section of this.

“Series D Issue Date” means, with respect to a share of Series D Preferred Stock, the date upon which such share of Series D Preferred Stock was Issued by the Corporation.

 “Series D Liquidation Preference” has the meaning set forth in Section. of this.

“Series D Preferred Stock” has the meaning set forth in Section C.1 of this Article IV.

“Series E Issue Date” means, with respect to a share of Series E Preferred Stock, the date upon which such share of Series E Preferred Stock was Issued by the Corporation.

“Series E Liquidation Preference” has the meaning set forth in Section of this.

“Series E Preferred Stock” has the meaning set forth in Section C.1 of this Article IV.

“Subsidiary” or “Subsidiaries” means any Person of which the Corporation, directly or indirectly through one or more intermediaries owns or controls at the time at least fifty percent (50%) of the outstanding voting equity or similar interests or the right to receive at least fifty percent (50%) of the profits or earnings or aggregate equity value.

“2012 Common Stock Warrants” means the warrants to purchase Common Stock issued as part of the offering of up to $25 million in 2012.

“2012 Common Stock Warrant Issue Date” means, with respect to a share of 2012 Common Stock Warrants, the date upon which such warrant was issued to the holder thereof in accordance with the terms of such warrant.

ARTICLE V

In furtherance of and not in limitation of the powers conferred by statute, the Board, acting by majority vote, is expressly authorized to make, alter or repeal the Bylaws of the Corporation, subject to the provisions of Section . of of this Certificate.

ARTICLE VI

The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the applicable law.  Without limiting the generality of the foregoing, no director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article VI shall only be prospective and shall not affect any rights or protection under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

ARTICLE VII

Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

ARTICLE IX

The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware, at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X

Pursuant to Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation or any of its Subsidiaries in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to any of the holders of Preferred Stock, any of their respective Affiliates or any of the respective partners, members, directors, stockholders, employees or agents of any of the foregoing (including, without limitation, any representative or affiliate of such holders of  Preferred Stock serving on the Board or the board of directors or other governing body of any Subsidiary of the Corporation (as applicable, a “Governing Board”)) (collectively, the “Covered Persons”).  Without limiting the foregoing renunciation, the Corporation on behalf of itself and its Subsidiaries (i) acknowledges that the Covered Persons may have or be affiliated with Persons having investments in other businesses similar to, and that may compete with, the businesses of the Corporation and its Subsidiaries (“Competing Businesses”) and (ii) agrees that the Covered Persons shall have the unfettered right to make investments in, or have relationships with, other Competing Businesses independent of their investments in the Corporation.  No Covered Person shall, by virtue of such Covered Person holding capital stock of the Corporation or having persons designated by or affiliated with such Covered Person serving on or observing at meetings of any Governing Board or otherwise, have any obligation to the Corporation, any of its Subsidiaries or any other holder of capital stock or securities of the Corporation to refrain from competing with the Corporation and any of its Subsidiaries, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity, and none of the Corporation, any of its Subsidiaries or any other holder of capital stock or securities of the Corporation shall have any right with respect to any investment or activities undertaken by such Covered Person.  Without limitation of the foregoing, each Covered Person may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any of its Subsidiaries, and none of the Corporation, any of its Subsidiaries or any other holder of capital stock or securities of the Corporation shall have any rights or expectancy by virtue of such Covered Person’s relationships with the Corporation, or otherwise, in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures by any Covered Person, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper.  No Covered Person shall be obligated to present any particular investment opportunity to the Corporation or its Subsidiaries even if such opportunity is of a character that, if presented to the Corporation or such Subsidiary, could be taken by the Corporation or such Subsidiary, and each Covered Person shall continue to have the right for its own respective account, or to recommend to others, any such particular investment opportunity.

The provisions of this Article X in no way limit (A) any applicable duties of any Covered Person with respect to the protection of any proprietary or confidential information of the Corporation and any of its Subsidiaries including, without limitation, any applicable duty to not disclose or use such proprietary or confidential information improperly or (B) any express written contractual obligation to which any Covered Person may otherwise be bound to the Corporation or any of its Subsidiaries.  In addition, except as expressly set forth in this Article Xwith respect to business opportunities, the provisions of this Article X in no way limit any fiduciary or other duty of any Covered Person.  Nothing contained in this Article X shall in any way expand any fiduciary or other duty of any Covered Party beyond such duties as may be imposed under the DGCL.

ARTICLE XI

The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including reasonable and invoiced attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, that the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.  The Corporation shall advance all expenses incurred by an indemnified party in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in this Article XI (including amounts actually paid in settlement of any such action, suit or proceeding).  All rights pursuant to this Article XI shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

ARTICLE XII

Subject to the provisions of Section . of of this Certificate, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute.  As permitted by Section 242(b)(2) of the Code, the number of authorized shares of any class or series of Common Stock, Preferred Stock and any other class or series of the Corporation’s capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the Common Stock and Preferred Stock of the Corporation, voting together as a single class, with each share of Preferred Stock having a number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock are then convertible, without the approval of the holders of any class or series of Common Stock, Preferred Stock and other capital stock voting as a separate class.

IN WITNESS WHEREOF, the undersigned has caused this Fifth Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on September __, 2012.

ACTINIUM PHARMACEUTICALS, INC.

By:

Print Name:

Jack V. Talley

Title:

President and Chief Executive Officer

FUNDING INSTRUCTIONS

EXHIBIT D

PRE-INITIAL CLOSING CAPITALIZATION

EXHIBIT E-1

Class	Total Fully Diluted[1]	% of Fully Diluted

Common Stock	2,407,805	3.0%

Preferred Stock
Series A	1,337,793	1.7%
Series B	6,888,246	8.5%
Series C	6,219,271	7.7%
Series D	4,049,293	5.0%
Series E	28,159,502	34.9%
Total Preferred Stock	46,654,105	57.8%

Unsecured Notes	4,310,325	5.3%

Warrants and Options[2]	27,332,414	33.9%

Total	80,704,649	100.0%

1 Based on 2,407,805 shares of Common Stock outstanding and 46,654,105 shares of Preferred Stock (the Preferred Stock reflects accrued dividends in the amount of 5,117,281 shares of Common Stock reserved for issuance upon conversion of the Preferred Stock into Common Stock) outstanding as of August 31, 2012.  All shares of Preferred Stock and accrued dividends related thereto will be converted into shares of Common Stock of Pubco upon the closing of the Reverse Merger.

2 The warrants and options are inclusive of all warrants and options issued to holders of preferred stock and notes, to consultants, and under the employee stock option plans.

POST-INITIAL CLOSING CAPITALIZATION

EXHIBIT E-2

[This table will be provided once initial investors and investments are known.]

FORM OF LEGAL OPINION

EXHIBIT F

October__, 2012

To purchasers of the Units of Actinium Pharmaceuticals, Inc. as signatories to the Unit Purchase Agreement, dated ____________, 2012 (the "Purchasers") and

Laidlaw & Company (UK) LTD., as Placement Agent

Ladies and Gentlemen:

We have acted as counsel for Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering of Units described in that certain Confidential Private Placement Memorandum, dated October 1, 2012 (the "Memorandum") and  pursuant to the Unit Purchase Agreement, dated as of ________, 2012, including the Exhibits and Schedules attached thereto (the “Purchase Agreement”), by and among the Company and the Purchasers.  This opinion is being rendered to you pursuant to Section 5.1.8 of the Purchase Agreement in connection with the Initial Closing of the sale of the Units.  Capitalized terms used and not otherwise defined in this opinion have the respective meanings given to them in the Purchase Agreement.

In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for the purposes hereof.  As to matters of fact material to the opinions expressed herein, we have relied upon the truth and correctness of the representations and warranties as to factual matters contained in and made by the Company and the Purchasers in the Purchase Agreement and Subscription Agreements and upon the truth and correctness of certificates and statements of government officials and of officers of the Company.

We have examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein.  We have assumed for the purposes of this opinion genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

For purposes of the opinions expressed herein concerning the Purchase Agreement, the Investor Rights Agreement, the Amended and Restated Stockholders Agreement, Warrants and other Transaction Documents we have assumed with respect to each of the Purchasers, (i) that each Purchaser has the power, corporate and other, to enter into and perform its obligations thereunder, (ii) that each of the Transaction Documents has been duly and validly authorized by all requisite corporate action of each Purchaser, that is not an individual, and constitutes the legal, valid, binding and enforceable obligation of each Purchaser, (iii) that the representations and warranties made in the Purchase Agreement by the Purchasers and the Company are true and correct and (iv) that any wire transfers, drafts or checks tendered by you will be honored.

We have also assumed that (i) there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the respective terms thereof or the respective rights or obligations of the parties thereunder, (ii) there exists no provision of any other document binding on the Company that would be inconsistent with the Transaction Documents or our opinion as expressed herein, (iii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the Transaction Documents or the transactions contemplated thereby, (iv) all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents, (v) the respective Board of Directors or other governing body of each of the parties to the Transaction Documents has complied with its fiduciary duties with respect to the authorization of the Transaction Documents and the transactions contemplated thereby, (vi) the execution, delivery and performance of the Transaction Documents by the parties thereto did not, and the consummation of the transactions contemplated by the Transaction Documents will not, violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority, or violate or result in a breach of or constitute a default or require any consent (other than such consent as have been obtained) under any provision of any other agreement, contract, instrument or obligation to which any such party is a party of by which any such party or its properties are bound, (vii)  the Fifth Amended and Restated Certificate of Incorporation of the Company (the “Fifth Restated Certificate”) has been properly filed with the Delaware Secretary of State, (viii) the application of the laws of the State of Delaware to each of the Transaction Documents would not be contrary to a fundamental policy of a jurisdiction (other than the State of Delaware) (a) the law of which would be applicable to the Transaction Documents in the absence of an effective choice of other law thereunder and (b) which has a materially greater interest than the State of Delaware in the determination of a particular issue relating to the Transaction Documents; (ix)  prior to or contemporaneous with the issuance of the Units pursuant to the Purchase Agreement, the Company will have received the consideration thereof specified in the Purchase Agreement; and (x)  Section 203 of the General Corporation Law of the State of Delaware (the “Delaware Corporate Law”) is not applicable to the Company pursuant to subsection (b)(4) thereof.

As used in this opinion, the expression “we are not aware” or the phrase “to our knowledge”, or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion.  Specifically, but without limitation, we have made no inquiries of securities holders or employees of the Company, other than inquiries of certain officers of the Company.

This opinion relates solely to the application of New York and Delaware Corporate law and the Securities Act of 1933, as amended (the “Securities Act”) and regulations promulgated thereunder, as such laws are currently in effect without regard to any judicial decisions or interpretations.  Special rulings by authorities administering such laws have not been sought or obtained.  We express no opinion with respect to the effect or application of any other laws, including, without limitation, the applicability of or compliance with the Delaware Securities Act, 6 Del. C § 7301 et. seq. or the securities laws of any other states (or any rules or regulations promulgated thereunder).  We express no opinion on the question of what law would govern the interpretation or enforcement of the Transaction Documents, and our opinion is based upon the assumption that the current internal laws of the State of Delaware would govern the provisions thereof.

Based upon our examination of and reliance upon the foregoing and subject to the further limitations, exceptions, qualifications and assumptions set forth below and set forth in the Schedules, we are of the opinion that, as of the date hereof:

1.  The Company and each subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company. The Company and each subsidiary has all requisite corporate power and authority to own and operate its properties and assets as, to our knowledge, it is presently conducted.

2.  The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and to issue and sell the Units, including the Common Stock and Warrants underlying the Units, issued by the Company at the Initial Closing (collectively, the “Initial Units”) and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Warrant Shares”), and to perform its obligations under the Transaction Documents.

3.  Immediately prior to the Initial Closing, the authorized capital stock of the Company consists of: (a) 283,463,176 shares of Common Stock, of which 2,407,805 shares are issued and outstanding; and (b) 41,536,824 shares of Preferred Stock, of which (i) 1,000,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding, (ii) 4,711,247 shares are designated as Series B Preferred Stock, all of which are issued and outstanding, (iii) 800,000 shares are designated as Series C-1 Preferred Stock, all of which are issued and outstanding, (iv) 666,667 shares are designated as Series C-2 Preferred Stock, all of which are issued and outstanding, (v) 502,604 shares are designated as Series C-3 Preferred Stock, all of which are issued and outstanding, (vi) 4,250,000 shares are designated as Series C-4 Preferred Stock, all of which are issued and outstanding, (v) 3,000,000 shares are designated as Series D Preferred Stock, all of which are issued and outstanding, and (vi) 26,606,306 shares are designated as Series E Preferred Stock, all of which are issued and outstanding.

4.  The Initial Shares and the Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action, and the Initial Shares, when issued and delivered against payment therefor in accordance with the provisions of the Purchase Agreement, and the Warrant Shares, when issued upon exercise of the Warrants, respectively, in accordance with the provisions of the Fifth Restated Certificate, will be validly issued, fully paid and non-assessable.

5.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents have been duly authorized by all necessary corporate action and such Transaction Documents have been duly executed and delivered by the Company.  The Fifth Restated Certificate has been duly adopted by all requisite corporate action of the Company and as of the Initial Closing will be duly and validly filed in the State of Delaware.  The Transaction Documents constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.  The Company’s execution and delivery of the Transaction Documents and the offer, issue, and sale of the Initial Shares and the Warrants thereunder will not violate, conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default or give rise to any right of termination, cancellation or acceleration under: (a) the Fifth Restated Certificate or bylaws of the Company (as certified by the Secretary of the Company at the Initial Closing) and (b) any judgment, order, or decree applicable to the Company or its properties that is specifically identified in the Schedules to the Purchase Agreement.

6.  Except as already obtained and in effect as of the Initial Closing, and other than in connection with any securities laws (with respect to which we direct you to the parenthetical below and to paragraph 7 below), to our knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than the filings or amended filings required to be made after the Initial Closing under Regulation D promulgated under the Securities Act) is required on the part of the Company in connection with the execution and delivery of the Purchase Agreement, or the offer, issue, sale and delivery of the Initial Shares and the Warrants, or the other transactions to be consummated at the Initial Closing pursuant to the Transaction Documents.

7.  Based solely on the representations of each of the Purchasers in Section 4 of the Purchase Agreement, each of the offer, issuance, and sale of the Initial Shares and of the Warrants pursuant to, and in conformity with, the Purchase Agreement constitutes a transaction that is exempt from or not subject to the registration requirements of Section 5 of the Securities Act.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

(A)

We are admitted to the practice of law in the State of Hawaii and do not hold ourselves out as being experts on the law of any jurisdiction other than the laws of the State of Hawaii and the federal laws of the United States of America.  In rendering the foregoing opinions, many of which relate to matters of Delaware law and New York law, we have made such inquiry as we believe reasonably necessary to render such opinions.  The foregoing opinions are limited to the laws of the States of Delaware and New York and the federal laws of the United States of America currently in effect, and we express no opinion with respect to applicability of, or compliance with, the Delaware Securities Act, 6 Del. C. §7301 et seq., or any rules or regulations promulgated thereunder.

(B)

In rendering the opinion in paragraph 1 above, we have relied solely on a Certificate of Good Standing obtained from the Delaware Secretary of State, to determine that the Company is a corporation duly incorporated, validly existing and in good standing under the Delaware Corporate Law.

(C)

With respect to our opinion in paragraph 3 above regarding issued and outstanding capital stock of the Company, such opinion is based solely on our review of a certificate of an officer of the Company and copies of the Company’s stock ledger and resolutions of the Company’s Board of Directors relating to the issuances of such shares, and a representation by the Company that no former stockholder of Actinium Pharmaceuticals, Ltd., a Bermuda corporation (“APL”), exercised appraisal rights pursuant to the merger in which APL was merged with and into the Company within the period allowed under Bermuda law.

(D)

The legality, validity, binding nature and enforceability of the Company’s obligations under the Transaction Documents may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, commercial reasonableness, good faith and fair dealing, equitable defenses, the applicable law relating to fiduciary duties (regardless of whether considered or applied in a proceeding in equity or law); (3) the discretion of any court of competent jurisdiction in which any proceeding in respect of any of the Transaction Documents or the transactions contemplated thereby may be brought, including, without limitation, with respect to awarding specific performance or injunctive relief and other equitable remedies; and (4) without limiting the generality of the foregoing, (a) principles requiring consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, and (b) the effect of judicial decisions and state statutes which indicate that provisions of the Transaction Documents that permit you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

(E)

We express no opinion concerning the past, present or future fair market value of any securities.

(F)

Except as expressly set forth in paragraphs 4, 5 and 6, we express no opinion regarding any consents, approvals, notices or filings in connection with the Transaction Documents required under the securities or other laws of any State or foreign government, or the compliance of the Company with the laws or requirements of any State of foreign government.

(G)

We express no opinion with respect to the legality, validity, binding effect or enforceability of (i) any provision of any of the Transaction Documents which purports, or would operate, to render ineffective any waiver or modification not in writing; (ii) any provision of any of the Transaction Documents which purports to bind non-signatories thereto; (iii) any provision of any of the Transaction Documents to the extent such provision purports to obligate any party to cause other persons or entities to act (or refrain from acting) in a certain way insofar as such provision relates to the actions of such other person or entities; (iv) any provision of any of the Transaction Documents which a court finds to be unconscionable at the time it was made or contrary to public policy;  (v) Section 7 of the Purchase Agreement and Section 6 of the Investor Rights Agreement to the extent that the provisions thereof may be limited by applicable federal or state securities laws or public policy or as to any indemnification provision which indemnifies a party against, or requires contributions towards, that party’s liability for its own wrongful or negligent acts; and (vi) Section 8.1 of the Purchase Agreement and Section 11.1 of the Investor Rights Agreement to the extent the parties thereto did not freely agree that any legal action or proceeding arising out of or in connection with those agreements would be brought in the forum stated in Section 8.1 of the Purchase Agreement and Section 11.1 of the Investor Rights Agreement or that any such agreement is determined to be unreasonable at the time of the legal action or proceeding.

(H)

We express no opinion as to your compliance with any federal or state law relating to any Purchaser’s legal or regulatory status or the nature of any Purchaser’s business.

(I)

Our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

(J)

We express no opinion with respect to shares of the Company’s Common Stock and Series A Preferred Stock issued and outstanding prior to the Initial Closing, or with respect to shares of the Company’s Common Stock issued pursuant to the Agreement and Plan of Merger dated July 2, 2007, pursuant to which APL was merged with and into the Company, including without limitation, as to whether such shares have been duly authorized, validly issued, fully paid and non-assessable, or whether the issuances thereof complied with United States federal and applicable state and foreign securities laws.

(K)

We express no opinion as to the effect of prior or subsequent issuances of securities of the Company, to the extent that such issuances may be integrated with the Closing and may include purchasers who do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.  We have assumed for purposes of this opinion that no finders or brokers were used by the Company and Purchasers in connection with this financing.

(L)

We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable United States federal or state laws concerning the issuance or sale of securities, including, without limitation, the accuracy and completeness of the information provided by the Company to the Purchasers in connection with the offer and sale of the Initial Shares.

(M)

We have assumed (1) that the Transaction Documents, and the transactions contemplated thereby, were fair, just and reasonable to the Company and its stockholders at the time of their authorization by the Company’s Board of Directors and stockholders, and (2) that the conditions to the Initial Closing set forth in Section 5.1 of the Purchase Agreement have been satisfied or waived by the Purchaser or the Placement Agent.

(N)

In rendering our opinions herein, we express no opinion concerning purported waivers of statutory or other rights, court rules and defenses to obligations where such waivers (i) are against public policy or (ii) constitute waivers of rights which by law, regulation or judicial decision may not otherwise be waived.

(O)

We note that notwithstanding any covenants to the contrary contained in the Transaction Documents:  (i) the stockholders of the Company may dissolve the Company under Section 275(c) of the Delaware Corporate Law upon the consent of all the stockholders entitled to vote thereon; (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of the Company entitled to vote thereon may effect a merger with the Company under Section 253 of the Delaware Corporate Law; and (iii) the stockholders of the Company may amend the Bylaws.

(P)

We express no opinion as to:

1

Any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Transaction Documents;

2

The value, validity or adequacy of the consideration paid by you for the Common Stock or the Warrants;

3

The effect of any law or equitable principles (including, but not limited to, 10 Del. C. §3912) that govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs or limit the amount of attorneys' fees that can be recovered under certain circumstances, or the effect of any law providing that where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees;

4

The effect of any law that limits the enforceability of provisions releasing, exculpating or exempting a party from liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(Q)

We express no opinion relating to the provisions of the original Investor Rights Agreement, dated as of October 24, 2006 insofar as they related to APL, or the merger of APL with and into the Company.

(R)

In rendering our opinions herein, we have assumed that Section 203 of the Delaware Corporate Law is not applicable to the Company pursuant to section (b)(4) thereof.

The foregoing opinions are rendered to the Purchasers and the Placement Agent as of the date first written above solely for the benefit of the Purchasers and the Placement Agent in connection with the sale of the Units and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose or in connection with any other transaction, without our prior written consent.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.  We assume no obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention, and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT G

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of ____ __, 2012, by and between Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and __________________ (the “Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.  The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.  Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection.  The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.

Indemnification.

(a)

Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)

Proceedings By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)

Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2.

No Employment Rights.  Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3.

Expenses; Indemnification Procedure.

(a)

Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding).  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)

Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)

Procedure.  Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee.  If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)

Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)

Selection of Counsel.  In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.

Additional Indemnification Rights; Nonexclusivity.

(a)

Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)

Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

5.

Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments,  fines or penalties to which Indemnitee is entitled.

6.

Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.

Officer and Director Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

8.

Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 8.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.

Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)

Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b)

Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)

Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(d)

Claims under Section 16(b).  To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10.

Construction of Certain Phrases.

(a)

For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)

For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

11.

Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

12.

Miscellaneous.

(a)

Governing Law; Venue.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.  Venue for any legal action hereunder shall be in the state or federal courts located in the Borough of Manhattan, New York, New York.

(b)

Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)

Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any;  accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)

Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(e)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)

Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)

Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

Actinium Pharmaceuticals, Inc.

By:

Jack V. Talley

President and CEO

Address:  501 Fifth Avenue, 3rd Floor

 New York, NY 10017

Fax Number:  1-800-559-6927

AGREED TO AND ACCEPTED:

Name: ______________________________

(Signature)

Address:

____________________________________

____________________________________

Fax Number:

FORM OF 2012 UNIT INVESTOR RIGHTS AGREEMENT

EXHIBIT H

2012 UNIT INVESTOR RIGHTS AGREEMENT

BY AND AMONG

ACTINIUM PHARMACEUTICALS, INC.

AND

THE INVESTORS PARTY HERETO

October __, 2012

2012 UNIT INVESTOR RIGHTS AGREEMENT

THIS 2012 UNIT INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of October__, 2012, by and among Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the persons identified on Exhibit A hereto (the “Investors”), and the Placement Agent (defined below).

BACKGROUND

WHEREAS, the Investors are purchasing or otherwise acquiring Units (as defined herein) pursuant to the form of Unit Purchase Agreement (the “Purchase Agreement”) attached as an exhibit to the Private Placement Memorandum (as defined herein);

WHEREAS, as a condition of entering into the Purchase Agreement, the Investors and the Placement Agent have requested that the Company agree to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties, intending to be legally bound, mutually agree as follows:

Section 1GENERAL

1.1

Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

 “Affiliate” means, with respect to any Person, any other Person who is an “affiliate” of such Person within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Common Stock” means the shares of the Common Stock, $0.01 par value per share, of the Company.

“Counterpart” means a counterpart signature page to this Agreement in substantially the same form as Exhibit B attached to this Agreement.

“Designated Holder” shall have the meaning set forth in the Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder, all as the same is in effect from time to time.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act

“Holder” means any Investor or the Placement Agent owning of record any Registrable Securities and any assignee of record of such Registrable Securities.

“Indemnifiable Losses” means shall mean all losses, liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses, including, without limitation, the actual reasonable costs paid in connection with an Indemnitee’s investigation and evaluation of any claim or right asserted against such Indemnitee Party and all reasonable attorneys’, experts’ and accountants’ fees, expenses and disbursements and court costs including, without limitation, those incurred in connection with the Indemnitee’s enforcement of this Agreement and the indemnification provisions of Section 7 of this Agreement

“Registrable Securities then outstanding” means and shall be determined by the number of shares of Common Stock of the Company outstanding which are Registrable Securities plus the number of shares of Common Stock (or common stock of Pubco) issuable pursuant to outstanding securities that are then exercisable for or convertible into securities which are Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act.

“Offering” means the offering of Units pursuant to the Private Placement Memorandum (defined below).

“Order of Cutbacks” has the meaning set forth in Section 2.2(b).

“Placement Agent” means Laidlaw & Company (UK) Ltd.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity or other form of business organization or any governmental or regulatory authority whatsoever.

“Private Placement Memorandum” means that certain Confidential Private Placement Memorandum dated October 1, 2012 describing the offering of Units.

“Pubco” has the meaning set forth in Section 2.1 hereof.

“Register,” “registered,” and “registration” each refers to a resale registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the following shares of the Company’s Common Stock (referred to herein collectively as the “Stock”):  (i) all shares of Common Stock issued as part of the Units, or all shares of common stock of Pubco issued pursuant to the Reverse Merger in exchange for the Common Stock issued as part of the Units, (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants (as defined in the Private Placement Memorandum), or all shares of common stock of Pubco issuable upon exercise of the warrants issued pursuant to the Reverse Merger in exchange for such Investor Warrants, and (iii) all shares of Common Stock issuable upon exercise of the Laidlaw Warrant, or all shares of common stock of Pubco issuable upon exercise of the warrant issued by Pubco to the Placement Agent pursuant to the Reverse Merger in exchange for the Laidlaw Warrant, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which an Investor’s rights under this Agreement are not assigned; provided, however, that Registrable Securities shall not include any securities (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) if the Investor thereof is no longer entitled to exercise any right provided in this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated June 30, 2000 and amended by Amendment No. 1 dated September 29, 2011, between the Company and certain of its stockholders (other than the Holders).

“Registration Rights Security” shall have the meaning set forth Section 2.1(c).

“Reverse Merger” has the meaning set forth in Section 2.1(a).

"Rule 415" means Rule 415 under the Securities Act.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder, all as the same is in effect from time to time.

“Subsidiaries” means any Person of which a Company, directly or indirectly, through one or more intermediaries owns or controls at the time at least fifty percent (50%) of the outstanding voting equity or similar interests or the right to receive at least fifty percent (50%) of the profits or earnings or aggregate equity value.

“Transaction Documents” has the meaning ascribed to it in the Purchase Agreement.

“Units” means the units of the Company’s securities as described in the Private Placement Memorandum.

Section 2REGISTRATION OF REGISTRABLE SECURITIES

2.1. Company Obligation of Reverse Merger and Registration.

(a)  Within thirty (30) business days following the date of the closing of the sale of the first $5,000,000 in Units (the “Minimum Offering Amount”) under the Offering (the “Minimum Offering Closing Date”), the Company agrees to effect a reverse merger transaction (whether by statutory merger or share exchange) between the Company and a shell company that is current in its reports filed with the SEC under the Exchange Act and whose securities are quoted in the over-the-counter market in the United States (“Pubco”), whereby the Company will become a wholly-owned subsidiary of Pubco and holders of the Company’s  equity or equity-linked securities will receive securities of Pubco in exchange for their securities of the Company (the “Reverse Merger”).  Immediately prior to the Reverse Merger, Pubco will have no or nominal assets or operations, no material actual liabilities or contingent liabilities, and will be eligible to have its securities traded electronically through the Depository Trust Company (DTC).  The Reverse Merger shall be subject to such other terms and conditions as are reasonably satisfactory to the Placement Agent and the Company.

(b)  In the event that the Company does not fulfill its obligation to consummate the Reverse Merger within thirty (30) business days following the Minimum Offering Closing Date (the “Reverse Merger Deadline”), or otherwise cause its securities (or the securities of a successor of the Company) to become publicly traded within thirty (30) business days following the Reverse Merger Deadline, then upon written demand of the Placement Agent, the Company shall (i) effect the return of any funds then held in the escrow account for the Offering to the investors who deposited such funds in escrow, and (ii) issue to the Placement Agent and any investors whose subscriptions in the Offering have previously closed, on a pro rata basis, warrants to purchase a number of shares of Common Stock equal to five percent (5%) of the outstanding Common Stock of the Company on a fully diluted basis, exercisable for a period of five (5) years from their date of issuance at a price of $0.55 per share and otherwise identical terms as the B Warrants (as defined in the Private Placement Memorandum).  Such warrant issuance by the Company shall be in full satisfaction of its obligations to the Placement Agent and such prior investors in the Offering with respect to the delinquency of the Reverse Merger.  So long as the  Placement Agent has not made such written demand, then the Placement Agent and the Company may continue to solicit and close subscriptions under the Offering notwithstanding the delinquency of the Reverse Merger, provided that the Placement Agent shall retain the right to make such written demand at any time prior to the termination of the Offering and upon such demand such warrant issuance shall be allocated pro rata among all investors who invest in the Offering prior to the consummation of the Reverse Merger.

(c)  The Company shall cause Pubco to file with the SEC within forty-five (45) days of the date of the final closing of the Offering (the “Filing Deadline”), a registration statement registering for resale all Registrable Securities and any securities defined as “Registrable Securities” under the Registration Rights Agreement (the “Registration Rights Securities”) requested to be registered by a Designated Holder (the “Registration Statement”).  The holders of any Registrable Securities removed from the Registration Statement as a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for such Registrable Securities with respect to any registration statement filed by Pubco following the effectiveness of the Registration Statement which would permit the inclusion of such Registrable Securities that were removed from the Registration Statement, provided that any such removal shall be applied in the Order of Cutbacks.  In no event shall any Registration Rights Securities be removed from the Registration Statement unless all Registrable Securities hereunder have also been removed.  The Company shall cause Pubco to use its reasonable best efforts to have the Registration Statement declared effective within thirty (30) days of being notified by the SEC that the Registration Statement will not be reviewed by the SEC (and in such case of no SEC review, not later than sixty (60) days after the Filing Deadline) or within 180 days after the Filing Deadline in the event the SEC provides written comments to the Registration Statement (the “Effectiveness Deadline”).

(d)  If the Registration Statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, Pubco or, if the Reverse Merger has not then been consummated, the Company, shall pay to each Holder an amount in cash equal to one-percent (1.0%) of such Holder’s investment amount in the Offering on every thirty (30) day anniversary of such Filing Deadline or Effectiveness Deadline failure until such failure is cured.  The payment amount shall be prorated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by Pubco or the Company as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to six percent (6%) of each Holder’s investment amount.  Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the Holder’s Registrable Securities may be sold by such Holder under Rule 144. Moreover, no such payments shall be due and payable with respect to any Registrable Securities if Pubco is unable to register due to limits imposed by the SEC’s interpretation of Rule 415, provided that any such limitation is applied in the Order of Cutbacks.

(e)  The Company shall maintain, or shall cause Pubco to maintain, the Registration Statement effective for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to Holders with respect to all of their Registrable Securities, whichever is earlier (the “Effectiveness Period”).

2.2.  Piggyback Registration Rights.

 (a)  If the Registration Statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, then if at any time or from time to time the Company or Pubco shall determine to register any of its equity securities for its own account in a direct public offering or an underwritten public offering, or for the account of selling security holders in a resale registration (a “Resale Registration”), the Company will, or shall cause Pubco to:

(i)

prior to the filing of such registration give to the Holders written notice thereof; and

(ii)

include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, if any, all the Registrable Securities (subject to Rule 415 related cutbacks applied in the Order of Cutbacks ) specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder.

(b)  The right of any Holder to registration in an underwritten offering pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in any underwritten offering and the inclusion of Registrable Securities in any underwriting to the extent provided herein.  If any Holder requests pursuant to Section 2.2(a)(ii) above to distribute its securities through an underwritten offering, such Holder shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 2, in the case of an underwritten offering, if the Company or Pubco or the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten or registered, the managing underwriter may limit the Registrable Securities to be included in such registration.  The Company shall so advise the Holders and the other stockholders distributing their securities through such offering pursuant to piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders (i) of Common Stock equivalents of Series E Preferred Shares (or shares of common stock of Pubco issued upon the Reverse Merger to the former holders of Series E Preferred Shares following the automatic conversion thereof immediately prior to the Reverse Merger),  and (ii) only after all Common Stock equivalents of Series E Preferred Shares (or all shares of common stock of Pubco issued upon the Reverse Merger to the former holders of Series E Preferred Shares following the automatic conversion thereof immediately prior to the Reverse Merger)  have been registered, on a pro rata basis among the Holders and holders of Common Stock equivalents of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares (or holders  of shares of common stock of Pubco issued to the former holders of such preferred shares following the automatic conversion thereof immediately prior to the Reverse Merger) and the Designated Holders of Registration Rights Securities (or all shares of common stock of Pubco issued upon the Reverse Merger to the former Designated Holders in exchange for Registration Rights Securities, and, finally, if any allocation remains available for registration after the foregoing, (iii) on a pro rata basis among any other participating securities holders.  In the event the Company or the managing underwriter does determine that marketing factors require a limitation of the number of shares to be underwritten (the “Cutback”), such Cutback shall be applied first to reduce, pro rata, holders of Common Stock and common stock equivalents other than preferred stock and Registration Rights Securities (or holders of common stock and common stock equivalents of Pubco who received such common stock and common stock equivalents in exchange for Common Stock and Common Stock equivalents other than preferred stock and Registration Rights Securities pursuant to the Reverse Merger) excluding the Holders, next, pro rata, to reduce the Holders, the Designated Holders  and any other holders of Common Stock equivalents of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Shares  (or holders  of shares of common stock of Pubco issued to the former holders of such preferred shares following the automatic conversion thereof immediately prior to the Reverse Merger) , all before it shall be applied pro rata to reduce holders of common stock equivalents of Series E Preferred Shares (or holders  of shares of common stock of Pubco issued to the former holders of such Series E Preferred Shares following the automatic conversion thereof immediately prior to the Reverse Merger) (the foregoing order of cutbacks being referred to herein as the “Order of Cutbacks”).  [Note to 2012 Unit Investors:  The order of cutbacks is subject to modification to improve registration priority of 2012 Unit Investors with respect to cutbacks if the company is able to procure necessary amendments to existing Registration Rights Agreements prior to initial closing under Purchase Agreement]  To facilitate the allocation of shares in accordance with the above provisions, the Company, Pubco or the underwriters may round the number of shares allocated to each Holder or other securities holder to the nearest 100 shares.  If any Holder or other securities holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company or Pubco and the managing underwriter.  Any securities excluded or withdrawn from such underwritten offering shall be withdrawn from such registration, and shall not be transferred in a public distribution without the prior written consent of the managing underwriter prior to one-hundred eighty (180) days after the effective date of the registration statement relating thereto.

(c)  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

Section 3.  UNDERWRITTEN PUBLIC OFFERING.

The Company shall not cause, and shall ensure that Pubco does not cause, the registration under the Securities Act of any other shares of its common stock to become effective (other than registration of an employee stock plan, or registration in connection with any Securities Act Rule 145 or similar transaction) during the Effectiveness Period of a registration requested hereunder for an underwritten public offering if, in the judgment of the underwriter or underwriters, marketing factors would materially adversely affect the price of the Registrable Securities subject to such underwritten registration.

Section 4.  OBLIGATIONS OF COMPANY

In addition to the obligations of the Company set forth in Section 2.1, and in no way in limitation of such obligations, whenever the Company or Pubco is required by the provisions of this Agreement to effect the registration of the Registrable Securities, the Company shall, or shall cause Pubco to:  (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective during the Effectiveness Period, (ii) comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement for the Effectiveness Period; (iii) furnish to any Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as the Holders shall reasonably request, maintain any such registration or qualification current for the Effectiveness Period, and take any and all other actions either necessary or reasonably advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition; (v) take all such other actions either necessary or reasonably desirable to permit the Registrable Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein; (vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; (vii) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for the Effectiveness Period; (viii) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company or Pubco are then listed; (ix) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (x) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date as such registration statement becomes effective, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (B) a letter dated such date as such registration statement becomes effective, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities being registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.  Notwithstanding the foregoing, the Company shall not be required to register or to qualify an offering of the Registrable Securities under the laws of a state if as a condition to so doing the Company is required to qualify to do business or to file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction.

SECTION 5 EXPENSES OF REGISTRATION AND RESTRICTIVE LEGEND REMOVAL

(a)

The Company or Pubco shall pay all of the fees and expenses (exclusive of underwriting discounts and commission and stock transfer taxes) incurred by the Company or Pubco in complying with Sections 2, 3 and 4 hereof in connection with any registration statement that is initiated pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of the Company’s outside counsel, the reasonable fees and disbursements of one special counsel to the Holders (not to exceed $20,000), and the expense of any special audits (not to exceed $20,000) incident to or required by any such registration (the “Registration Expenses”).  If a registration proceeding is begun upon the request of Holders pursuant to Sections 3 or 4 but such request is subsequently withdrawn, then the Holders of Registrable Securities to have been registered may either:  (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to Sections 3 or 4, as applicable, of this Agreement; or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 3 or 4, as applicable, of this Agreement.  Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said Registration Expenses.  In such case, the Company shall be deemed not to have effected a registration pursuant to Sections 3 or 4, as applicable, of this Agreement.  Any underwriting discounts, fees and disbursements of any additional counsel to the Holders, selling commissions and stock transfer taxes applicable to the Registrable Securities registered on behalf of Holders shall be borne by the Holders of the Registrable Securities included in such registration.  The expenses of any legal services or special audit required in connection with any registration, qualification or compliance pursuant to Section 3 or 4 in excess of twenty thousand dollars ($20,000) shall be borne pro rata by the Holders of Registrable Securities proposing to distribute such shares of Registrable Securities in such registration.

(b)

Notwithstanding anything herein to the contrary, at the request of any Holder, the Company shall employ its counsel at the Company’s expense to prepare any and all legal opinions necessary for the prompt removal of restrictive legends from certificates representing Registrable Securities as, when and to the extent such legends may be removed in compliance with the Securities Act and/or Rule 144.

SECTION 6 INDEMNIFICATION

6.1. The Company.  To the extent permitted by law, the Company will, and shall cause Pubco to, indemnify Holders and each person controlling Holders within the meaning of Section 15 of the Securities Act, and each underwriter if any, of the Company’s  or Pubco’s securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company or Pubco of any rule or regulation promulgated under the Securities Act or Exchange Act or state securities law applicable to the Company or Pubco in connection with any such registration, qualification or compliance, and the Company or Pubco will reimburse Holders and each person controlling Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that neither the Company nor Pubco will be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information expressly furnished to the Company or Pubco by such Holder or controlling person or underwriter seeking indemnification for use in connection with such registration by any such Holder, underwriter or controlling person.

6.2. Holders.  To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the “Indemnifying Holder”), indemnify the Company and Pubco, each of their respective directors and officers and each person who controls the Company and Pubco within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company’s or Pubco’s securities with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made in reliance upon and in conformity with written information furnished to the Company or Pubco by such Indemnifying Holder contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Indemnifying Holder of any rule or regulation promulgated under the Securities Act applicable to such Indemnifying Holder in connection with any such registration, qualification or compliance, and the Indemnifying Holder will reimburse the Company or Pubco, such directors and officers and each person controlling Company and each underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, in reliance upon and in conformity with written information furnished to the Company by such Indemnifying Holder, provided that in no event shall any indemnity under this Section 6.2 exceed the net proceeds of the offering received by such Indemnifying Holder; provided, further, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Holder (which consent shall not be unreasonably withheld); provided further, however, that the indemnity agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

6.3. Defense of Claims.  Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Indemnified Party which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without the Indemnifying Party’s prior written consent.

6.4. Contribution.  If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder exceed the net proceeds from the offering received by such Holder.

6.5. Conflict; Survival.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.  The obligations of the Company and Holders under Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement.

SECTION 7 RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to, and agrees to cause Pubco to:

(a)

Make and keep public information available, as those terms are understood and defined in Rule 144, at all times in accordance with the requirements of the Exchange Act from and after the effective date of the Reverse Merger;

(b)

File with the SEC in a timely manner all reports and other documents required of the Company or Pubco under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)

So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company or Pubco as to its compliance with the current public information requirements of said Rule 144 and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company or Pubco, and such other reports and documents of the Company or Pubco, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d)

Take such action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

SECTION 8 STANDOFF AGREEMENT

Upon the effectiveness of any registration statement for the underwritten public offering of equity securities of the Company or Pubco, if requested by the Company or Pubco and the managing underwriter, each Holder agrees not to offer to sell or sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company or Pubco held by the Holder at any time during such period (other than those unregistered shares which are sold under Rule 144, if any), directly or indirectly, without the prior written consent of the Company, Pubco or the underwriters for such period of time following the effective date of the registration statement(not to exceed one-hundred eighty (180) days) as may be requested by the Company, Pubco and the managing underwriter, provided that the foregoing obligations shall apply only if all directors and executive officers of the Company and all other stockholders holding securities that, on an as converted or fully exercised basis, equate to greater than five percent (5%) of the issued and outstanding shares of Common Stock (or common stock of Pubco, as the case may be) and all other persons with registration rights (whether or not pursuant to this Agreement), enter into similar agreements.  This Section 8 shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.  In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the share or securities of every other person subject to the foregoing restrictions) until the end of such period.

From and after the date of this Agreement, the Company shall not, without the prior written consent of at least a majority of the outstanding Registrable Securities (the “Required Vote”), grant to future investors any registration rights on parity with or more favorable than the registration rights granted to the Holders hereunder.

SECTION 9  INDEMNIFICATION

The Company shall, and shall cause Pubco to, indemnify and hold harmless each Holder, each of their respective direct and indirect subsidiaries and Affiliates, and each of the respective partners, members, stockholders, equity holders, officers, directors, trustees and other fiduciaries, employees, agents, and representatives of any of the foregoing (collectively, referred to as the  “Indemnitees” and individually as a “Indemnitee”) from and against any and all Indemnifiable Losses resulting from, relating to or arising out of any claim or claims made against such Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the any Indemnitee’s performance of its obligations or the exercise of any Indemnitee’s rights in accordance with the terms of this Agreement, including actions taken in their capacity as directors or stockholders of the Company or Pubco; provided, however, that the Company and Pubco shall not be obligated to indemnify or hold harmless any Indemnitee under this Section 9 against any Indemnifiable Losses resulting from or arising out of any such action or claim if it has been adjudicated by a final and non-appealable determination of a court or other trier of fact of competent jurisdiction that such Indemnifiable Losses were the result of (a) a breach of such Indemnitee’s fiduciary duty to the Company, (b) any action or omission made by the Indemnitee in bad faith, (c) any criminal action on the part of such Indemnitee or (d) such Indemnitee’s willful misconduct.

The Company or Pubco shall reimburse, promptly following request therefor, all reasonable expenses incurred by an Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, the Indemnitees’ actions in connection with any transaction undertaken in connection with this Agreement.

SECTION 10  CONFIDENTIALITY OF RECORDS

Each Holder agrees that it will keep confidential and not disclose, divulge or use for any purpose other than to evaluate and monitor its investment in the Company any confidential or proprietary information (“Confidential Information”) which such party obtains from the Company pursuant to financial statements, reports and other information submitted by the Company to such party pursuant to this Agreement or the Purchase Agreement; provided, however, that the Investors may disclose Confidential Information (a) to their respective general partners, limited partners, members, stockholders, equity holders, Affiliates and any of the directors, officers and other representatives of any of the foregoing in accordance with their respective normal reporting practices, and to their respective attorneys, accountants, consultants and other professionals under an obligation of confidentiality and (b) to any prospective purchaser of any securities of the Company so long as such prospective purchaser is obligated not to disclose, divulge or use such Confidential Information to the same extent as the disclosing Investor.  Each Holder shall use the same level of care with the Confidential Information that it uses with its own confidential information.  “Confidential Information” shall not include the following:  (i) information that is now in, or hereafter enters, the public domain through no fault of the Holder; (ii) information that previously was known by the Holder independently of the Company; (iii) information that is independently developed by the Holder without reference to Confidential Information; (iv) information that is disclosed with the written approval of the Company; or (v) information that is received from a third party without a duty of confidentiality.  Notwithstanding the foregoing, no Holder shall be prohibited from disclosing Confidential Information that is required to be disclosed pursuant to any legal process or subpoena from any court, arbitrator, governmental body, official or authority or by applicable law; provided that the disclosing Holder takes reasonable steps to minimize the extent of such disclosure and provides the Company with reasonably prompt notice after becoming required to disclose such Confidential Information to afford the Company an opportunity to intervene and oppose such disclosure.  This provision shall survive any termination of this Agreement.  Notwithstanding anything herein to the contrary, this provision shall expire and become null and void and of no further force or effect upon the filing by Pubco of the so-called “super 8-K” under the Exchange Act following the closing of the Reverse Merger.

SECTION 11  MISCELLANEOUS

11.1

Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York, notwithstanding the conflicts of laws principles of the State of New York or any other jurisdiction.  No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment.  Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same.  Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

11.2

Survival.

The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or Pubco, or their respective Subsidiaries or the Investors pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company, Pubco or their respective Subsidiaries or the Investors, as applicable, hereunder solely as of the date of such certificate or instrument.

11.3

Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Common Stock issued or issuable in the Offering from time to time; provided, however, that each such successor and permitted assign the transferee has agreed in writing to be bound by the terms of this Agreement as if such successor and permitted assign were an original Holder by executing the Counterpart.

11.4

Entire Agreement.

This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein, with respect to the subject matter hereof.

11.5

Severability.

If any provision of the Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6

Amendment and Waiver.

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company or Pubco and the Holders of a majority of the Registrable Securities then outstanding and any amendment or waiver so made shall be binding upon each Holder and the Company.  In addition, any provision of this Agreement and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) by any party so waiving in writing, such waiver to be enforceable solely against such party.

112.7

Delays or Omissions.

No delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of any party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on part of any party hereto of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

11.8

Notices.

All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be addressed (i) if to a Holder, at such Holder’s address, fax number or email address furnished on the signature pages hereof or such Holder’s Counterpart hereto or as otherwise furnished to the Company or Pubco by the Holder in writing, or (ii) if to the Company or Pubco, to the attention of the President at such address, fax number or email address furnished on the signature page below or as otherwise furnished by the Company or Pubco in writing, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail.  Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

11.9

Titles and Subtitles.

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.10

Counterparts; Execution by Facsimile Signature.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this 2012 Unit Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

ACTINIUM PHARMACEUTICALS, INC.
By:_____________________________ Name: Jack V. TalleyTitle: President and Chief Executive Officer Address: Tel: ( ) Fax: ( ) email: jtalley@actiniumpharmaceuticals.com

PLACEMENT AGENT: LAIDLAW & COMPANY (UK) LTD. BY:_____________________________ NAME: TITLE: ADDRESS: TEL: FAX: EMAIL:

[Signature Page to 2012 Unit Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this 2012 Unit Investor Rights Agreement as of the date set forth in the first paragraph hereof.

ACTINIUM HOLDINGS LIMITED

By:_____________________________

Name:

Title:

Address:

Actinium Holdings Limited

c/o Michael Sheffery, Ph.D

OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

with a copy to:

Shalom Leaf, Esq.

Shalom Leaf, PC

600 Madison Avenue, 22nd Floor

New York, NY 10022

LAIDLAW & COMPANY (UK) LTD. BY:_____________________________ NAME: TITLE: ADDRESS: TEL: FAX: EMAIL:

The Investors listed on Exhibit A to the Agreement have executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Investor is deemed to have executed the 2012 UNIT INVESTOR RIGHTS AGREEMENT in all respects and is bound to the terms and conditions thereof as set forth in such Subscription Agreement.

Exhibit A

List of Investors

Exhibit B

Counterpart Signature Page

to

2012 Unit Investor Rights Agreement dated October __, 2012

for

Actinium Pharmaceuticals, Inc.

The undersigned hereby acknowledges receipt of a copy of that certain 2012 Unit Investor Rights Agreement, dated October __, 2012, among Actinium Pharmaceuticals, Inc., a Delaware corporation, Laidlaw & Company (UK) Ltd. and the Investors referred to therein and the undersigned (as hereafter amended from time to time, the “Investor Rights Agreement”), and hereby certifies to the other parties thereto that it has read and fully understands the Investor Rights Agreement, that it has had an opportunity to review and discuss the terms and conditions of the Investor Rights Agreement with its legal counsel and other advisors, and that it agrees to be bound by the terms and conditions of the Investor Agreement as if it were an original signatory thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this ____ day of ____________, 20__.

INVESTOR:

The Investors listed on Exhibit A to the Agreement have executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Investor is deemed to have executed the 2012 UNIT INVESTOR RIGHTS AGREEMENT in all respects and is bound to the terms and conditions thereof as set forth in such Subscription Agreement.

EXHIBIT I

FORM OF FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMONG

ACTINIUM PHARMACEUTICALS, INC.,

ACTINIUM HOLDINGS LIMITED (FORMERLY GENERAL ATLANTIC INVESTMENTS LIMITED),

N.V. ORGANON

AND

THE STOCKHOLDERS LISTED ON SCHEDULE A HERETO

Dated: October 5, 2011

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), dated October 5, 2011, among ACTINIUM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), ACTINIUM HOLDINGS LIMITED (formerly named General Atlantic Investments Limited), a Bermuda corporation (“AHL”), N.V. ORGANON, a Netherlands corporation (“Organon” and together with AHL, the “Initial Investors”) and the other stockholders of the Company listed on Schedule A hereto (collectively, the “Existing Stockholders”).  The Initial Investors, the Existing Stockholders and any other stockholder of the Company who agrees in writing to become bound by the terms and conditions of this Agreement are herein referred to collectively as the “Stockholders” and each individually as a “Stockholder”.

RECITALS

WHEREAS, the Company, Actinium Pharmaceuticals, Ltd., a Bermuda corporation (the “Actinium Bermuda”), and the Existing Stockholders are parties to that certain Stockholders Agreement dated as of June 30, 2000 (the “Prior Stockholders Agreement”);

WHEREAS, on July 5, 2007, Actinium Bermuda merged with and into the Company, thereby causing the Company to succeed to all of the rights and obligations of Actinium Bermuda under the Prior Stockholders Agreement;

WHEREAS, pursuant to the Series E Preferred Stock Purchase Agreement, dated the date hereof (the “Preferred Stock Purchase Agreement”), among the Company and the investors listed in and executing the Preferred Stock Purchase Agreement (the “Series E Investors”), the Company proposes to issue and sell to such Series E Investors up to an aggregate of 27,586,203  shares, par value $.01 per share, of its Series E Preferred Stock (the “Series E Preferred Stock”);

WHEREAS, each Stockholder owns the respective number of Shares (as hereinafter defined) of the Company (after giving effect to the transactions contemplated by the Preferred Stock Purchase Agreement) set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, this Agreement is being entered into contemporaneously with, and as a condition to, the Series E Investors’ consummation of the transactions contemplated by the Preferred Stock Purchase Agreement; and

WHEREAS, (a) AHL is the holder of a majority of the voting power of the “Shares” held by the “General Atlantic Stockholders” (as each such term is defined in the Stockholders Agreement) and (b) Organon and Dr. Maurits Geerlings, Jr. (“Geerlings”) are the holders of a majority of the voting power of the “Shares” held by the “Major Stockholders” (as each such term is defined in the Stockholders Agreement); therefore, the Company, AHL, Organon and Geerlings together have the power and right to amend and restate the Stockholders Agreement pursuant to Section 8.3(b) thereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“AHL” has the meaning set forth in the introduction to this Agreement.

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“CEO Director” has the meaning set forth in Section 6.2(b)(ii) of this Agreement.

“Certificate” means the Fourth Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof, as the same may be amended, supplemented or modified.

“Charter Documents” means the Certificate and the By-laws of the Company as in effect on the date hereof, as the same may be amended, supplemented or modified.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company and any other common stock of the Company or any other capital stock into which such stock is reclassified or reconstituted, whether by way of recapitalization, merger, consolidation or other reorganization or otherwise.

“Common Stock Equivalents” means any security or obligation which is by its terms convertible into, or exercisable or exchangeable for, shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any such convertible, exercisable or exchangeable security or obligation.

“Company” has the meaning set forth in the introduction to this Agreement.

“Company Option” has the meaning set forth in Section 3.1(b) of this Agreement.

“Company Option Period” has the meaning set forth in Section 3.1(b) of this Agreement.

“Designating Party” has the meaning set forth in Section 6.3(a) of this Agreement.

“Drag-Along Event” has the meaning set forth in Section 3.1(g)(i) of this Agreement.

“Drag-Along Notice” has the meaning set forth in Section 3.1(g)(ii) of this Agreement.

“Drag-Along Rights” has the meaning set forth in Section 3.1(g)(i) of this Agreement.

“Drag-Along Stockholders” has the meaning set forth in Section 3.1(g)(i) of this Agreement.

“Eligible Investor” means a Stockholder that is (i) a Series E Investor who or which, at the time in question, holds any of the issued and outstanding Series E Preferred Stock, (ii) an Initial Investor, or (iii) a Major Stockholder.

“Excess New Securities” has the meaning set forth in Section 4.2(a) of this Agreement.

“Excess Offered Securities” has the meaning set forth in Section 3.1(c)(i) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuances” has the meaning set forth in Section 4.1 of this Agreement.

“Existing Stockholders” has the meaning set forth in the introduction to this Agreement.

“Fair Value” has the meaning set forth in Section 3.2(b) of this Agreement.

“Family Members” has the meaning set forth in Section 2.2 of this Agreement.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Initial Investors” has the meaning set forth in the introduction to this Agreement.

“Investors” means the Initial Investors, the Series E Investors and any Transferees of any Initial Investor’s Shares and any subsequent Transferees of any of such Shares, in any case to whom Shares are Transferred in accordance with Section 2.4 of this Agreement, and the term “Investor” shall mean any such Person.

“Involuntary Transfer” means any Transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any Transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (iv) any Transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action and (v) any Transfer resulting from the death of a Stockholder.

“Involuntary Transferee” has the meaning set forth in Section 3.2(a) of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Qualified Initial Public Offering.

“Isotopia” means Isotopia B.V., a private limited company established under Netherlands law.

“Liens” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity-related preferences).

“Major Stockholders” means Isotopia, Dr. Maurits W. Geerlings, Sr., Dr. Maurits W. Geerlings, Jr., Kenneth R. Givens, and any Permitted Transferee thereof to whom Shares are Transferred in accordance with Section 2.3 of this Agreement, and the term “Major Stockholder” shall mean any such Person.

“New Issuance Notice” has the meaning set forth in Section 4.1 of this Agreement.

“New Securities” has the meaning set forth in Section 4.1 of this Agreement.

“Organon” has the meaning set forth in the introduction to this Agreement.

“Offer Price” has the meaning set forth in Section 3.1(a) of this Agreement.

“Offered Securities” has the meaning set forth in Section 3.1(a) of this Agreement.

“Offering Notice” has the meaning set forth in Section 3.1(a) of this Agreement.

“Permitted Transferee” has the meaning set forth in Section 2.2 of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preemptive Rightholder(s)” has the meaning set forth in Section 4.1 of this Agreement.

“Preferred Stock” means collectively the shares of Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

“Preferred Stock Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Price Negotiation Period” has the meaning set forth in Section 3.2(a) of this Agreement.

“Prior Stockholders Agreement” has the meaning set forth in the Recitals of this Agreement.

“Proportionate Percentage” has the meaning set forth in Section 4.2(a) of this Agreement.

“Proposed Price” has the meaning set forth in Section 4.1 of this Agreement.

“Pubco Transaction” means (i) a reverse merger or similar transaction between the Company and a corporation whose securities are publicly traded in the U.S. or other mutually agreed upon jurisdiction(“Pubco”), or (ii) the quotation (a “Public Quotation”) of the Company’s securities for purchase and sale on a U.S. quotation service (iii) any filing with an applicable regulatory body which will result in the Company becoming an entity whose securities are traded on a public exchange in the U.S. or other mutually agreed upon jurisdiction ( any of the foregoing, a “Pubco Transaction”).

“Qualified Initial Public Offering” means the closing of the Company’s initial direct public offering or underwritten public offering on a reasonable efforts basis pursuant to an effective registration statement filed pursuant to the Securities Act, covering the offer and sale of the Company’s Common Stock for the account of the Company (a) in which (i) the Company actually receives gross proceeds equal to or greater than $5,000,000, calculated before deducting underwriters’ discounts and commissions and other offering expenses, and (ii) a per share offering price equal to or greater than the product of (A) the Applicable Per Share Stated Value, as such term is defined in the Certificate, of the Series E Preferred Stock, multiplied by (B) two (2), and (b) following which the Company’s Common Stock is listed on a national securities exchange or approved for quotation on a Nasdaq Market.

“Rightholder(s)” has the respective meanings set forth in Sections 3.1(c)(i) and 3.2(a) of this Agreement.

“Rightholder Option Period” has the meaning set forth in Section 3.1(c)(i) of this Agreement.

“Sale Majority” has the meaning set forth in Section 3.1(g)(i) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 3.1(a) of this Agreement.

“Series A Preferred Stock” means the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.01 per share.

“Series C Preferred Stock” means any series of the Company’s Series C-1 Preferred Stock, par value $0.01 per share, Series C-2 Preferred Stock, par value $0.01 per share, Series C-3 Preferred Stock, par value $0.01 per share, and Series C-4 Preferred Stock, par value $0.01 per share, collectively.

 “Series D Preferred Stock” means the Company’s Series D Preferred Stock, par value $0.01 per share.

“Series E Investor” means an Investor who owns any shares of Series E Preferred Stock.

“Series E Preferred Directors” has the meaning set forth in Section 6.2(b)(i) of this Agreement.

“Series E Preferred Stock” has the meaning set forth in the Recitals to this Agreement.

“Shares” means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock and Preferred Stock, owned by such Stockholder; provided, however, for the purposes of any computation of the number of “Shares” owned by any Stockholder pursuant to the definition of “Eligible Investor” and any of Sections 2, 3, 4.1, 4.2, 6 and 8.3, all outstanding Common Stock Equivalents owned by any Stockholder shall be deemed converted, exercised or exchanged as applicable and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding and owned by such Stockholder, whether or not such conversion, exercise or exchange has actually been effected.

“Stock Option Plan” means any stock option plan of the Company pursuant to which Common Stock or options to purchase shares of Common Stock in such amounts as are determined from time to time by the Board of Directors in its discretion are reserved and available for grant to officers, directors, employees and consultants of the Company and its subsidiaries.

“Stockholders” has the meaning set forth in the Recitals to this Agreement.

“Stockholders Agreement” has the meaning set forth in the Recitals to this Agreement.

“Stockholders Meeting” has the meaning set forth in Section 6.1 of this Agreement.

“Subject Purchaser” has the meaning set forth in Section 4.1 of this Agreement.

“Tag-Along Rightholder” has the meaning set forth in Section 3.1(f)(i) of this Agreement.

“Third-Party Purchaser” means any Person to whom any Stockholder wishes to Transfer all or any portion of its or his Shares other than a Person which is a Permitted Transferee of such Stockholder.

“Transfer” has the meaning set forth in Section 2.1 of this Agreement.

“Transferred Shares” has the meaning set forth in Section 3.2(a) of this Agreement.

“Transferring Stockholder” has the meaning set forth in Section 3.1(f)(i) of this Agreement.

“Written Consent” has the meaning set forth in Section 6.1 of this Agreement.

2.

Restrictions on Transfer of Shares.

2.1

Limitation on Transfer. No Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “Transfer”) any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement, including, without limitation, Section 2.4.  Any attempt to Transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void abinitio.

2.2

Permitted Transfers.  Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.1, 2.3 and 2.4, at any time: (a) each of the Major Stockholders who is an individual may Transfer all or a portion of his Shares to or among (i) a member of such Major Stockholder’s immediate family, which shall include his spouse, siblings, children or grandchildren (“Family Members”) or (ii) a trust, corporation, partnership, limited liability company, or other legal entity, all of the beneficial interests in which shall be held by such Major Stockholder or one or more Family Members of such Major Stockholder; provided, however, that during the period that any such trust, corporation, partnership, limited liability company, or other legal entity holds any right, title or interest in any Shares, no Person other than such Major Stockholder or one or more Family Members of such Major Stockholder may be or may become beneficiaries, stockholders, limited or general partners or members thereof; (b) each of the Investors may Transfer all or a portion of his Shares to any of its Affiliates, to any other Investor or to any Affiliate of any other Investor; (c) Isotopia may Transfer all or a portion of its Shares to Dr. Maurits W. Geerlings, Sr., or any of his Family Members; and (d) Maurits Geerlings, Sr. may Transfer up to 17,500 of his Shares (subject to appropriate and proportionate adjustment for stock dividends payable in shares of, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, the Common Stock) to a non-Family Member if and to the extent he has not already Transferred such number of Shares prior to the date hereof (the Persons referred to in the preceding clauses (a), (b) and (c) are each referred to hereinafter as a “Permitted Transferee”).  A Permitted Transferee of Shares pursuant to this Section 2.2 may Transfer its Shares pursuant to this Section 2.2 only to the Transferor Stockholder or to a Person that is a Permitted Transferee of such Transferor Stockholder.

2.3

Permitted Transfer Procedures.  If any Stockholder wishes to Transfer Shares to a Permitted Transferee under Section 2.2, such Stockholder shall give notice to the Company of its intention to make any Transfer permitted under Section 2.2 not less than ten (10) days prior to effecting such Transfer, which notice shall state the name and address of each Permitted Transferee to whom such Transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be Transferred to such Permitted Transferee.

2.4

Transfers in Compliance with Law; Substitution of Transferee.  Notwithstanding any other provision of this Agreement, no Transfer may be made unless (a) the Transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A, (b) the

Transfer complies in all respects with the applicable provisions of this Agreement and (c) the Transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act.  If requested by the Company, an opinion of counsel to such Transferring Stockholder shall be supplied to the Company at such Transferring Stockholder’s expense, to the effect that such Transfer complies with the applicable federal and state securities laws; provided, that no opinion of counsel shall be required for any Transfer by any Investor to any Permitted Transferee of such Investor.  Upon becoming a party to this Agreement, (i) a Permitted Transferee of a Major Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Transferring Major Stockholder hereunder with respect to the Shares Transferred to such Permitted Transferee, (ii) a Transferee of an Investor shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Transferring Investor hereunder with respect to the Shares Transferred to such Transferee, (iii) a Transferee other than a Permitted Transferee of a Major Stockholder shall be subject to the same obligations as, but none of the rights of, the Transferring Major Stockholder hereunder with respect to the Shares Transferred to such Transferee, and (iv) a Transferee of any Stockholder (other than a Stockholder which is a Major Stockholder or an Investor) shall be substituted for, and shall be entitled to the same obligations as, the Transferring Stockholder hereunder with respect to the Shares Transferred to such Transferee.

3.

Right of First Refusal, Drag-Along and Tag-Along Rights.

3.1

Proposed Voluntary Transfers.

(a)

Offering Notice.  Subject to Section 2, if any Stockholder, other than a Series E Investor as to Shares of Series E Preferred Stock, (a “Selling Stockholder”) wishes to Transfer all or any portion of its or his Shares, to any Third-Party Purchaser, such Selling Stockholder shall offer such Shares first to the Company by sending written notice (an “Offering Notice”) to the Company, which shall state: (a) the name and address of the Third-Party Purchaser; (b) the number of Shares proposed to be Transferred (the “Offered Securities”); (c) the proposed purchase price per Share for the Offered Securities (the “Offer Price”) and the type of consideration offered (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Selling Stockholder as is necessary for the Company and the Rightholders (as hereinafter defined) under this Section 3.1 to analyze the economic value and investment risk of such non-cash consideration); and (d) the other terms and conditions of such sale.  Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired.  The Company shall promptly deliver a copy of the Offering Notice to each of the Rightholders under this Section 3.1.  The Offering Notice shall include a copy of the agreement between the Selling Stockholder and the Third-Party Purchaser pertaining to the proposed Transfer of the Offered Securities to the Third-Party Purchaser.

(b)

Company Option; Exercise.  For a period of fifteen (15) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Company Option Period”), the Company shall have the right (the “Company Option”) but not the obligation to purchase any or all of the Offered Securities at a purchase price per share equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice, except that the Company may, at its option, substitute cash consideration for non-cash consideration (other than notes) based upon the value of such non-cash consideration (as determined in good faith by a majority of the entire Board of Directors, which determination must include the Series E Preferred Directors).  The right of the Company to purchase any or all of the Offered Securities under this Section 3.1(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder, with a copy to the Eligible Investors and the Major Stockholders, which notice shall state the number of Offered Securities, respectively, proposed to be purchased by the Company.  The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option, provided that the Company may waive its rights under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder, with a copy to the Eligible Investors and the Major Stockholders.

(c)

Rightholder Option; Exercise.

(i)

If the Company does not elect to purchase all of the Offered Securities, then for a period of thirty (30) days after the earlier to occur of (a) the expiration of the Company Option Period and (b) the date upon which the Selling Stockholder shall have received written notice from the Company of its exercise of the Company Option pursuant to Section 3.1(b) or its waiver thereof (the “Rightholder Option Period”), each of the Eligible Investors and those of the Major Stockholders who is not a Selling Stockholder (for the purpose of Section 3.1, (each, a “Rightholder” and collectively, the “Rightholders”) shall have the right to purchase all, but not less than all, of the remaining Offered Securities at a per share purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice, except that each Rightholder may, at its option, substitute cash consideration for non-cash consideration (other than notes) based upon the value of such non-cash consideration (as determined in good faith by a majority of the entire Board of Directors, which determination must include the Series E Preferred Directors).  Each such Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Rightholder by (ii) the total number of Shares then owned by all such Rightholders.  If any Rightholder does not fully subscribe for the number or amount of Offered Securities it or he is entitled to purchase, then each other fully participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(c), the “Excess Offered Securities”) determined by dividing (x) the total number of Shares then owned by such fully participating Rightholder by (y) the total number of Shares then owned by all fully participating Rightholders who elected to purchase Excess Offered Securities.  The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Securities.  If the Company and/or the Rightholders do not purchase all of the Offered Securities pursuant to Section 3.1(b) and/or Section 3.1(c), then the Selling Stockholder may, subject to Section 3.1(f), sell the Offered Securities to a Third-Party Purchaser in accordance with Section 3.1(e).

(ii)

The right of each Rightholder to purchase all of the remaining Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Stockholder with a copy to the Company.  Each such notice shall state (a) the number of Shares held by such Rightholder and (b) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(c).  The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Stockholder shall be deemed to be a waiver of such Rightholder’s rights under subsection (i) above, providedthat each Rightholder may waive its rights under subsection (ii) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Stockholder, with a copy to the Company.

(d)

Closing.  The closing of the purchases of Offered Securities subscribed for by the Company under Section 3.1(b) and/or the Rightholders under Section 3.1(c) shall be held at the executive offices of the Company at 11:00 a.m., local time, on the 60th day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree.  At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for Transfer and accompanied by all requisite Transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities.  The Company and/or each Rightholder, as the case may be, purchasing Offered Securities shall deliver at the closing consideration to be paid in full and the cash portion of such consideration shall be paid in immediately available funds for the Offered Securities purchased by it or him.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(e)

Sale to the Third-Party Purchaser.  Unless the Company and/or the Rightholders elect to purchase all, but not less than all, of the Offered Securities under Sections 3.1(b) and 3.1(c), the Selling Stockholder may, subject to Section 3.1(f), sell all, but not less than all, the Offered Securities to the Third-Party Purchaser and not to any assignee or designee of such Third-Party Purchaser at a purchase price per share equal to the Offer Price and on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and consummated within sixty (60) days after the earlier to occur of (i) the waiver by the Company and all of the Rightholders of their options to purchase the Offered Securities and (ii) the expiration of the Rightholder Option Period; and providedfurther, that such sale shall not be consummated unless and until (x) such Third-Party Purchaser shall represent in writing to the Company and each Rightholder that it is aware of the rights of the Company and the Stockholders contained in this Agreement and (y) prior to the purchase by such Third-Party Purchaser of any of such Offered Securities, such Third-Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.4 hereof.  If such sale is not consummated within such sixty (60) day period for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company and the Rightholders in accordance with this Section 3.1.

(f)

Tag-Along Rights.

(i)

If any Stockholder (a “Transferring Stockholder”) wishes to Transfer all or any portion of its or his Shares to a Third-Party Purchaser, then each of the Stockholders (other than the Transferring Stockholder) (each, a “Tag-Along Rightholder”) shall have the right to sell to such Third-Party Purchaser, upon the same terms and conditions as the Transferring Stockholder, up to that number of Shares held by such Tag-Along Rightholder equal to that percentage of the number of Shares proposed to be Transferred by the Transferring Stockholder determined by dividing (i) the total number of Shares then owned by such Tag-Along Rightholder by (ii) the sum of (x) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.1(f) and (y) the total number of Shares then owned by the Transferring Stockholder.  To the extent that the Tag-Along Rightholders exercise their rights pursuant to this Section 3.1(f), the number of Shares proposed to be Transferred by the Transferring Stockholder shall be reduced accordingly.

(ii)

The Transferring Stockholder shall give written notice to each Tag-Along Rightholder of each proposed sale by it of Shares which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(f) at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the name of such Transferring Stockholder, the number of Shares proposed to be sold, the name and address of the proposed Third-Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third-Party Purchaser, the percentage of Shares that such Tag-Along Rightholder may sell to such Third-Party Purchaser (determined in accordance with Section 3.1(f)(i)), and a representation that such Third-Party Purchaser has been informed of the “tag-along” rights provided for in this Section 3.1(f) and has agreed to purchase Shares in accordance with the terms hereof.  The tag-along rights provided by this Section 3.1(f) must be exercised by any Tag-Along Rightholder wishing to sell Shares pursuant to this Section 3.1(f) within ten (10) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating such Tag-Along Rightholder’s wish to exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third-Party Purchaser) it wishes to sell.  The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under this Section 3.1(f), provided that any Tag-Along Rightholder may waive its rights under this Section 3.1(f) prior to the expiration of such 10-day period by giving written notice to the Transferring Stockholder, with a copy to the Company.  If a Third-Party Purchaser fails to purchase Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.1(f)(ii), then the Transferring Stockholder shall not be permitted to consummate the proposed sale of his or its Shares unless and until, simultaneous with such sale, the Transferring Stockholder purchases from such Tag-Along Rightholder the number of Shares such Tag-Along Rightholder is entitled to sell under this Section 3.1(f) on the same terms and conditions as the Transferring Stockholder is Transferring his or its Shares to the Third-Party Purchaser.

(g)

Drag-Along Rights.

(i)

If the Stockholders holding a majority of the voting power of the Shares (the “Sale Majority”) approve a bona fide sale or exchange, whether directly or pursuant to a sale, merger, consolidation or other business combination, of all or substantially all of the Shares to a Third-Party Purchaser (a “Drag-Along Event”), then the Stockholders comprising a part of the Sale Majority shall have the right, subject to all of the provisions of this Section 3.1(g) (“Drag-Along Rights”), to require all of the other Stockholders (the “Drag-Along Stockholders” and each individually a “Drag-Along Stockholder”) to (A) if such Drag-Along Event is structured as a sale of Shares, sell, Transfer and deliver or cause to be sold, Transferred and delivered to such Third-Party Purchaser all Shares and Common Stock Equivalents owned by the Drag-Along Stockholders or (B) if such Drag-Along Event is structured as a merger, consolidation or other business combination requiring the consent or approval of the Drag-Along Stockholders, vote their Shares in accordance with the written instructions of the Stockholders comprising a part of the Sale Majority in favor thereof, and otherwise consent to and raise no objection to such transaction, and waive any dissenters’ rights, appraisal rights or similar rights which the Drag-Along Stockholders may have in connection therewith; and, in any such event, subject to the provisions of subsection (iii) of this Section 3.1(g), the Drag-Along Stockholders shall agree to and shall be bound by the same terms, provisions and conditions in respect of the Drag-Along Event.  The provisions of Section 3.1(f) shall not apply to any transaction to which this Section 3.1(g) applies to the extent the Stockholders comprising a part of the Sale Majority shall have in fact exercised their Drag-Along Rights under this Section 3.1(g).

(ii)

If the Stockholders comprising a part of the Sale Majority desire to exercise their Drag-Along Rights, they shall give written notice to the Drag-Along Stockholders (“Drag-Along Notice”) of the Drag-Along Event which gives rise to the obligations of the Drag-Along Stockholders set forth in this Section 3.1(g), at least thirty (30) days prior to the proposed consummation of the transaction.  The Drag-Along Notice shall set forth (A) the name and address of the Third-Party Purchaser, (B) the date on which such transaction is proposed to be consummated, (C) the proposed amount and form of consideration and terms and conditions of payment offered by the Third-Party Purchaser and (D) a representation that the Third-Party Purchaser has been informed of the Drag-Along Rights provided for in this Section 3.1(g) and has agreed to purchase Shares in accordance with the terms hereof.

(iii)

In connection with a Drag-Along Event pursuant to this Section 3.1(g), the Drag-Along Stockholders shall make substantially the same representations, warranties, covenants and indemnities and other similar agreements as the Stockholders comprising a part of the Sale Majority agree to make in connection with the proposed Transfer by them relating to the ownership of and title to their Shares.  No Drag-Along Stockholder shall be subject to the requirements of this Section 3.1(g) with respect to a Drag-Along Event if such Drag-Along Event (A) requires that the payment with respect to each share of Common Stock or Preferred Stock, as applicable, held by such Drag-Along Stockholder is not in accordance with the Certificate if such Drag-Along Event were deemed a “Liquidation” or “Acquisition Transaction” for purposes of Article IV, Section 3 thereof (or such equivalent Article and Section thereof), (B) provides that such Drag-Along Stockholder will not receive the same form of consideration or the same per share consideration for their shares of Common Stock or Preferred Stock, as applicable, as all other holders of such shares of Common Stock or Preferred Stock, as applicable, or (C) requires such Drag-Along Stockholder to agree to any indemnification obligations which (1) are for breaches of representations and warranties of any Person other than the Company or such Drag-Along Stockholder, (2) provide for indemnification other than in proportion to such Drag-Along Stockholder’s ownership interest in the Company, determined on a fully-diluted basis as-converted to Common Stock basis (excluding: (a) all Shares issuable pursuant to the exercise of an option wherein such right of exercise has not yet vested as of the closing of the Drag-Along Event, (b) all Shares exercisable pursuant to either a warrant or an option for which the exercise price is greater than the fair market value of the underlying Shares as of the closing of the Drag-Along Event; and (c) all options and Shares reserved for the issuance of options under the Stock Option Plan for which options have not yet issued as of the closing of the Drag-Along Event), and (3) are not limited to the value of the consideration actually received by such Drag-Along Stockholder pursuant to such Drag-Along Event (excluding liability for such Drag-Along Stockholder’s own fraud or malfeasance).  In addition and without limitation to the foregoing, no Drag-Along Stockholder shall be subject to the requirements of this Section 3.1(g) with respect to a Drag-Along Event if such Drag-Along Stockholder is required to provide indemnification in connection with such Drag-Along Event and any of the Stockholders comprising a part of the Sale Majority are not required to provide indemnification or such Drag-Along Stockholder’s indemnification obligations in connection with such Drag-Along Event are upon terms and conditions which are less favorable to such Drag-Along Stockholder than the terms and conditions upon which any of the Stockholders comprising a part of the Sale Majority are obligated to provide indemnification in connection with such Drag-Along Event.

3.2

Involuntary Transfers.

(a)

Rights of First Offer upon Involuntary Transfer.  If an Involuntary Transfer of any Shares (the “Transferred Shares”) owned by any Stockholder other than an Eligible Investor shall occur, then the Company and the Stockholders other than the Stockholder who suffered or will suffer such Involuntary Transfer (for the purpose of Section 3.2, each, a “Rightholder” and collectively, the “Rightholders”) shall have the same rights as specified in Sections 3.1(b) and 3.1(c), respectively, with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary Transfer by a Selling Stockholder and shall be governed by Section 3.1 except that (i) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer (and the Company shall immediately give notice to the Rightholders of the date of receipt of such notice), (ii) such rights shall be exercised by notice to the Transferee of such Transferred Shares (the “InvoluntaryTransferee”) rather than to the Stockholder who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and the Company and/or the purchasing Rightholders purchasing a majority of the Transferred Shares, as the case may be; provided, however, that if such parties fail to agree as to such per share purchase price within thirty (30) days after the date on which the Company or the last of the Rightholders exercised its rights under this Section 3.2(a), whichever is later (such period, the “Price Negotiation Period”), the per share purchase price shall be the Fair Value thereof as determined in accordance with Section 3.2(b).

(b)

Fair Value.  If the parties fail to agree upon the per share purchase price of the Transferred Shares in accordance with Section 3.2(a) hereof, then the Company or the Rightholders, as the case may be, shall purchase the Transferred Shares at a per share purchase price equal to the Fair Value (as hereinafter defined) thereof.  The Fair Value of the Transferred Shares shall be determined by a panel of three independent appraisers, which shall be nationally recognized investment banking firms or nationally recognized experts experienced in the valuation of corporations engaged in the business conducted by the Company.  Within five (5) Business Days after the last day of the Price Negotiation Period or such earlier date as the applicable parties determine that they cannot agree as to the per share purchase price, the Involuntary Transferee and the Board of Directors (in the case of a purchase by the Company), or the purchasing Rightholders purchasing a majority of the Transferred Shares being purchased by the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), or the Board of Directors and such purchasing Rightholders jointly (in the case of a purchase by the Company and Rightholders), as the case may be, shall each designate one such appraiser that is willing and able to conduct such determination.  If either the Involuntary Transferee or the Board of Directors or the purchasing Rightholders or both, as the case may be, fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf.  The two appraisers designated shall, within a period of five (5) Business Days after the designation of the second appraiser, designate a mutually acceptable third appraiser.  The three appraisers shall conduct their determination as promptly as practicable, and the Fair Value of the Transferred Shares shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Value of the Transferred Shares shall be the average of the determination of all three appraisers.  Such determination shall be final and binding on the Involuntary Transferee, the Company and the Rightholders.  The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it, and the Company or the purchasing Rightholders (if both the Company and the purchasing Rightholders), or the purchasing Rightholders (if the Company is not purchasing any Transferred Shares) for the fees and expenses of the appraiser designated by or on behalf of the Board of Directors or the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), as the case may be.  The Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, shall each share half the fees and expenses of the appraiser designated by the appraisers.  For purposes of this Section 3.2(b), the “Fair Value” of the Transferred Shares means the per share fair market value of such Transferred Shares determined in accordance with this Section 3.2(b) based upon all considerations that the appraisers determine to be relevant.  All expenses to be shared by the Company and the purchasing Rightholders, or among the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), shall be shared in proportion to the number of Transferred Shares purchased.

(c)

Closing.  The closing of any purchase under this Section 3.2 shall be held at the offices of the Company’s legal counsel or such other location as may be designated by the Company at 11:00 a.m., local time, on the earlier to occur of (i) the fifth Business Day after the purchase price per Transferred Share shall have been agreed upon by the Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, in accordance with Section 3.2(a)(iii), or (ii) the fifth Business Day after the determination of the Fair Value of the Transferred Shares in accordance with Section 3.2(b), or at such other time and place as the parties to the transaction may agree.  At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for Transfer and accompanied by all requisite Transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares.  The Company or each Rightholder, as the case may be, purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares.  At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(d)

General.  In the event that the provisions of this Section 3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Company and the Rightholders shall have the rights specified in Sections 3.1(b) and 3.1(c), respectively, with respect to any Transfer by an Involuntary Transferee of such Shares, and each Rightholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and other related provisions of this Agreement.

4.

Future Issuance of Shares; Preemptive Rights.

4.1

Offering Notice.  Except for the issuance of (a) any Excluded Securities of any kind described in clauses (A) through (F) of Section C.5.3(a)(vii) of Article IV of the Certificate, (b) any of the Series E Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement, or (c) any shares of Common Stock issued pursuant to any Extraordinary Event (as defined in the Certificate) (such issuances described in (a) through (c) of this Section 4.1 being referred to collectively as “Exempt Issuances”), if the Company wishes to issue any capital stock or any other securities or obligations convertible into, or exercisable or exchangeable for, any capital stock of the Company or any option, warrant or other subscription or purchase right with respect to any capital stock of the Company or any such convertible, exercisable or exchangeable securities or obligations (collectively, “New Securities”) to any Person (the “Subject Purchaser”), then the Company shall offer such New Securities, in accordance with Section 4.2(a), first to each of the Eligible Investors (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders”) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per security of the New Securities (the “Proposed Price”).  Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

4.2

Preemptive Rights; Exercise.

(a)

For a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 4.1, each of the Preemptive Rightholders shall have the right to purchase up to its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice, except that if all or any part of the consideration to be paid by a Subject Purchaser is not cash, then the value of the non-cash consideration (other than notes) shall be determined in good faith by a majority of the entire Board of Directors (which determination must include the Series E Preferred Directors) and any Preemptive Rightholder electing to purchase any New Securities may pay the cash equivalent thereof.  Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (x) the total number of Shares then owned by such Preemptive Rightholder exercising its rights under this Section 4.2 by (y) the total number of shares of Common Stock then issued and outstanding (assuming for such purpose, the complete exercise, exchange or conversion of all then issued and outstanding Common Stock Equivalents) (the “Proportionate Percentage”).  If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it or he is entitled to purchase pursuant to the preceding sentence, then each other fully participating Preemptive Rightholder shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 4.2(a), the “Excess New Securities”) determined by dividing (x) the total number of Shares then owned by such fully participating Preemptive Rightholder by (y) the total number of Shares then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities.  The procedure described in the preceding sentence shall be repeated until there are no remaining Excess New Securities.

(b)

The right of each Preemptive Rightholder to purchase the New Securities under Section 4.2(a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in Section 4.2(a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a).  The failure of a Preemptive Rightholder to respond within such 20-day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 4.2(a), provided that each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 20-day period by giving written notice to the Company.

4.3

Closing.  The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive offices of the Company at 11:00 a.m., local time, on (a) the date of the initial closing of the sale to the Subject Purchaser made pursuant to Section 4.4 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 4.2, or (b) at another  time and place if the the parties to the transaction so agree in writing.  At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable.  Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

4.4

Sale to Subject Purchaser.  The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 4.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and consummated within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2, and (ii) the expiration of the 20-day period referred to in Section 4.2.  If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4.  The closing of any issuance and purchase pursuant to this Section 4.4 shall be held at a time and place as the parties to the transaction may agree within such 90-day period.

5.

After-Acquired Securities; Agreement to be Bound.

5.1

After-Acquired Securities.  All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents now owned or which may be issued or Transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.

5.2

Agreement to be Bound.  The Company shall not issue any shares of capital stock or any Common Stock Equivalents to any Person not a party to this Agreement, other than any Common Stock Equivalents issued to directors, officers, employees or consultants of the Company pursuant to the Stock Option Plan, unless either (a) such Person has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit B, or (b) such Person has otherwise entered into an agreement with the Company restricting the Transfer of its or his Shares in form and substance reasonably satisfactory to the Eligible Investors holding a majority of the voting power of the Shares held by the Eligible Investors.  Upon the exercise of any Common Stock Equivalents under the Stock Option Plan, the holder of such Common Stock Equivalents shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit B.  Upon becoming a party to this Agreement, such Person shall be deemed to be a party to, and bound by, the provisions of this Agreement.  Any issuance of Shares or any Common Stock Equivalents by the Company in violation of this Section 5.2 shall be null and void abinitio.

6.

Corporate Governance.

6.1

General.  From and after the execution of this Agreement, each Stockholder shall vote its Shares at any regular or special meeting of stockholders of the Company (a “Stockholders Meeting”) or in any written consent executed in lieu of such a meeting of stockholders (a “Written Consent”), and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 6.2 hereof).

6.2

Election of Directors; Number and Composition.

(a)

Number.  Each Stockholder shall vote its Shares at any Stockholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall consist of such number of directors as is authorized in accordance with the Charter Documents.

(b)

Composition.  Each Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure: (i) the nomination and election to the Board of Directors of two individuals designated by the holders of at least a majority of the issued and outstanding Series E Preferred Stock (the “Series E Preferred Director”); (ii) the nomination and election to the Board of Directors of one individual who shall be the then current chief executive officer of the Company (the “CEO Director”), who shall initially be Dragan Cicic, M.D., (iii) the nomination and election to the Board of Directors of two individuals who are not employees, officers or directors of any of the Investors or any of their respective Affiliates.

6.3

Removal and Replacement of Directors.

(a)

Replacement of Directors.  If at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of a director designated by the Stockholders entitled to designate directors under Section 6.2(b) (each a “Designating Party”), then the Designating Party shall promptly designate a new director and, after written notice to each of the other Stockholders and the Company of such new designee, each Stockholder shall vote all of its or his Shares so as to elect such new designee to the Board of Directors.

(b)

Removal of Directors.  Each Designating Party may remove its designated director at any time and for any reason (or no reason) in such Designating Party’s sole discretion and, after written notice to each of the other Stockholders and the Company of the new designee to replace such removed director, each Stockholder shall vote all of its Shares so as to elect such new designee to the Board of Directors.

6.4

Reimbursement of Expenses; D&O Insurance.  The Company shall reimburse the members of the Board of Directors for all reasonable travel and accommodation expenses incurred by the directors in connection with the performance of their duties as directors of the Company upon presentation of appropriate documentation therefor.

6.5

Annual Budget.  Not less than thirty (30) days prior to the end of each fiscal year, the Company shall prepare and submit to the Board of Directors for its approval an annual operating budget for the next succeeding fiscal year in reasonable detail.

6.6

Books and Records.  The Company shall, and shall cause its subsidiaries to, keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its subsidiaries in accordance with generally accepted accounting principles consistently applied.

7.

Stock Certificate Legend.  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.  Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT.

9.

Miscellaneous.

9.1

Recapitalizations, Exchanges, etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock and Preferred Stock, (b) any and all shares of capital stock of the Company into which the shares of Common Stock or Preferred Stock, as applicable, are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (c) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and Preferred Stock, as applicable, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a stockholders agreement with the Investors and other Stockholders on terms substantially the same as this Agreement as a condition of any such transaction.

8.2

Notices.  All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

(a)

if to the Company:

Actinium Pharmaceuticals, Inc.

________________________

________________________

U.S.A.

Telefax:  _______________

Attention: Dragan Cicic, M.D.

with a copy to:

________________________

________________________

________________________

(b)

if to AHL:

Actinium Holdings Limited

____________________

____________________

Telefax  ____________

Attention:  [___________________]

with a copy to:

__________________________________

_________________

(c)

if to Organon:

N.V. Organon

[____________________________]

Telecopy:  [___________________]

Attention:  [___________________]

(d)

if to any Major Stockholder or Stockholder, at its address as it appears on the record books of the Company.

Any party may, by notice given in accordance with this Section 8.2, designate another address or Person for receipt of notices hereunder.  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied or sent by electronic mail.

8.3

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives.  This Agreement is not assignable except in connection with a Transfer of Shares in accordance with this Agreement.

8.4

Amendment and Waiver.

(a)

Except as specifically set forth in this Agreement, no failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b)

Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company, the Stockholders holding a majority of the voting power of the Shares held by the Stockholders, and Series E Investors holding a majority of the voting power of the Shares held by the Series E Investors.  Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders.

8.5

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

8.6

Specific Performance.  The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder.  Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

8.7

Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.8

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.NO SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OR BEFORE ANY SIMILAR AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, PROCEEDING OR JUDGMENT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT WHICH IT MAY HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY AND AGREES NOT TO CLAIM OR PLEAD THE SAME.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.9

Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.10

Entire Agreement.  This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter, including the Prior Stockholders Agreement.

8.11

Term of Agreement.  This Agreement shall become effective upon the execution hereof and shall terminate upon the first to occur of (a) the consummation of the Qualified Initial Public Offering or b) the consummation of a Pubco Transaction.

8.12

Further Assurances.  Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Stockholders Agreement on the date first written above.

ACTINIUM PHARMACEUTICALS, INC.

By:

Name:

Title:

ACTINIUM HOLDINGS LIMITED

By:

  Name:

Title:

N.V. ORGANON

By:

  Name:

Title:

DR. MAURITS GEERLINGS, JR.

_______________________________

The Purchasers of Series E Preferred Shares, to be set forth on Schedule A to this Agreement, have executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Purchaser is deemed to have executed the AMENDED AND RESTATED STOCKHOLDERS AGREEMENT in all respects.

mailto:

[Remainder of Page Intentionally Left Blank]

SCHEDULE A

Stockholder	Number and Type of Shares of Capital Stock

EXHIBIT A1

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from __________ (“Transferor”) _______ shares, par value $[insert number] per share, of [Common Stock] [Preferred Stock] or certain options, warrants or other rights to purchase _____ shares of [Common Stock] [Preferred Stock] (the “Shares”) of Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”);

The Shares are subject to the Amended and Restated Stockholders Agreement, dated [          ] (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Transferor is prohibited from Transferring such Shares and the Company is prohibited from registering the Transfer of the Shares unless and until a Transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares and have the Company register the Transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to Transfer such Shares to the undersigned and the Company to register such Transfer, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a “Stockholder” and as [SELECT AS APPROPRIATE] [an “Investor”] [an “Eligible Investor”] [a “Major Stockholder”] (as therein defined).

This ________ day of ________, 20__.

  ____________________________________

1For Transfers of previously issued stock.

EXHIBIT B1/

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), _______ shares, par value $[insert number] per share, of [Common Stock] [Preferred Stock], or certain newly issued options, warrants or other rights to purchase _______ shares of [Common Stock] [Preferred Stock] (the “Shares”), of the Company;

The Shares are subject to the Amended and Restated Stockholders Agreement, dated [          ] (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Company is prohibited from issuing the Shares unless and until a Transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Company to issue such Shares, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a “Stockholder”.

This ________ day of ________, 20__.

TABLE OF CONTENTS

EXHIBITS

A

Form of Transfer Agreement (Previously issued shares)

B

Form of Transfer Agreement (Newly issued shares)